UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☑ Preliminary Proxy Statement
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☐  Definitive Proxy Statement

☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

The Ridgewood Power Growth Fund
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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The filing fee is calculated based upon estimated gross proceeds to the registrant of $8,853,001

(4)	Proposed maximum aggregate value of transaction: $8,853,001

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Ridgewood Renewable Power
The Ridgewood Power Growth Fund
Consent to the Sale of the
Ridgewood Egypt Businesses

Enclosed is a notice of solicitation of consents, including a consent statement and a shareholder consent card, all of which relate to the proposed sale of the Ridgewood Egypt business owned by The Ridgewood Power Growth Fund, Ridgewood Electric Power Trust V and the Ridgewood/Egypt Fund (each a “Trust” and collectively, the “Trusts” or “Funds”). The proposed sale, the allocation of the proceeds therefrom and specified related transactions, all on the terms and conditions described in the consent statement, are collectively referred to as the “Sale”. As the Egypt business represents all, or substantially all, of the assets of the Growth Fund, the sale of the Egypt business will result in the subsequent liquidation and dissolution of the Growth Fund pursuant to a plan of liquidation and dissolution. Ridgewood Renewable Power, as the Managing Shareholder of the Trusts, approves the Sale and recommends that you approve the Sale.

If you own investments in both the Growth Fund and the Egypt Fund, you will receive a separate consent statement and consent card for each of the Trusts in which you hold an interest. You will need to complete and timely return a separate consent card for each investment, as we cannot take your consent decision with respect to one investment and apply it to your other investment. If the holders of a majority of shares of each of Growth Fund and Egypt Fund do not approve the Sale, the Sale will not close. As Trust V is already in liquidation, Trust V shareholder consent is not required in connection with the Sale.

A failure to submit your consent card, or an abstention, will have the same effect as not approving the Sale and will constitute your rejection of the Sale.

PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR CONSENT CARD BY MAIL OR BY FAX TO (201) 447-0474 AS SOON AS POSSIBLE, BUT IN NO EVENT LATER THAN 5:00 P.M. EASTERN TIME ON [ • ], [ • ], SO THAT YOUR CONSENT COUNTS.

The consent statement is dated [ • ], and is first being mailed to shareholders on or about [ • ].

Sincerely,
Robert E. Swanson
Chairman

Preliminary Consent Statement – Subject to Completion, Dated December 21, 2009

THE RIDGEWOOD POWER GROWTH FUND

1314 King Street
Wilmington, Delaware 19801

NOTICE OF SOLICITATION OF CONSENTS

To:    Holders of Investor Shares of Beneficial Interest of The Ridgewood Power Growth Fund

Ridgewood Renewable Power LLC (“RRP” or the “Managing Shareholder”), as the Managing Shareholder of The Ridgewood Power Growth Fund (“Growth Fund”) is soliciting, on behalf of Growth Fund, the approval of the holders of investor shares of beneficial interest (“shareholders”) of Growth Fund of the proposed sale of the Ridgewood Egypt business collectively owned by Growth Fund, Ridgewood Electric Power Trust V (“Trust V”) and the Ridgewood/Egypt Fund (“Egypt Fund” and collectively, the “Trusts” or the “Funds”). The proposed sale, the allocation of the proceeds therefrom and specified related transactions, all on the terms and conditions described in the consent statement that accompanies this notice, are collectively referred to as the “Sale”.

The Trusts’ Egypt business is owned by Ridgewood Egypt for Infrastructure LLC, an Egyptian limited liability company (“REFI”). REFI has 20,000 quotas (“REFI Shares”) outstanding as of the date of this consent statement. Ridgewood Near East Holdings LLC and its wholly owned subsidiary, RW Egyptian Holdings, LLC, both Delaware limited liability companies and collectively referred to as “Ridgewood Near East”, have control of and contractual rights to purchase, but not legal title, to all of the REFI Shares. Ridgewood Near East has historically provided financial support, and has made loans, to REFI. Ridgewood Near East loans to REFI in the aggregate principal amount of approximately $25.5 million are outstanding as of the date of this consent statement (the “Ridgewood Loans”).

Ridgewood Near East is owned 68.1% by the Growth Fund, 17.8% by the Egypt Fund and 14.1% by Trust V. The Trusts are Delaware trusts managed by the Managing Shareholder. The Managing Shareholder is concurrently soliciting a separate consent of the shareholders of Egypt Fund to the Sale. Trust V is in liquidation pursuant to a shareholder-approved plan of liquidation and dissolution; accordingly, its shareholders’ consent is not required in connection with the Sale.

The parties to the Sale are:

•	Ridgewood Near East, as the Seller;

•	Mr. Zaki Girges, an Egyptian national who serves as the General Manager of REFI and El Orouba for Water Desalination S.A.E. (“Orouba”), an Egyptian joint stock company controlled by Mr. Girges and wholly owned by Mr. Girges and his family, collectively referred to as the Purchasers (at Mr. Girges’ discretion, he may substitute his wife, an Egyptian national, as a purchaser to replace Orouba);

•	Ridgewood Egypt for Infrastructure, LLC (“REFI”) as the Borrower; and

•	Water Desal, LLC (“Desal”) a special purpose Cayman Island limited liability company as the Lender. Desal is managed by EFG-Hermes Private Equity (“EFG-Hermes”), one of the most established private equity managers in the Middle East and North Africa region, and is partly owned by Horus Private Equity Fund III, L.P. (“Horus”), a Cayman Island limited partnership managed by EFG-Hermes, and another fund managed by EFG-Hermes. Horus has an outstanding loan to REFI, which at September 30, 2009, had an outstanding balance of $0.7 million.

The consummation of the Sale, which must be approved by shareholders holding a majority of the shares of the Growth Fund and the Egypt Fund, will involve a series of simultaneous transactions.

•	A new loan (the “Desal Loan”) between Desal, as lender (the “Lender”), and REFI, as borrower. Pursuant to the Desal Loan, REFI will borrow $13 million, currently held in escrow, which, upon closing of the Sale, will be released and paid to Ridgewood Near East as partial satisfaction of the Ridgewood Loans.

•	In connection with the Desal Loan, Desal has required that Mr. Girges give personal financial guarantees as to the repayment of the Desal Loan. If Mr. Girges fails to honor these personal guarantees not only will he be in breach of his guarantee obligations, he may also be in violation of Egyptian criminal law.

•	As a condition to the Desal Loan, and also in consideration of Mr. Girges waiving any bonus and termination payments from Ridgewood Near East to which he otherwise would be entitled in connection with the Sale (such payments are estimated to be at least $1 million), Ridgewood Near East has agreed to sell to the Purchasers, for $1, all of its interest in the REFI Shares and the unpaid balance of the Ridgewood Loans after the $13 million partial repayment.

If Growth Fund and Egypt Fund shareholder consent is not received for the Sale, the Sale will not be consummated, the escrowed loan proceeds will be returned to Desal, and Ridgewood Near East will continue to own REFI.

Copies of the Sale and Purchase Agreement, the Desal Loan Agreement and the Escrow Agreement are attached to the consent statement as Annex A, Annex B and Annex C, respectively.

The approval of the holders of a majority of the shares of each of Growth Fund and Egypt Fund (collectively, the “Voting Funds” or “Voting Trusts”) (other than the interest in each Voting Fund that represents the beneficial interests and management rights of the Managing Shareholder in its capacity as Managing Shareholder) is required because the Sale constitutes a sale of all, or substantially all, of the assets of each Voting Fund under the Amended Declaration of Trust for each Voting Fund. This approval must be obtained prior to the closing of the Sale.

The respective Amended Declaration of Trust for each Voting Fund requires the Managing Shareholder to sell the remaining assets, if any, of each Voting Fund within a “reasonable time” following the sale of all, or substantially all, of the assets of each Voting Fund. Because the Managing Shareholder has determined that the Sale triggers this requirement with respect to each of the Voting Funds, the Managing Shareholder anticipates that it will liquidate and dissolve each Voting Fund in a timely manner following the closing of the Sale, as discussed in the consent statement, pursuant to a Plan of Liquidation and Dissolution for each Voting Fund, a form of which is annexed to the consent statement as Annex D. Trust V is currently operating pursuant to a plan of liquidation and dissolution.

Only shareholders of record of Growth Fund at the close of business on [ • ] are entitled to notice of this solicitation and to approve the Sale as set forth in this consent statement. Shareholders of record of Egypt Fund will receive a separate consent statement and consent card. The period during which consents will be solicited pursuant to the consent statement will begin on the date hereof and will continue until 5:00 pm Eastern Time on [day], [month, date, year], unless extended by the Managing Shareholder, in its sole determination, to a later date, which date will not be later than [ • ], 2010. We refer to this period as the solicitation period. Shareholders of the Voting Trusts will be notified of any extension of the solicitation period. Consent cards received prior to 5:00 p.m. Eastern Time on the last day of the solicitation period will be effective, provided that the consent card has been properly executed.

As of the date of the consent statement, there were 658.2067 Growth Fund shares outstanding. Each Growth Fund share is entitled to one vote. Your consent will apply to each share you hold as of the record date. If you own fractional shares, your consent will apply with respect to the number of fractional shares that you own and will be treated as a consent of a fraction of a share. If you deliver a consent with respect to fractional shares, your consent will be combined with the consents of other fractional shares.

The Sale is subject to approval of the Funds, including the approval of the shareholders of the Voting Trusts.

If you are also a shareholder in the Egypt Fund, you will receive a separate consent statement and consent card for that Fund. You will need to complete and timely return a separate consent card for each investment, as we cannot take your consent decision with respect to one investment and apply it to your other investment.

This consent statement and consent card are furnished by the Managing Shareholder, on behalf of Growth Fund, to shareholders of Growth Fund to solicit their written consent to take action as specified herein without the necessity of holding a special meeting of shareholders, as permitted by Delaware law and the Amended Declaration of Trust for Growth Fund.

The consents will be tabulated at the Managing Shareholder’s principal offices, located at 14 Philips Parkway, Montvale, New Jersey 07645-1811, immediately following the expiration of the solicitation period.

After careful consideration, the Managing Shareholder has approved the Sale and has determined that the Sale is advisable and in the best interests of each of the Trusts, and their respective shareholders. The Managing Shareholder recommends that you approve the Sale.

The accompanying consent statement provides a detailed description of the material terms of the Sale. Shareholders are requested to approve the Sale by signing and dating the consent card, checking the box on the consent card corresponding to “Approve,” which indicates your approval of the Sale, and timely delivering the consent card to the Managing Shareholder as described in the accompanying consent statement. Not approving the Sale, or an abstention with respect to the approval of the Sale, may be indicated by signing and dating the consent card, checking the box that corresponds to “Not Approve” or “Abstain,” respectively, and delivering the consent card to the Managing Shareholder. If you “Abstain” or do not timely return your consent card, it will have the same effect as not approving the Sale.

It is very important that you timely deliver your consent card to the Managing Shareholder. Your failure to submit your consent card will have the same effect as not approving the Sale. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING CONSENT CARD BY FAXING IT TO (201) 447-0474 OR BY MAIL IN THE ENCLOSED POSTAGE PREPAID ENVELOPE PRIOR TO 5:00 P.M. EASTERN TIME ON [ • ],[ • ].

Returning the consent card will not deprive you of your right to revoke your consent, or to change your consent card, prior to the expiration of the solicitation period.

By Order of the Managing Shareholder

Robert E. Swanson, Chairman

Montvale, New Jersey
[ • ]

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Sale, passed upon the merits or fairness of the proposed Sale or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

Annex A:	Sale and Purchase Agreement
Annex B:	Desal Loan Agreement
Annex C:	Escrow Agreement
Annex D:	Plan of Liquidation and Dissolution
Annex E:	Audited Consolidated Financial Statements of The Ridgewood Power Growth Fund
Annex F:	Unaudited Interim Consolidated Financial Statements of The Ridgewood Power Growth Fund
Annex G:	Management’s Discussion and Analysis of Financial Condition and Results of Operations of The Ridgewood Power Growth Fund

SUMMARY TERM SHEET

This summary term sheet highlights selected information from this consent statement and may not contain all of the information that is important to you. You are urged to carefully read this entire consent statement, including the annexes. For additional information regarding the topics discussed below, please refer to the corresponding sections in the solicitation statement.

As used in this consent statement, the terms “we,” “us” and “our” refer to Ridgewood Renewable Power LLC, as the Managing Shareholder of The Ridgewood Power Growth Fund, Ridgewood Electric Power Trust V, and the Ridgewood/Egypt Fund. All references to “dollars” or “$” in this consent statement are to U.S. dollars, unless the context indicates otherwise.

The Proposal; Purpose of the Solicitation

The Ridgewood Power Growth Fund (“Growth Fund”), Ridgewood Electric Power Trust V (“Trust V”) and Ridgewood/Egypt Fund (“Egypt Fund” and collectively, the “Trusts” or the “Funds”) are Delaware trusts and collectively own all of the outstanding interests in Ridgewood Near East Holdings LLC, which together with its wholly owned subsidiary, RW Egyptian Holdings, LLC (collectively referred to as “Ridgewood Near East”), have control of and contractual rights to purchase, but not legal title to, 20,000 quotas (“REFI Shares”) of Ridgewood Egypt for Infrastructure LLC (“REFI”), representing all of the outstanding REFI Shares as of the date hereof. Ridgewood Near East, the “Seller”, has historically provided financial support, and has made loans, to REFI. An aggregate principal amount of approximately $25.5 million in Ridgewood Near East loans to REFI (“Ridgewood Loans”) is outstanding as of the date of this consent statement.

Ridgewood Near East is owned 68.1% by Growth Fund, 17.8% by Egypt Fund and 14.1% by Trust V. Ridgewood Renewable Power LLC is the Managing Shareholder of each of the three Funds and the Managing Member of Ridgewood Near East.

Ridgewood Near East, as Seller, and REFI have entered into a Sale and Purchase Agreement, dated December 10, 2009, with Mr. Zaki Girges, the General Manager of REFI, and El Orouba for Water Desalination S.A.E. (“Orouba”), an Egyptian joint stock company controlled by Mr. Girges and wholly owned by Mr. Girges and his family, and together with Mr. Girges, referred to as the Purchasers. Under the Sale and Purchase Agreement, Ridgewood Near East will transfer to the Purchasers, for $1, all of its interest in the REFI Shares and the balance of the Ridgewood Loans. At Mr. Girges’ discretion, he may substitute his wife, an Egyptian national, as a purchaser to replace Orouba. As a condition to the transactions contemplated by the Sale and Purchase Agreement, Water Desal, LLC (“Desal”) will make a loan in the amount of $13 million (the “Desal Loan”) to REFI, which REFI will use to partially repay the Ridgewood Loans. In connection with the Desal Loan, Desal has required that Mr. Girges give personal financial guarantees as to the repayment of the Desal Loan. If Mr. Girges fails to honor these personal guarantees not only will he be in breach of his guarantee obligations, he may also be in violation of Egyptian criminal law. Desal has required that Mr. Girges and Orouba acquire the REFI Shares and pledge those shares as additional credit support for the Desal Loan. As a condition to the Sale and Purchase Agreement, Mr. Girges has agreed to waive his right to bonus and termination payments from Ridgewood Near East to which he otherwise would be entitled upon the sale of REFI, such payments are estimated to be at least $1 million.

The $13 million in loan proceeds was placed in escrow on December 15, 2009 and required Sale documents by December 20, 2009. Under the terms of the Escrow Agreement, upon notice of the approval of the Sale by the Funds, the proceeds of the Desal Loan will be released and transmitted to Ridgewood Near East and the Sale will be consummated. If such notice is not provided prior to

April 9, 2010 (unless extended for an additional 90 days upon the payment to Desal of $200,000), the escrow will be terminated, the funds placed into escrow, plus earned interest, will be returned to Desal and Ridgewood Near East will continue to own REFI.

If the Sale is consummated, Mr. Girges and Orouba will acquire, for $1, all of the Seller’s interest in the REFI Shares and the unpaid balance of the Ridgewood Loans. Upon consummation of the Sale, Ridgewood Near East will waive any of its rights to any further payments from REFI under the Ridgewood Loans or related to its previous ownership of the REFI Shares.

Consent statements are being furnished in connection with the solicitation by the Managing Shareholder, on behalf of the Growth Fund and the Egypt Fund (collectively, the “Voting Funds” or “Voting Trusts”), of the approval of the holders of investor shares of beneficial interest (“shareholders”) of each Voting Fund to consummate the Sale. The approval of the holders of a majority of the shares of each Voting Fund (other than the interest in each Voting Fund that represents the beneficial interests and management rights of the Managing Shareholder in its capacity as Managing Shareholder (the “Management Share”)) is required because the Sale constitutes a sale of all, or substantially all, of the assets of each Voting Fund under the Amended Declaration of Trust for each Voting Fund. The obtaining of such consent is the sole remaining condition to the closing of the Sale. Since Trust V is in a shareholder-approved liquidation, approval of the Sale by the shareholders of Trust V is not required.

The Declaration of Trust for the Growth Fund, dated as of January 4, 1998, as amended, and the Amended and Restated Declaration of Trust for Egypt Fund, dated as of February 12, 2001, as amended, (each an “Amended Declaration of Trust”), each require the Managing Shareholder to sell the remaining assets of the applicable Trust, if any, within a “reasonable time” following the sale of all, or substantially all, of the assets of that Trust. Because the Managing Shareholder has determined that the Sale triggers this requirement with respect to each of the Voting Trusts, the Managing Shareholder anticipates that it will liquidate and dissolve each Voting Trust in a timely manner following the closing of the Sale, pursuant to a Plan of Liquidation and Dissolution for each Voting Trust, a representative form of which is annexed to this consent statement as Annex D (the “Plan of Liquidation and Dissolution”).

Parties Involved in the Sale

The parties to the Sale are:

•	Ridgewood Near East Holdings LLC and its wholly owned subsidiary RW Egyptian Holdings, LLC, each a Delaware limited liability company, collectively referred to as Ridgewood Near East or the Seller,

•	Mr. Zaki Girges, an Egyptian national who serves as the General Manager of REFI, and El Orouba for Water Desalination S.A.E. (“El Orouba”), an Egyptian joint stock company controlled by Mr. Girges and wholly owned by Mr. Girges and his family, collectively referred to as the Purchasers (at Mr. Girges’ discretion, he may substitute his wife, an Egyptian national, as a purchaser to replace Orouba),

•	Ridgewood Egypt for Infrastructure, LLC, an Egyptian limited liability company (“REFI”) as the Borrower; and

•	Water Desal, LLC (“Desal”) a special purpose Cayman Island limited liability company as the Lender. Desal is managed by EFG-Hermes Private Equity (“EFG-Hermes”), one of the most established private equity managers in the Middle East and North Africa region, and is partly owned by Horus Private Equity Fund III, L.P. (“Horus”), a Cayman Island limited partnership managed by EFG-Hermes, and another fund managed by EFG-Hermes. Horus has an outstanding loan to REFI, which at September 30, 2009, had an outstanding balance of $0.7 million.

Solicitation of Consents of Shareholders

The approval of the shareholders of each Voting Trust (other than the Management Share held by the Managing Shareholder for each Voting Trust) is required because the Sale constitutes a sale of all, or substantially all, of the assets of each Voting Trust under the Amended Declaration of Trust for each Voting Trust. As Trust V is already in a shareholder-approved liquidation, Trust V shareholder consent is not required in connection with the Sale.

If you are a shareholder of more than one Voting Trust, you will receive a separate consent statement and consent card with respect to your interests in each Voting Trust and will need to separately complete and timely submit each consent.

The Managing Shareholder, on behalf of each Voting Fund, requests that the shareholders of each of the Voting Funds approve the Sale.

While the Sale constitutes an “Affiliate Transaction” under each Trust’s Amended Declaration of Trust, it does not constitute a transaction with an “affiliate” as defined in Rule 13e-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as neither Mr. Girges, his wife nor Orouba is an “affiliate” of any Voting Trust as defined in such rule. Therefore, the Sale does not constitute a “going private” transaction pursuant to Rule 13e-3.

The Sale; Consideration for the Sale

On closing, REFI, via the escrow agent, will pay $13 million to the Seller as partial repayment of the Ridgewood Loans. Additionally, the purchase price of $1 will be paid by the Purchasers for the Seller’s interest in the REFI Shares and the remaining balance of the Ridgewood Loans. In conjunction with the Sale, Mr. Girges has waived his right to bonus and termination payments from the Seller, under a 2006 bonus agreement from the Seller, as a result of the Sale, which are estimated to be, in total, in excess of $1 million.

The REFI Shares and the Ridgewood Loans

Ridgewood Near East Holdings LLC and RW Egyptian Holdings, LLC entered into an acquisition to acquire title to 99% and 1%, respectively, of the REFI Shares in January and February 2001; however, the approval by the Egyptian General Authority for Investment and Free Zones (GAFI) was not obtained for such acquisition, and therefore they, as Seller, do not hold legal title to the REFI Shares under Egyptian law. The Seller has agreements with the two persons recognized by GAFI as having legal title to the REFI Shares (who are Mr. Girges and Mr. Hussein Mohamed Kortam, who also is an Egyptian national) to purchase the REFI Shares, and pursuant to such agreements the Seller has exercised all rights and benefits related to the REFI Shares, including the right to vote the REFI Shares, and otherwise conducts itself in all respects as title owner of the REFI Shares.

Ridgewood Near East made loans to REFI pursuant to a Loan Agreement in March 2000, Demand Grid Notes in March 2000 and February 2001 and a modification to the Loan Agreement in March 2002. Pursuant to these agreements, Ridgewood Near East has made advances to REFI, of which approximately $25.5 million in principal is outstanding as of the date of this consent statement, which are referred to as the Ridgewood Loans.

At closing:

•	REFI, through the escrow agent, will pay the $13,000,000 in proceeds from the Desal Loan to the Seller as partial payment under the Ridgewood Loans; and

•	The Seller will transfer its entire interest in the REFI Shares and the remaining balance under the Ridgewood Loans to the Purchasers for $1 pursuant to the terms and conditions of the Sale and Purchase Agreement.

Distribution of Net Proceeds of the Sale to Shareholders of the Trusts

The table below shows the anticipated amount of proceeds (net of estimated transaction-related fees and expenses) of the Sale to each of the Trusts. This table contains estimates; actual amounts as of the closing may vary and such variance may be material. The proceeds paid to the Trusts will be distributed to each of the Trusts in accordance with their respective ownership of Ridgewood Near East. The proceeds received by the Trusts do not represent the actual amounts to be distributed to shareholders as a result of the Sale due to additional expenses of the Trusts and contingencies described in the footnotes to the following table and in “The Sale – Fees and Expenses of the Sale”.

	Growth	Egypt
	Fund	Fund	Trust V	Total

Proceeds from Sale(1)	$8,853,001	$2,314,000	$1,833,000	$13,000,001
Estimated Transaction Fees and Expenses(2)	1,500,924	392,312	310,764	2,204,000

Estimated Net Sale Proceeds(3)	$7,352,077	$1,921,688	$1,522,236	$10,796,001

Estimated Net Sale Proceeds Per Investor Share(3)(4)	$11,170	$28,612	$1,632

(1)	Includes $13,000,000 in Ridgewood Loan repayments, currently held in escrow.

(2)	See “The Sale – Fees and Expenses of the Sale” for a discussion of the fees and expenses anticipated to be incurred by the Trusts in connection with the Sale.

(3)	Represents estimated amounts to be received by the Funds and is not an indication of the amounts to be distributed to shareholders. The Funds are anticipated to incur additional expenses in connection with liquidation and dissolution of the Funds and payment of already existing liabilities, including amounts owed by the Growth Fund and the Egypt Fund to the Managing Shareholder and amounts required to resolve litigation in which Growth Fund and Trust V are involved. These additional expenses are not reflected in this table as these are obligations of Ridgewood Near East or the Trusts, as the case may be, whether the Sale closes or not. Amounts owed by the Growth Fund to the Managing Shareholder at September 30, 2009 can be found in the notes to the financial statements for the Growth Fund in Annex F to the consent statement. Amounts per Investor Share represent estimated net proceeds per investor share assuming the total of Estimated Net Sale Proceeds would be available for immediate distribution and are for illustrative purposes only.

(4)	The Managing Shareholder is the beneficial owner of 2.25 shares of Growth Fund and 2.66 shares of Trust V and will participate in the net proceeds of the Sale to such Trusts’ investors on a pro rata basis. Robert E. Swanson, who controls the Managing Shareholder, is the beneficial owner of 0.15 shares of Trust V and will participate in the net proceeds of the Sale to such Trust’s investors on a pro rata basis.

No assurances can be given as to the amount, or timing, of distributions of the proceeds of the Sale, if any, to shareholders of the Trusts. The amount, and timing, of any disbursements is not currently determinable and will not be determinable until made, as they will be based on the assessments of the Managing Shareholder of various conditions existing at the time of any such disbursements, including: the actual amounts of the transaction fees and expenses that the above table indicates will reduce the proceeds from the Sale, the already existing significant obligations of the Trusts, the status of litigation in which Growth Fund and Trust V are involved, estimates of wind-down expenses of each Trust, including management fees that would be due to the Managing Shareholder and the estimated expenses associated with operating a liquidating trust for each Trust, if such a liquidating trust is established. See “The Sale – Distribution of Net Proceeds of the Sale to Shareholders of the Trusts”.

Background of and Reasons for the Sale

Since first investing in REFI, the Funds’ investment has been adversely impacted by the significant devaluation of the Egyptian pound and by the impact that the September 11, 2001 attacks in New York, and other incidents of terrorism abroad, had on local Egyptian tourism. In the years just prior to the global economic crisis of late 2008, the operations of REFI had rebounded; REFI expanded its operating base and expanded its capital investments. Despite these improvements, distributions from REFI have been limited, as a majority of the free cash flow generated by REFI has been retained and reinvested in its business.

In early 2008, after consideration of the projected operating results of REFI, the Managing Shareholder determined that REFI would need to maintain an aggressive capital expansion program for the foreseeable future in order to meet the increasing needs of its customer base and to maintain its competitive advantages. In 2008, REFI and the Managing Shareholder evaluated various financing alternatives, including bank loans, leasing, a public offering of REFI stock and the sale of a portion of the Funds’ ownership in REFI. The Managing Shareholder concluded that these financing alternatives, primarily due to REFI’s intended capital expansion program, would likely not increase short-term cash distributions to the Funds, and the best immediate opportunity to provide increased cash distributions to the Funds’ shareholders, as well as reduce the potential business risk of holding a long-term foreign asset, was through the sale of the Funds’ entire interest in REFI.

In June 2008, Ridgewood Near East entered into a sale agreement to sell its interests in REFI to Horus, subject to a number of closing conditions, including GAFI approval. The Managing Shareholder then began working on obtaining solicitations from its shareholders. As a result of the time required to conclude these solicitations and provide adequate time for GAFI approval, extensions of the sale agreement were required. Ultimately, in November 2008, Horus notified REFI and Ridgewood Near East that it was exercising its rights to terminate the sale pursuant to the terms of the sale agreement.

In late 2008, the global economic crisis had an adverse impact on tourism in the markets that REFI serves, which continues as of the date of this consent statement. This reduction in business, coupled with the need to repay money that REFI borrowed from Horus in 2008, makes distributions from REFI highly unlikely in the near term. Additionally, while REFI has temporarily curtailed its capital expansion as a result of a stagnation of the economy, the Managing Shareholder anticipates that if the economy recovers, REFI will need to re-engage its expansion programs. As a result of these factors, even if the economy does improve, REFI is not expected to generate sufficient profits to enable it to make meaningful distributions to Ridgewood Near East for the foreseeable future.

Primarily as a result of the above principal factors, the Managing Shareholder concluded that liquidating the Funds’ investment in REFI remains the preferred course of action. In updating its discussions with its investment bankers, advisors and Egyptian legal counsel, the Managing Shareholder pursued different liquidity strategies, including leasing. The Managing Shareholder also remained in contact with Horus, who, while not expressing any interest in pursuing the original transaction, did express a willingness to negotiate a revised transaction.

In addition to the repayment of a portion of the Ridgewood Loans, the Managing Shareholder considered the following factors to be important when making its recommendation to shareholders to approve the Sale:

•	Desal requires that Mr. Girges and Orouba acquire the REFI Shares and pledge them to secure the Desal Loan.

•	For Mr. Girges to be willing to offer the personal guarantees necessary to execute the Desal Loan, Mr. Girges requires that the REFI Shares be transferred to him and Orouba and the remaining balance of the Ridgewood Loans be transferred to him.

•	The Sale and Purchase Agreement requires the Purchasers to close the Sale without waiting for the approval of GAFI. Based on previous experience, the timing to obtain such an approval is indeterminable and subjects REFI and the Seller to risks associated with potential non-approval and other business risks during such time.

•	The $13 million to be distributed to Ridgewood Near East upon consummation of the Sale is currently in escrow.

•	The Sale agreements do not give the Purchasers or Desal any rights to post-closing claims for indemnification against the Seller and do not provide for a post-closing holdback of any of the Desal Loan proceeds to be used to partially repay the Ridgewood Loans at closing.

•	Under the Sale and Purchase Agreement, the Seller, on the one hand, and the Purchasers and REFI, on the other, mutually release each other from any and all claims they may have against each other.

•	The Seller and the Funds do not make any representations or warranties in connection with the Sale.

•	The ongoing expenses to operate the Funds, primarily management and accounting fees, could be significant, particularly for Growth Fund and Trust V as they are required to file periodic information with the United States Securities and Exchange Commission.

•	Based on a valuation analyses performed by the Managing Shareholder, the Managing Shareholder has concluded that the $13 million of proceeds to be received by Ridgewood Near East is fair, from a financial point of view, to the Funds and their respective shareholders.

•	Mr. Girges will waive termination and bonus payments from Ridgewood Near East under an existing agreement to which he would otherwise be entitled, estimated to total at least $1 million.

•	The time and effort that would be required to find an alternative transaction would not necessarily result in increased proceeds to Ridgewood Near East or distributions to the Funds, and the time delay would present various risks, including the risk of: loss of key personnel; deterioration of REFI’s business if the global economic crisis were to worsen; and a decrease in the value of the Egyptian pound to the U.S. dollar.

Interests of the Managing Shareholder, Executive Officers and Other Parties

In considering the recommendation of the Managing Shareholder for the approval of the Sale, you should be aware that

•	each Trust and its shareholders may have interests in the Sale that may be in addition to, or different from, the interests of the other Trusts (and their respective shareholders); and

•	the Managing Shareholder, and its executive officers, may have interests in the Sale that may be in addition to, or different from, the interests of the Trusts (and their respective shareholders).

Neither the Managing Shareholder nor any of the Trusts have independent directors, and thus determinations regarding the Sale have been made on behalf of the Trusts solely by the Managing Shareholder.

In connection with the Sale, Mr. Girges will waive his right to receive from the Seller termination and bonus payments, under a 2006 bonus agreement, that would otherwise be payable to him out of the proceeds of the Sale. The Purchasers are the sole purchasers of the REFI Shares and the Ridgewood Loans under the terms of the Sale and Purchase Agreement. However, it is anticipated that after the closing, the Purchasers will attempt to transfer a portion of the REFI Shares to Desal in exchange for cancellation of some or all of the amounts that will be outstanding under the Desal Loan and other consideration, which could include bonuses to Mr. Girges or other forms of personal compensation. There is no guaranty that such conversions will occur, and if they do, neither Ridgewood Near East nor the Trusts are a party to any such transfers and would receive no consideration in regard to such transfers.

Pursuant to the respective Amended Declaration of Trust for each Trust, prior to “payout” (the point at which shareholders have received cumulative distributions equal to the amount of their capital contributions), all distributions to shareholders are to be allocated 99% to the holders of investor shares of beneficial interest (including the Managing Shareholder and its affiliates, to the extent that it or they hold such shares) and 1% to the Managing Shareholder, as holder of the Management Share in each Trust. If “payout” is achieved, subsequent proceeds from distributions from asset sales are allocated between the shareholders and the Managing Shareholder as holder of the Management Share in each Trust. The amount allocated to the Managing Shareholder is 20% in regards to Trust V and 25% in regards to both the Growth Fund and the Egypt Fund. “Payout” has not occurred, nor is it expected to occur, for Trust V, Growth Fund or Egypt Fund. See “Interests of the Managing Shareholder, Executive Officers and Other Parties” and “Security Ownership of Certain Beneficial Owners and Management”.

The Managing Shareholder is currently paid a management fee for the administration of each Trust and is entitled to continue to receive that fee in connection with its administration of each Trust until the termination of such Trust is effected by the filing of a certificate of cancellation of the Certificate of Trust for that Trust in the Office of the Secretary of State of the State of Delaware.

Fairness of the Sale

The Managing Shareholder has concluded that the transaction is fair, from a financial point of view, to the respective Funds and their shareholders. The Managing Shareholder did not engage an investment banker to render a “fairness opinion” in connection with the Sale. See “The Sale – Fairness of the Sale”.

The Sale and Purchase Agreement, Desal Loan Agreement and Escrow Agreement

The Sale and Purchase Agreement provides that the Seller will sell its interests in the REFI Shares and the remaining unpaid balance of the Ridgewood Loans to the Purchasers for the purchase price of $1. Under the agreement for the Desal Loan, Desal will lend $13 million to REFI, which REFI will use to partially repay the Ridgewood Loans. The parties have delivered the Desal Loan proceeds and fully executed copies of the Sale agreements and related documents to an escrow agent to be held in escrow under the terms of an Escrow Agreement pending receipt of notice of approval of the Sale by the Funds. The material terms of the Sale and Purchase Agreement, Desal Loan Agreement and the Escrow Agreement are discussed under “The Sale and Purchase Agreement and the Additional Agreements.”

Conditions to Closing of the Sale

Closing of the transactions contemplated under the Sale agreements is subject to approval of the Sale by each of the Funds, which includes the approval of a majority of the shares of each of the Growth Fund and Egypt Fund.

The closing will occur immediately upon the delivery of a certificate of the Senior Vice President and General Counsel of the Trusts certifying that the Trusts have obtained all consents required to consummate the Sale under the Trusts’ governing documents and applicable law. The deadline for closing under the Sale agreements is April 9, 2010; however, the closing deadline can be extended by an additional 90 days by paying $200,000 to Desal. The Managing Shareholder currently anticipates that closing will occur prior to March 31, 2010.

Representations and Warranties

Seller is not making any representations or warranties with respect to the Sale, including under the Sale and Purchase Agreement. The Seller will have no liability for any breach of any representation, warranty or covenant made by any other party, including REFI or the Purchasers, in connection with the Desal Loan or the Sale and Purchase Agreement.

Termination of the Sale Agreements

The Sale agreements, including the Sale and Purchase Agreement; the Desal Loan Agreement and the Escrow Agreement will automatically terminate if the closing has not occurred on or before April 9, 2010. Upon termination of the Sale agreements, the escrowed proceeds of the Desal Loan, and any interest accrued thereon, will be returned to Desal. However, the Seller can extend the terms of the Sale agreements for an additional 90 days by causing a payment of $200,000 to Desal.

Failure to Approve or Close the Sale

If the shareholders of each of the Voting Trusts do not timely approve the Sale, the Sale will not close and the Sale and Purchase Agreement and the other Sale agreements will terminate and Ridgewood Near East will not receive the $13 million partial repayment of the Ridgewood Loans. If holders of a majority of the shares of each Voting Trust do not timely consent, the Sale will not close.

Regulatory Matters

We are not aware of any material filings, approvals or other action by any foreign or U.S. federal, state or local governmental administrative or regulatory authority required for the completion of the Sale.

Appraisal Rights

Neither Delaware law nor the respective Amended Declaration of Trust for each Trust entitles the respective shareholders of each Trust to seek appraisal of the fair value of their shares in the Trust in connection with the Sale.

Liquidation and Dissolution of the Trusts

If all required approvals are obtained and the Sale is subsequently consummated, the Managing Shareholder intends to proceed to liquidate and dissolve each Trust within a reasonable time after the closing of the Sale in accordance with the Plan of Liquidation and Dissolution of each Trust. A form of the Plan of Liquidation and Dissolution for Growth Fund is attached to this consent statement as Annex D. The Funds have no other operating assets.

The Managing Shareholder anticipates that upon completion of the Sale, and in the case of the Growth Fund and Trust V settlement of outstanding litigation to which those Trusts are involved, that each Trust would be liquidated and dissolved. Upon completion of the winding up of each Trust, the Managing Shareholder would cause the termination of that Trust by causing a certificate of cancellation of the Certificate of Trust for that Trust to be filed in the Office of the Secretary of State of the State of Delaware. The Managing Shareholder may, pending settlement of outstanding litigation, form a liquidating trust for each of Growth Fund and Trust V, during which time they may be subject to certain reduced ongoing periodic United States Securities and Exchange Commission (“SEC”) reporting obligations. Upon resolution of any outstanding litigation, it is anticipated that Growth Fund and Trust V will each liquidate and file a Form 15 suspending and ultimately terminating their obligation to file periodic and current reports with the SEC. The Managing Shareholder cannot predict how long the Trusts will remain in existence since it is unable to predict if the Sale will occur or how long it will take to resolve outstanding litigation.

If the Managing Shareholder establishes one or more liquidating trusts, they would be established subsequent to the closing of the Sale. If established, the Managing Shareholder would assign to each liquidating trust, among other things:

•	an amount of cash or liquid short-term investments reasonably determined by the Managing Shareholder to be sufficient to pay the costs and expenses anticipated to be incurred in connection with the maintenance and ultimate settlement or other disposition of then-pending litigation matters and any other claims or liabilities involving the applicable Trust and the costs and expenses of the maintenance, administration and subsequent wind-up of the liquidating trust; and

•	all rights, obligations and liabilities relating to, or associated with, the applicable Trust’s then-pending litigation matters and any other claims or liabilities or rights involving the applicable Trust and any other matters that arise during the term of the liquidating trust.

See “Parties Involved in the Sale – Legal Proceedings” for a discussion of the litigation involving the Trusts pending as of the date of this consent statement.

Shareholders of each respective Trust would be beneficiaries of the liquidating trust for that Trust in the same proportion as they are owners of shares in the Trust as of the date determined by the Managing Shareholder. The beneficial interests would confer upon holders solely the right to payment of funds remaining in each such liquidating trust, if any, following the settlement or other disposition of the pending litigation matters and other matters and payment of all related costs and expenses, and would not confer upon holders any rights under the Amended Declaration of Trust for the applicable Trust, such as the right to vote on matters specified therein, or otherwise.

Each liquidating trust, as well as the litigation and wind-up matters assigned to each such liquidating trust, would be administered by the Managing Shareholder, or its designee, and would be subject to the complete and exclusive management discretion of the Managing Shareholder, or its designee.

It is anticipated that a liquidating trust for either Growth Fund or Trust V may be subject to a reduced obligation to file periodic reports under the periodic reporting requirements under the

U.S. federal securities laws to which they are currently subject. The Managing Shareholder or its designee may be required to issue unaudited annual reports to the beneficiaries showing the assets and liabilities of such liquidating trusts at the end of each fiscal year and the receipts and disbursements of such liquidating trusts for the fiscal year then ended, as well as periodic reports as deemed appropriate. The annual reports also would describe the changes in such liquidating trust’s assets during the reporting period and the actions taken by the Managing Shareholder or its designee during the period. See “Liquidation and Dissolution” for a discussion of the Plan of Liquidation and Dissolution and the possible establishment of liquidating trusts.

Federal Income Tax Consequences

The Seller has taken the position on its U.S. federal income tax returns that the Ridgewood Loans were effectively converted to equity for tax purposes on January 1, 2002. The Seller will incur capital losses from the sale as its tax basis in its equity investment is higher than the purchase price. The Seller’s capital losses would flow through to the shareholders of the Funds and be usable by them subject to certain limitations. However, it is possible that if the Internal Revenue Service (“IRS”) chooses to conduct an audit, it may not accept the position that the advances were converted to equity since, for tax years 2002 to 2007, the Seller reported the advances as “loans receivable” on its U.S. federal income tax returns even though the Seller has not reported accrued interest since 2001. In such an event, the IRS may impute interest income from 2002 to the present to the Seller which would be taxable at ordinary income tax rates plus penalties and interest, all of which could be a liability of the shareholders of the Funds.

Each Trust intends to liquidate by distributing any remaining cash to the shareholders of the Trusts. Generally, distributions made upon liquidation will not cause shareholders to recognize taxable gain for U.S. income tax purposes unless, and to the extent that, the amount distributed to such shareholders exceeds their tax basis in their shares (as adjusted for all taxable income or loss allocated to the shareholders, including their allocable share of the income or losses attributable to the Sale). However, as part of each Trust’s overall liquidation, the Managing Shareholder may transfer a portion of the net assets and liabilities to one or more liquidating trusts following the Sale. In the event that the Managing Shareholder creates such liquidating trusts: (i) the shareholders of the applicable Trust will be treated as having received their final liquidating distributions upon the creation of the liquidating trust since the cash and other assets transferred to the liquidating trust will be treated as having actually been distributed to the shareholders of the applicable Trust, and therefore such deemed distribution may impact the overall gain or loss recognized by each shareholder on the liquidation of the applicable Trust, and (ii) each shareholder’s basis in the liquidating trust will equal the net assets and liabilities transferred to the liquidating trust.

For a more detailed explanation of the U.S. federal income tax consequences of the Sale, subsequent transfers relating to the Trusts and the liquidation and dissolution of the Trusts, see “Material U.S. Federal Income Tax Consequences”.

Tax matters are complex, and the tax consequences of the Sale and the liquidation and dissolution of the Trusts and their effect on you will depend on the facts of your particular situation. You are urged to consult with your own tax advisor with respect to your own individual tax consequences.

Information Regarding Legal Proceedings of the Trusts

Information regarding the legal proceedings of the Trusts is discussed under “Parties Involved in the Sale – Legal Proceedings”.

QUESTIONS AND ANSWERS ABOUT THE SOLICITATION

Q:	Who is soliciting my consent?

A: Consents are being sought on behalf of Growth Fund and Egypt Fund by RRP, as the Managing Shareholder of each of the Voting Trusts. As Trust V is already in a shareholder-approved liquidation, Trust V shareholder consent is not required.

Q:	What am I being asked to approve?

A: Each Voting Trust requests that the shareholders of each Voting Trust approve the Sale of Ridgewood Near East’s interests in the REFI Shares and the unpaid balance of the Ridgewood Loans to the Purchasers.

Q:	Will a meeting be held to vote on the Sale?

A: No. A consent statement and an accompanying consent card are furnished so that the shareholders of each Voting Trust may take action by shareholder consent as specified herein (and in accordance with the respective Amended Declaration of Trust for each Voting Trust) without the necessity of holding a special meeting of shareholders.

Q:	Who is entitled to consent to approve the Sale?

A: Only shareholders of record of Growth Fund and Egypt Fund, as of the record date, will be entitled to notice of, and to consent to approve, the Sale.

Q:	When is the record date?

A: The record date for determining shareholders entitled to notice of, and consent to, the request for approval of the Sale is [ • ].

Q:	What number of consents is required to approve the Sale?

A: The written unrevoked consent of the holders of a majority of the shares of each of the Voting Trusts, in each case excluding the Management Share held by the Managing Shareholder in each Voting Trust, outstanding as of the record date is required to approve the Sale. As of the record date there were 658.2067 Growth Fund shares outstanding. Each Growth Fund share is entitled to one vote.

Q:	Why are the consents required?

A: The approval of the shareholders of each Voting Trust is required because the Sale constitutes a sale of all, or substantially all, of the assets of each Voting Trust under the Amended Declaration of Trust for each Voting Trust.

Q:	How many consents do I have?

A: Each share is entitled to one vote. If you properly execute and timely return a form of consent for a Voting Trust, your consent will apply to each share of that Voting Trust you hold as of the record date. If you own fractional shares, your consent will apply with respect to the number of fractional shares that you own and will be treated as a consent of a fraction of a share. If you deliver a consent with respect to fractional shares, your consent will be combined with the consents of other fractional shares.

Q:	How long is the solicitation period?

A: The period during which consents will be solicited will begin on the date of this consent statement and will continue until [ • ] unless extended by the Managing Shareholder, in its sole discretion, to a later date, which date will not be later than [ • ]. We refer to this period as the solicitation period. You will be notified of any extension of the solicitation period. Consent cards received prior to 5:00 p.m. Eastern Time on the last day of the solicitation period will be effective, provided that the consent card has been properly executed.

Shareholders are asked to give their written consent to the proposal to approve the Sale no later than 5:00 p.m. Eastern Time on [ • ] by completing and returning the enclosed consent card by faxing it to (201) 447-0474 or by mailing it to the Managing Shareholder at 14 Philips Parkway, Montvale, New Jersey 07645-1811.

Q:	What should I do now?

A: After carefully reading and considering the information contained in the consent statement, the Managing Shareholder recommends that you give your consent by marking, signing, dating and returning the enclosed consent card by mail or by faxing it to (201) 447-0474. If you are a shareholder of more than one Voting Trust, you will need to separately complete and timely submit a consent card for each Voting Trust in which you hold an interest. You will receive a separate consent solicitation statement and consent card for each Voting Trust in which you hold an interest.

Q:	Do I need the signature of anyone with whom I own a share jointly?

A: Yes. If a share or fractional share is held through joint ownership, then each owner of the share or fractional share needs to sign the consent card.

Q:	May I change my consent after I have mailed or faxed my signed consent card?

A: Yes. If you submit a consent card and then you wish to revoke or change your consent, you will need to fax or mail your written revocation or new consent so that it is received by the Managing Shareholder, at (201) 447-0474 or at 14 Philips Parkway, Montvale, New Jersey 07645-1811, respectively, prior to the expiration of the solicitation period.

Q:	How are consents counted?

A: If you:

•	mark “Approve” and properly sign, date and return the enclosed consent card and do not properly revoke or change your consent prior to the expiration of the solicitation period, the shares represented by your consent card will be counted as consenting to the approval of the Sale;

•	mark “Not Approve” and properly sign, date and return the enclosed consent card and do not properly revoke or change your consent prior to the expiration of the solicitation period, the shares represented by your consent card will be counted as not consenting to the approval of the Sale;

•	properly sign, date and return the enclosed consent card but do not indicate how you would like to exercise your consent by so indicating on the card, the shares represented thereby will be counted as consenting to the approval of the Sale;

•	properly sign, date and return the enclosed consent card and affirmatively elect to “Abstain” from consenting, it will have the same effect as not consenting to the Sale; or

•	do not timely return your consent card, it will have the same effect as not consenting to the approval of the Sale.

Q:	What if I do not consent to approve the Sale?

A: If holders of a majority of the shares of each Voting Trust do not timely consent, the Sale will not close.

Q:	How does the Managing Shareholder recommend that I exercise my consent?

A: The Managing Shareholder has approved the Sale. After evaluating the factors discussed below under the heading “The Sale – Recommendation of the Managing Shareholder” and consulting with its advisors, the Managing Shareholder determined that the Sale is advisable and in the best interests of the Trusts and their respective shareholders. Accordingly, the Managing Shareholder has approved the Sale and recommends that the shareholders of the Voting Trusts approve the Sale.

Q:	Where and when will the consents be tabulated?

A: The consents will be tabulated at the Managing Shareholder’s principal offices, located at 14 Philips Parkway, Montvale, New Jersey 07645-1811 promptly following the close of the solicitation period.

Q:	Besides the submission of a notice of approval of the Sale by the Trusts to the escrow agent, what other conditions must be met to close the Sale?

A: There are no other closing conditions.

Q:	How can I find out the result of the consent solicitation?

A: The Managing Shareholder will promptly notify shareholders in writing of the results of the consent solicitation following the tabulation of consents.

Q:	What will I receive if the Sale is approved and consummated?

A: As soon as practicable following the consummation of the Sale, you will receive a portion of any net proceeds of the Sale collected at closing and allocated to each Trust that is proportionate to your ownership of such Trust, less amounts described under “The Sale – Distribution of Proceeds of the Sale to Shareholders of the Trusts”. In addition, if after the closing of the Sale, the Managing Shareholder liquidates each Trust, you would receive your pro rata beneficial interest in the remaining assets, if any, of any such Trust.

Q:	What are the consequences of the consummation of the Sale?

A: Immediately after the consummation of the Sale, Ridgewood Near East will no longer own any REFI Shares or any interest in the unpaid balance of the Ridgewood Loans, and in the case of Growth Fund and Egypt Fund the respective Plan of Liquidation and Dissolution for each of Growth Fund and Egypt Fund will become effective.

Q:	Who bears the cost of the consent solicitation?

A: All of the Trusts are paying for the distribution and solicitation of the consents in relation to their respective ownership in Ridgewood Near East. As a part of this process, the Trusts will reimburse trustees, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding consent materials to holders of shares in the Voting Trusts. See “The Sale – Fees and Expenses of the Sale”. The Managing Shareholder, on behalf of the Voting Trusts, may solicit consents through the mail, telephone or other electronic means or in person and will not receive additional compensation for soliciting consents, although the Trusts will reimburse the Managing Shareholder for its out-of-pocket expenses. The Managing Shareholder currently does not expect to use an outside solicitation firm. Any additional transaction expenses incurred in connection with the Sale will be paid for by the Trusts in relation to their respective ownership in Ridgewood Near East.

Q:	Who can help answer my other questions?

A: Shareholders who have questions may contact Daniel V. Gulino, Esq., Senior Vice President and General Counsel, at Ridgewood Renewable Power LLC, 14 Philips Parkway, Montvale, New Jersey 07645-1811, at telephone number (201) 447-9000, or by e-mail at generalcounsel@ridgewoodpower.com.

FORWARD-LOOKING STATEMENTS

This consent statement, and many of the documents referred to in this consent statement, contain forward-looking statements. Forward-looking statements may be based on estimates or assumptions and include information concerning possible or assumed future results of operations of the Seller, REFI and the Trusts, the expected completion and timing of the Sale and other information relating to the Sale. There are forward-looking statements throughout this consent statement, including, among others, under the headings “Summary Term Sheet” and “The Sale” and in statements containing the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates” or other similar words or expressions. You should be aware that forward-looking statements involve significant known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Trusts. These forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to publicly update or revise any forward-looking statements made in this consent statement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	whether the shareholders of the Voting Trusts timely approve the Sale;

•	the occurrence of events, changes or other circumstances that could give rise to the termination of the Sale and Purchase Agreement or other Sale agreements;

•	the outcome of any current or future legal proceedings involving the Trusts; and

•	the tax consequences of the Sale or the liquidation and dissolution of the Trusts.

Shareholders and other readers are urged to consider these factors, and additional factors discussed elsewhere in this consent statement, in evaluating the forward-looking statements and are cautioned not to place undue reliance on any forward-looking statements. You should not rely on these forward-looking statements without considering all of the things that could make them inaccurate. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this section.

PARTIES INVOLVED IN THE SALE

The parties to the Sale are:

•	Ridgewood Near East, as the Seller;

•	Mr. Zaki Girges, an Egyptian national who serves as the General Manager of REFI, and Orouba, an Egyptian joint stock company controlled by Mr. Girges and wholly owned by Mr. Girges and his family, collectively referred to as the Purchasers (at Mr. Girges’ discretion, he may substitute his wife, an Egyptian national, as a purchaser to replace Orouba);

•	Ridgewood Egypt for Infrastructure, LLC (REFI), as the Borrower; and

•	Water Desal, LLC (“Desal”) a special purpose Cayman Island limited liability company as the Lender. Desal is managed by EFG-Hermes Private Equity (“EFG-Hermes”), one of the most established private equity managers in the Middle East and North Africa region, and is partly owned by Horus Private Equity Fund III, L.P. (“Horus”), a Cayman Island limited partnership managed by EFG-Hermes and another fund managed by EFG-Hermes. Horus has an outstanding loan to REFI, which at September 30, 2009, had an outstanding balance of $0.7 million.

The following table sets forth the membership interests of the Trusts in Ridgewood Near East:

Ownership in
Ridgewood
Trust	Near East

Growth Fund	68.1%
Egypt Fund	17.8%
Trust V	14.1%

The Seller

The Seller, Ridgewood Near East Holdings LLC, and its wholly owned subsidiary, RW Egyptian Holdings, LLC, are both Delaware limited liability companies and are collectively referred to as “Ridgewood Near East”. Ridgewood Renewable Power, LLC is the Managing Shareholder of each of the Trusts and Managing Member of Ridgewood Near East. Ridgewood Near East develops and operates electric power and water purification plants for resort hotels along the Red Sea in Egypt through its ownership interest in REFI and REFI’s ownership of its subsidiaries, Sinai For Environmental Services S.A.E. (“Sinai”) and Ridgewood for Water Desalination S.A.E. (“Ridgewood Water”). As of the date hereof, the activities of Ridgewood Near East are limited to its ownership interest in, and the business conducted through, REFI. The business address of Ridgewood Near East is 14 Philips Parkway, Montvale, New Jersey 07645-1811 with a telephone number at of (201) 447-9000.

The Purchasers

The Purchasers collectively refers to both Mr. Zaki Girges and Orouba. Mr. Zaki Girges is an Egyptian national and serves as the General Manager of REFI. Mr. Girges’ address is c/o REFI, 165 El Orouba Street, Heliopolis, Cairo, Egypt. The telephone number is 011-20-222-680026. Mr. Girges is an officer of REFI and runs the day-to-day business operations of REFI on behalf of, and as the representative of, the Managing Shareholder and each of the Trusts.

Orouba is an Egyptian joint stock company formed in 2009 whose principal office address is c/o REFI, 165 El Orouba Street, Heliopolis, Cairo, Egypt. The telephone number is 011-20-222-680026. Orouba is controlled by Mr. Girges and is wholly owned by Mr. Girges and his family.

Ridgewood Egypt for Infrastructure, LLC, as the Borrower

In 1999, Growth Fund and Trust V jointly formed and funded Ridgewood Near East to develop electric power and water purification plants for resort hotels along the Red Sea in Egypt. In 2000, the Growth Fund made additional investments and acquired majority ownership of Ridgewood Near East, which controls and owns all contractual rights to the ownership of REFI. In 2001, the Egypt Fund made contributions to Ridgewood Near East in exchange for a minority interest.

In 2001, Ridgewood Near East, through REFI, formed Ridgewood Water and also purchased a 28% equity interest in Sinai, which owns a 5,750 cubic meters (approximately 1.5 million gallons) per day water desalinization plant in Egypt. In February 2002, REFI made an additional investment into Sinai to increase its ownership to 53% and gain control of Sinai. From 2006 through 2008, REFI acquired additional direct and indirect interests in Sinai, bringing its total ownership in Sinai to 75.9%.

The facilities of REFI source feedwater from shallow wells or directly from the Red Sea and use reverse osmosis filtration to produce potable water for sale. Certain of the facilities of REFI are located on or adjacent to their hotel customers’ sites while others are stand-alone facilities that deliver product water by pipeline. The facilities of REFI are modular and mobile and can be relocated to accommodate shifts in demand. As of September 30, 2009, REFI, excluding Sinai, owns twenty four projects that provide potable water and six that provide both water and electricity generation.

The projects generally sell their output under contracts and other arrangements at prevailing market rates. These facilities are primarily in the market for providing potable water to hotel resort developments, which is driven by obtaining supply agreements and the rights to locate on the site of a customer. Secondary competitive factors are price, service and reliability of supply. Once a supply relationship has been established with a customer, a supplier is very difficult for a competitor to dislodge. Demand for the output of the projects is largely driven by the occupancy levels of the hotels for the projects and the occupancy rates for hotels in the Red Sea tourist areas are subject to highly seasonal patterns. The high season for the Red Sea tourism is, broadly, from late April to mid-September, with a trough in occupancy rates in January and February.

At September 30, 2009, REFI, excluding Sinai, had the capacity to make 32,900 cubic meters (approximately 8.5 million gallons) of potable water per day and electricity generating capacity of approximately 24 megawatts. The electricity generating capacity of REFI is used primarily by its own water treatment plants thereby displacing electricity the water plants would otherwise have to purchase from third parties. This arrangement helps REFI control costs and increase reliability. The business of REFI is managed and operated by employees of REFI, with its main office located in Cairo, Egypt.

A portion of the assets of Sinai are collateral for a Sinai bank term loan facility. REFI and it subsidiaries qualify for income tax holidays that begin to expire on December 31, 2009. REFI and its subsidiaries are subject to routine regulatory oversight, which are executed mostly at the local level and consists primarily of zoning and work-place safety regulations.

The Lender

The Lender, Water Desal, LLC, is a Cayman Island special purpose limited liability company created in 2009. Its purpose is to make the loan to REFI and currently has no assets other than the funds on deposit with the escrow agent. Desal is managed by EFG-Hermes Private Equity (“EFG-Hermes”), one of the most established private equity managers in the Middle East and North Africa region having raised over $1.2 billion since its inception in 1997. Desal is owned partly by Horus Private Equity Fund III, L.P. (“Horus”), a Cayman Island limited partnership managed by EFG-Hermes and another fund managed by EFG-Hermes. Horus has an outstanding loan to REFI, which at September 30, 2009, had an outstanding balance of $0.7 million. The registered office of Water Desal is c/o Maples Corporate Services, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands. The telephone number of its manager is 20-233-383616.

The Assets

The assets being sold under the Sale and Purchase Agreement are the Seller’s interest in the REFI Shares and legal entitlement to the unpaid balance of the Ridgewood Loans.

The Business

REFI operates electric power, water purification and desalination plants that supply potable water to resort hotels along the Red Sea in Egypt.

The Trusts

The Ridgewood Power Growth Fund

Growth Fund is a Delaware trust formed primarily to make investments in projects and businesses in the energy and infrastructure sectors both in the United States and abroad. The Managing Shareholder has direct and exclusive control over the management and operations of Growth Fund.

Growth Fund sold whole and fractional shares of beneficial interest pursuant to a private placement offering, which was completed in April 2000. After payment of offering fees, commissions and expenses, the offering provided approximately $54.6 million for investments and operating expenses.

Growth Fund has focused primarily on small-scale electricity generation projects using renewable sources of fuel and on water treatment facilities in remote locations serving hotel resort developments. These projects allowed Growth Fund to develop secure long-term positions in attractive specialty markets for products and services provided by its projects and companies. Ridgewood Near East is Growth Fund’s sole remaining operating project.

The Growth Fund does not have employees. The activities of the Growth Fund are performed by employees of the Managing Shareholder, its affiliates or those of REFI.

Annual and interim financial statements of the Growth Fund, as well as management’s discussion and analysis of the Growth Fund’s financial condition and results of operations, are included as Annexes E, F and G to this consent statement.

Ridgewood/Egypt Fund

Egypt Fund is a Delaware trust formed primarily to invest in, develop or operate water desalinization, electricity generation and related facilities at resort areas near the Red Sea in Egypt. The Managing Shareholder has direct and exclusive control over the management and operations of Egypt Fund. The Egypt Fund’s sole investment is its minority ownership in Ridgewood Near East.

Ridgewood Electric Power Trust V

Trust V is a Delaware trust formed primarily to make investments in projects and businesses in the energy and infrastructure sectors both in the United States and abroad. The Managing Shareholder has direct and exclusive control over the management and operations of Trust V. Trust V is in liquidation pursuant to a plan of liquidation and dissolution.

Trust V sold whole and fractional shares of beneficial interest pursuant to a private placement offering, which was completed in April 1998. After payment of offering fees, commissions and expenses, the offering provided approximately $76 million for investments and operating expenses.

Trust V has focused primarily on small-scale electricity generation projects using renewable sources of fuel and on water treatment facilities in remote locations serving hotel resort developments. These projects allowed Trust V to develop secure long-term positions in attractive specialty markets for products and services provided by its projects and companies. Its minority interest in Ridgewood Near East is Trust V’s sole remaining operating project.

Legal Proceedings

On March 20, 2007, Paul Bergeron, on behalf of himself and as Trustee for the Paul Bergeron Trust, commenced a derivative action in Suffolk County Superior Court, Commonwealth of Massachusetts. Mr. Bergeron joined the Growth Fund, Trust V and affiliated entities, including the Managing Shareholder and a person who is an officer of the Managing Shareholder, alleging that the allocation of the proceeds from the sale of certain assets of the Growth Fund, Trust V and affiliated entities was unfair and sought an injunction prohibiting the distribution to shareholders of such proceeds. The Superior Court denied the request by the plaintiffs for an injunction. On February 29, 2008, the plaintiffs filed an amended complaint adding two additional investors, one in the Growth Fund and one in Trust V, as additional plaintiffs. Discovery is ongoing and no trial date has been set. Mr. Bergeron and his trust are no longer parties to the derivative action; however, the other plaintiffs continue to pursue this matter.

On August 16, 2006, the Trusts and several affiliated entities, including the Managing Shareholder, filed lawsuits against the former independent registered public accounting firm for the Trusts and several affiliated entities, Perelson Weiner LLP (“Perelson Weiner”), in New Jersey Superior Court. The suit alleged professional malpractice and breach of contract in connection with audit and accounting services performed for the Trusts and other plaintiffs by Perelson Weiner. On October 20, 2006, Perelson Weiner filed a counterclaim against the Trusts and other plaintiffs, alleging breach of contract due to unpaid invoices with a combined total of approximately $1,200,000. Discovery is ongoing and a trial date of March 15, 2010 has been set. The costs and expenses of this litigation, including adverse judgments, if any, are being paid by the Managing Shareholder and affiliated management companies and not the underlying investment funds.

The Managing Shareholder – Ridgewood Renewable Power LLC

The Managing Shareholder, Ridgewood Renewable Power LLC, is a New Jersey limited liability company that is controlled by Robert E. Swanson, who is the manager, chairman and, together with his family trusts, owner of all of its membership interests.

The Managing Shareholder serves as the managing shareholder of Growth Fund, Trust V and Egypt Fund, as well as each of the following affiliated Delaware trusts:

•	Ridgewood Electric Power Trust I;

•	Ridgewood Electric Power Trust II;

•	Ridgewood Electric Power Trust III;

•	Ridgewood Electric Power Trust IV; and

•	Ridgewood Power B Fund/Providence Expansion.

For additional information regarding the Managing Shareholder and its role, and interests, in the Sale, see “The Sale,” “Interests of the Managing Shareholder, Executive Officers and Other Parties” and “Management of the Trusts.”

SOLICITATION OF CONSENTS OF SHAREHOLDERS

The Proposal; Purpose of the Solicitation

The consent being sought is being solicited by the Managing Shareholder on behalf of each Voting Trust. The Managing Shareholder, on behalf of each Voting Trust, requests that the respective shareholders of each Voting Trust approve the Sale. The Sale comprises the sale by Ridgewood Near East of its interest in the REFI Shares and the remaining balance of the Ridgewood Loans. See “The Sale” for a detailed description of the Sale and related transactions.

If you are a shareholder of more than one of the Voting Trusts, you will receive a separate consent statement and consent card for each of the Voting Trusts in which you hold an interest and will need to separately complete and timely submit each such consent.

Legal Authority

The business and operations of each of the Trusts are governed by the Delaware Statutory Trust Act. The Delaware Statutory Trust Act broadly permits the governing instrument of a Delaware trust to regulate the trust’s activities. Section 3806(b)(3) of the Delaware Statutory Trust Act permits a Delaware trust’s governing instrument to “contain any provision relating to the management of the business and affairs of the statutory trust, and the rights, duties and obligations of the trustees, beneficial owners and other persons, which is not contrary to any provision or requirement of” the Delaware Statutory Trust Act, including “the sale, lease, exchange, transfer, pledge or other disposition of all or any part of the assets of the statutory trust or the assets of any series, or the dissolution of the statutory trust.” The Delaware Statutory Trust Act also permits the governing instrument of a Delaware trust to include provisions regarding record dates and shareholder meetings. Pursuant to Section 3806(b)(5) of the Delaware Statutory Trust Act, the governing instrument may “set forth provisions relating to notice of the time, place or purpose of any meeting at which any matter is to be voted on, waiver of any such notice, action by consent without a meeting, the establishment of record dates, quorum requirements, voting in person, by proxy or in any other manner, or any other matter with respect to the exercise of any such right to vote.” The governing instrument of each of the Trusts contains such provisions governing the sale of trust assets and action by consent without a meeting. The Managing Shareholder, on behalf of each of the Voting Trusts, is seeking shareholder approval of the Sale by written consent instead of by a vote taken at a meeting of shareholders.

Consents Required

The approval of the shareholders of each Voting Trust (other than the Management Share held by the Managing Shareholder for each Voting Trust) is required because the Sale constitutes a sale of all, or substantially all, of the assets of each Voting Trust under the Amended Declaration of Trust for each Voting Trust. As Trust V is already in a shareholder-approved liquidation, Trust V shareholder consent is not required in connection with the Sale.

This consent statement contains disclosure regarding the interests of the Managing Shareholder. The interests of the Managing Shareholder may not be the same as those of the Trusts. See “Interests of the Managing Shareholder, Executive Officers and Other Parties – Relationship with, and Payments to, the Managing Shareholder and Affiliates.”

The statutory authority governing a Delaware business trust does not contain a provision requiring a shareholder vote on a proposed sale of substantially all the assets of a Delaware business trust or requiring such a trust to be liquidated upon the consummation of such a sale. However, the

Amended Declaration of Trust for each Trust does contain such a provision. Section 12.3(b) of the Amended Declaration of Trust for each Trust requires the Managing Shareholder to obtain shareholder approval of any sale or transfer of all or substantially all of the Trust’s assets that is made other than in the ordinary course of operations, and Section 14.1(b) of the Amended Declaration of Trust for each Trust requires that the Trust be dissolved and its business wound up following the sale of all or substantially all of the property of the Trust, unless the Trust is otherwise continued as described below.

Under the Amended Declaration of Trust of each Trust, the sale of all or substantially all of the assets of a Trust is an event of dissolution. As a result, upon the closing of the Sale each Voting Trust will automatically go into liquidation and dissolution; however, each Voting Trust may be continued: (i) if, pursuant to the Amended Declaration of Trust for the Trust, the Managing Shareholder and the holders of a majority of the shares of the Trust approve the continuation of the Trust within 90 days after the occurrence of any event of dissolution, or (ii) pursuant to the Amended Declaration of Trust for the Trust, if there is no remaining Managing Shareholder, within 90 days after the occurrence of any event of dissolution, the holders of a majority of the shares of the Trust elect, in writing, that the Trust be continued and designate a substitute Managing Shareholder, or (iii) if, pursuant to Section 3808(c) of the Delaware Statutory Trust Act, each shareholder who consented to approve the dissolution and liquidation of the Trust has subsequently consented to continue the Trust. See “Liquidation and Dissolution – Liquidation and Dissolution of each of the Trusts”. The Managing Shareholder has determined that it will not approve such continuation during such period and does not believe that a continuation permitted by the Delaware Statutory Trust Act will occur. Accordingly, the Managing Shareholder expects that if the shareholders of the Voting Trusts approve the Sale, following the closing of the Sale, the Voting Trusts will each become subject to their respective Plan of Dissolution and Liquidation, a form of which is attached to this consent statement as Annex D. Trust V is already in liquidation pursuant to a plan of liquidation and dissolution.

The written unrevoked consents from the holders of a majority of the shares of each Voting Trust outstanding as of the record date, but excluding the Management Share held by the Managing Shareholder in each Voting Trust, must be timely delivered to the Managing Shareholder to affect the Sale. You have one consent for each Growth Fund and Egypt Fund share you own as of the record date. If you consent, your consent will apply to each share you hold as of the record date. If you own fractional shares within a Voting Trust, your consent will apply with respect to the number of fractional shares that you own in that Voting Trust and will be treated as a consent of a fraction of a share. If you deliver a consent with respect to fractional shares, your consent will be combined with the consents of other fractional shares.

The solicitation period will begin on the date hereof and will continue until [ • ], unless extended at the discretion of the Managing Shareholder to a date not later than [ • ]. We refer to this period as the solicitation period. The deadline for the delivery to the Managing Shareholder of written consents is 5:00 p.m. Eastern Time on the last day of the solicitation period. Shareholders are asked to give their written consent to the proposal to approve the Sale no later than [ • ] by returning the enclosed consent card by faxing it to (201) 447-0474 or mailing it to Ridgewood Renewable Power LLC at 14 Philips Parkway, Montvale, New Jersey 07645-1811. Shareholders of the Voting Trusts will be notified of any extension of the solicitation period.

If you are a shareholder of more than one Voting Trust, you will receive a separate consent statement and consent card with respect to your interests in each Voting Trust and will need to separately complete and timely submit each consent.

The Sale does not constitute a transaction with an “affiliate” as defined in Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as neither Mr. Girges, Mr. Girges’ wife nor Orouba is an “affiliate” of the Trusts as defined in such rule. Therefore, the sale does not constitute a “going private” transaction pursuant to Rule 13e-3.

Record Date

The record date for determining shareholders entitled to notice of, and consent to, the Sale is [ • ]. Only shareholders of record as of that date will be entitled to notice of, and to consent to, the proposal. As of the record date, the Growth Fund had [ • ] shareholders and 658.2067 shares outstanding and eligible to consent to the Sale. The Growth Fund has no other class of securities outstanding entitled to consent to the approval of the Sale.

Date, Time and Place of Tabulation of Consents

The consents will be tabulated at the Managing Shareholder’s principal offices, located at 14 Philips Parkway, Montvale, New Jersey 07645-1811 promptly following the expiration of the solicitation period. The period during which consents will be solicited pursuant to the consent statement will begin on the date hereof and will continue until 5:00 pm Eastern Time on [ • ], but the Managing Shareholder may extend, at its sole determination, the solicitation period to a later date (but not later than [ • ]). Shareholders of the Voting Trusts will be notified of any extension of the solicitation period.

All properly completed consents received before the expiration of the solicitation period will be counted as consents by the holder. If you sign, date and timely return a consent card, but provide no instructions, unless you properly revoke or change your consent, your shares represented by the consent card will be counted as consents to the approval of the Sale.

Tabulation inspectors, who will tabulate the written consents, will be employees of the Managing Shareholder. Failure to execute and timely deliver a consent card will have the same effect as not approving the Sale. The Managing Shareholder will promptly notify shareholders in writing of the results of the consent solicitation following the tabulation of consents.

Shareholders who have questions or requests for assistance in completing and submitting consent cards should contact Daniel V. Gulino, Esq., Senior Vice President and General Counsel, at Ridgewood Renewable Power LLC, 14 Philips Parkway, Montvale, New Jersey 07645-1811, at telephone number (201) 447-9000, or by e-mail at generalcounsel@ridgewoodpower.com.

Revocability of Consents

You can revoke or change your consent card at any time before the expiration of the solicitation period, if you:

•	send a written, dated notice to the Managing Shareholder, at 14 Philips Parkway, Montvale, New Jersey 07645-1811, stating that you would like to revoke your consent; or

•	complete, date, sign and submit a new consent card that is received by the Managing Shareholder no later than 5:00 p.m. Eastern Time on [ • ], the expiration of the solicitation period (unless the Managing Shareholder extends the solicitation period, in which case the deadline for each such submission would be extended until immediately prior to the expiration of such extended solicitation period).

The delivery of a subsequently dated consent card which is properly marked, dated, signed and delivered to the Managing Shareholder will constitute a revocation of any earlier consent. If you have instructed a custodian, trustee or other person to consent to approve the Sale, not to approve the Sale or to abstain with respect to the Sale, with respect to your shares, you must follow the directions provided by such person to change those instructions.

Effectiveness of Consents

The actions proposed in this consent statement will be adopted when properly completed, unrevoked consents are signed by the holders of a majority of the shares of each Voting Trust outstanding as of the record date (other than the Management Share held by the Managing Shareholder in each Voting Trust), and such consents are submitted to, and tabulated by, the Managing Shareholder. The failure to execute and return a consent has the same effect as not approving the Sale.

Abstentions

Abstentions will have the same effect as not consenting to the approval of the Sale.

Cost of Solicitation of Consents

The Trusts are paying for distributing and soliciting the consents. As a part of this process, they will reimburse trustees, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding consent materials to holders of shares, and such expenses will be allocated among the Trusts. See “The Sale – Fees and Expenses of the Sale”. The Managing Shareholder may solicit consents, on behalf of the Voting Trusts, through the mail, telephone or other electronic means or in person and will not receive additional compensation for soliciting consents, but the Trusts will reimburse the Managing Shareholder for its out-of-pocket expenses. The Managing Shareholder currently does not expect to use an outside consent solicitation firm.

Shareholder Proposals

If the Sale is approved by a majority of the shareholders of each of the Voting Trusts and the Sale is consummated, the Managing Shareholder plans to liquidate and dissolve each Trust in a timely manner following the closing of the Sale and does not expect to hold any future meetings of shareholders of any Trust (or to solicit any future consents from any Trust’s shareholders). However, if the Sale is not consummated, shareholders of each Voting Trust will continue to be entitled to attend and participate in meetings of shareholders to the extent they are currently entitled to do so under the Amended Declaration of Trust for that Voting Trust. Neither the Delaware Statutory Trust Act nor the Amended Declaration of Trust for each Trust require the Trust to hold annual meetings as each Trust does not have a board of directors or similar body and the Managing Shareholder serves in that role for the life of the Trust, except in certain circumstances. None of the Trusts has held any annual meetings of shareholders.

Under the Amended Declaration of Trust for each Trust, however, the Managing Shareholder may call meetings of the shareholders on matters pertaining to the Trust’s business and activities. Shareholders holding 10% or more of the outstanding shares entitled to vote on the matter may also call meetings by giving notice to the Trust demanding a meeting and stating the purposes therefore. After calling a meeting or within 20 days after receipt of a written request meeting the requirements of the preceding sentence, the Trust will mail to all shareholders entitled to vote on the matter written notice of the place and purposes of the meeting and the meeting will be held on a date not less than 15 days nor more than 45 days after the Trust mails the notice of meeting to the shareholders.

The Managing Shareholder may also solicit consents from Trust shareholders in lieu of holding a meeting of shareholders. In addition, shareholders of a Trust holding 10% or more of the outstanding shares entitled to vote on the matter may demand a solicitation of consents by giving notice to a Trust stating the purpose of the consent and including a form of consent. In either case, such Trust will effect a solicitation of consents by giving those shareholders who may vote a notice of solicitation stating the purpose of the consent, a form of consent and the date on which the consents are to be tabulated, which will be not less than 15 days nor more than 45 days after such Trust transmits the notice of solicitation for consents. If shareholders holding 10% or more of the outstanding shares entitled to vote on the matter demand a solicitation, such Trust will transmit the notice of solicitation not later than 20 days after receipt of the demand.

Recommendation of the Managing Shareholder

The Managing Shareholder has approved the Sale and recommends that the shareholders of each of the Voting Trusts approve the Sale.

THE SALE

The Sale; Consideration for the Sale

In connection with the Sale, the Seller will receive gross proceeds of $13,000,000 as partial repayment of the Ridgewood Loans and will sell to the Purchasers, for $1, all of its interest to the REFI Shares and the remaining balance of the Ridgewood Loans. Also in connection with the Sale, Mr. Girges will waive bonus and termination payments, estimated to exceed $1 million, that would otherwise have been paid by the Seller to Mr. Girges in the event of the sale of the REFI business.

Background of and Reasons for the Sale

As part of its role as Managing Shareholder, with assistance from advisors and consultants, the Managing Shareholder evaluates the operating assets it manages, from both a short-term and long-term perspective. One of the key considerations of the Managing Shareholder is the maximization of cash liquidity from the Trusts’ investments and whether that liquidity is greater under short-term or long-term strategies. The Managing Shareholder has taken into consideration the ages of the Trusts, their operating objectives, the returns to date and the lack of a public market for the Trusts’ investor shares. Based on evaluations conducted in the summer of 2007, the Managing Shareholder, in August 2007, began a review of whether it should market certain of the Trusts’ assets for sale or whether it was necessary at such time to consider alternatives to finance the operations of such assets.

Specifically with regard to REFI, the Managing Shareholder noted that since the Trusts’ initial investments, which totaled approximately $35.3 million, including the Ridgewood Loans, were made, the Egyptian pound suffered significant devaluation and the business of REFI was materially adversely affected by the impact that the September 11, 2001 attacks in New York, and other incidents of terrorism abroad, had on local Egyptian tourism. In November 2001, in response to these adverse developments in the REFI business, the Managing Shareholder hired Mr. Girges to function as the General Manager of REFI. During the past few years, the operating results of REFI have shown improvement. During that time period, however, distributions to Ridgewood Near East were limited, as a substantial portion of the REFI free cash flow was retained and reinvested in REFI’s business.

In determining whether to market the assets of REFI for sale, the Managing Shareholder, its executive officers, the executive officers of the Trusts and Mr. Girges considered their view that continued operations of the REFI business would most likely involve continued limitations on cash distributions, as REFI would need to (i) dedicate its free cash flow to expansion plans and not to payment of current distributions and (ii) maintain a significant capital expansion program for the foreseeable future to meet the increasing demand of its customers and to maintain the competitive advantages it had established in recent years. REFI had been re-investing all of its cash flow into its operations, except for approximately $100,000 per month. While the reinvestment has resulted in capacity expansion, it is the opinion of the Managing Shareholder and Mr. Girges that to remain competitive, investments would need to exceed this amount for the foreseeable future and that such amounts could exceed $5 million per year for the foreseeable future. The Managing Shareholder determined that there was no reasonable likelihood that the Trusts would be able to sponsor this additional investment, and that REFI’s ongoing financing requirements would have to be provided by parties other than existing Ridgewood sponsored funds. As a result, as part of this review, the Managing Shareholder reviewed the possibilities of obtaining third-party financing to fund the ongoing operations and expansion of REFI.

The Managing Shareholder, after consulting with its advisors, concluded that traditional bank loans were not likely to be a viable option for a REFI financing, as such loans would likely restrict REFI’s ability to make distributions during the period in which loans would be outstanding. Therefore, the Managing Shareholder considered four different options for raising equity capital:

•	A sale of a minority interest in REFI;

•	A sale of a majority interest in REFI;

•	A public offering of REFI securities; and

•	An outright sale of 100% of the Trusts’ interests in REFI for cash.

In assessing these options, three basic criteria were used:

•	The first criterion was an assessment of the closing risk of a proposed transaction, including the financial capability of the potential counterparty, an assessment of the counterparty’s ability to meet the approval requirements of the Egyptian government, and the willingness of the counterparty to tolerate the delays (estimated at approximately 90 days) necessary to solicit consents from shareholders of the Trusts and to receive approvals of the Egyptian government or to acquire the interests without obtaining these approvals.

•	The second criterion was an assessment of the indicated value to be attributed to the REFI business as a result of a proposed transaction.

•	The third criterion was an assessment of the nature and timing of the benefits to be received by the respective shareholders of the Trusts as a result of a proposed transaction.

These criteria can be in conflict, and the objective of the Managing Shareholder was to devise the best overall result for shareholders of the Trusts.

At the outset, the Managing Shareholder made a decision to limit the scope of potential counterparties to those having substantial operations in Egypt, or otherwise having a “brand” name that would be acceptable to the Egyptian government. For reasons relating to terrorism and national security, the Egyptian government heavily scrutinizes businesses that operate in the Sinai Peninsula (such as REFI’s Sinai subsidiary). Egyptian law requires that before ownership interests in any such entity can be sold to a third party, the Egyptian General Authority for Investment and Free Zones (“GAFI”) must formally approve such sale. While Ridgewood Near East has control of, and contractual rights to purchase, the REFI Shares, it does not have legal title as GAFI has not formally recognized the purchase of the REFI shares by Ridgewood Near East. As a result of the Egyptian laws and certain other factors relating to doing business in Egypt, management concluded that by limiting the list of potential counterparties to those that were in Egypt or the Middle East and were already “doing business” in Egypt, the ability to timely obtain the necessary approvals of GAFI for any transaction would be enhanced.

With respect to a potential sale of a minority interest in REFI to a third party, management considered that:

•	The potential pool of qualified Egyptian (or Middle Eastern) parties that would be willing to make a relatively small investment to purchase a minority, non-controlling interest in REFI was likely to be small. The time and expense necessary to identify such parties and negotiate a definitive agreement were likely to be disproportionate to the size of the potential transaction;

•	Even assuming that an acceptable counterparty could be identified, the investment needed by REFI would represent a dilution of REFI ownership by the Trusts, and (depending on valuations obtained) such dilution could be significant; and

•	In the event that a potential transaction could be arranged at appropriate values, the minority interest purchasers would most likely require all of the cash raised in the transaction to be invested in REFI and therefore would not be available for distribution to the Seller. Although the Seller would retain rights to continue to participate (at least to some extent) in any future benefits that might accrue to ownership interests in REFI, it is difficult to quantify what such future benefits might be and when they might be realized. The immediate result of a proposed transaction would likely be a substantial and permanent reduction in REFI’s ownership percentage held by the Trusts, a more complicated capital structure for REFI and no immediate cash distribution or ongoing dividend stream to benefit shareholders of the Trusts.

With respect to a potential sale of a majority interest in REFI to a third party, management considered that:

•	The same considerations applicable to sale of a minority interest discussed above would apply.

•	Based on REFI’s experience with the ownership of the majority interest in the Sinai subsidiary, and based on the views of Ridgewood’s U.S. and Egyptian counsel, management did not believe that any such transaction would be satisfactory for shareholders of the Trusts. In general, minority positions in small companies are difficult investments to manage, and a minority position in REFI would be an even more difficult investment because the protections afforded to minority shareholders under Egyptian law are likely to be difficult to enforce. There is considerable risk that whatever this minority position might be worth in the future, the Managing Shareholder would have limited ability to influence when or whether such value would be realized at a fair price.

With respect to a potential “public offering” of REFI securities, management considered that:

•	The REFI business is likely too small for a registration of REFI securities under the U.S. securities laws to be a viable alternative. Further, the cost of compliance would represent a considerable financial drain on REFI; and

•	Two other possibilities for listing REFI securities were considered: the AIM market in London, and the Cairo Alexandria Stock Exchange. Both of these exchanges present similar issues for REFI as a United States public offering. First, there is a threshold issue as to whether the Egyptian government would permit the listing of REFI securities on either of these exchanges because allowing REFI securities to trade in an open market would, as a practical matter, make it more difficult (if not impossible) for the Egyptian government to continue to scrutinize and approve the parties who own shares in businesses that operate in the Sinai peninsula. In addition, since the purpose of listing on either of these exchanges would be to raise capital for REFI’s expansion, funds raised in the offering would be used by REFI, and not available for distribution to shareholders. While, in certain circumstances, existing shareholders have an opportunity to participate in such public offerings of stock, given the size of REFI and the potential size of an offering, the amount of securities that the Seller would be able to sell would likely be minimal. Instead, shareholders would be looking to realize the inherent value in their REFI shares by selling those shares into the market in the future after the initial listing is completed. Management believed that it would be difficult to quantify the benefits that would accrue to shareholders of the Trusts by selling REFI securities in this secondary market, and there are significant risks for shareholders. Notwithstanding a successful listing on one of these exchanges, REFI would remain a very small company and the Managing Shareholder anticipated that the trading in REFI securities would be “thin,” and that the “float” would be small. In order to reassure other potential market participants that the “overhang” of tradable securities in the hands of the Trusts’ shareholders would not all come onto the market at the same time and lower the trading price of REFI shares, the Managing Shareholder anticipated that it would likely be necessary for the Trusts to impose voluntary multi-year restrictions on distributions to shareholders of tradable REFI shares from each Trust, and there is no assurance what might happen to the prices of shares of REFI in the meantime.

With respect to a sale of 100% of the ownership interest of REFI for cash, the Managing Shareholder considered that (as compared to the options discussed above):

•	The potential pool of qualified Egyptian (or Middle Eastern) purchasers interested in purchasing 100% of the ownership interests in REFI should be larger than the potential pool of partial interest purchasers for two reasons:

•	First, selling 100% of REFI should result in a larger overall transaction that more easily justifies the time and expense of pursuing the transaction; and

•	Second, partial interest transactions are of little or no interest to some potential purchasers because they require the parties to negotiate not only the terms of the post-transaction relationships among the parties, but also the terms of any post-transaction termination of such relationships, and must prepare, agree upon and continue to monitor speculative provisions relating to such relationships;

•	By selling 100% of the ownership interests in REFI, shareholders of the Trusts would have the opportunity to obtain a price that should not be subject to any discounts which frequently occur in sales of less than all of the ownership interests in closely held entities;

•	Transaction complexity would be reduced, and the likelihood of shareholder and GAFI approvals enhanced;

•	The nature and timing of benefits to shareholders of the Trusts would be unequivocal and immediate – all cash, payable at closing to the Seller; and

•	Shareholders would give up whatever future benefits might accrue from the continued ownership of REFI, including REFI’s participation in any ensuing growth of the Egyptian tourism market.

After considering all of the factors described above, management concluded that it would be preferable to pursue a sale of 100% of the ownership interests in REFI for cash and generate cash liquidity in the short term, for the following reasons:

•	Sale of 100% of the REFI ownership interests would likely be of interest to the largest potential number of qualified buyers and would not suffer a discount for sales of partial interests;

•	Sale of 100% of the REFI ownership interests would likely result in a larger overall transaction, and would be more attractive to parties concerned about the cost and complexity of a small partial transaction; and

•	Sale of 100% of the REFI ownership interests would provide unambiguous and immediate benefits to shareholders of the Trusts. While shareholders would be giving up the right to participate in any future benefits of REFI ownership, such benefits are difficult to quantify and would be subject to a variety of substantial risks, including ongoing market and operating risks and political risks in Egypt.

As part of its consideration as to how the REFI assets should be marketed for sale, the Managing Shareholder engaged in discussions with multiple investment bankers, and Mr. Girges. Conversations with investment bankers and Mr. Girges from July through September of 2007 focused on various matters, including market conditions for the sale of renewable power assets, past historical performance of the assets and the Trusts, financing and partial sale alternatives, and development opportunities of individual assets. During these conversations, the investment bankers indicated that Ridgewood Near East’s assets were too small an asset for them to manage and that the sale process would best be handled directly with a locally-based effort. As a result of these conversations, it was determined by the Managing Shareholder to not engage an investment banker to manage the sale.

In late September 2007, Mr. Girges, Robert Swanson, Chairman of the Managing Shareholder, and Mr. Andrew West, an advisor retained by the Managing Shareholder, on behalf of the Seller, as a consultant to advise in regards to a sale of REFI and assist in due diligence and negotiations, met to discuss the sale of REFI. During this meeting, Mr. Girges was assigned the responsibility for making initial contact with prospective buyers for REFI. On October 23, 2007, the Managing Shareholder announced that it would market the assets of REFI for sale and that initial negotiations for a sale would be led by Mr. Girges.

From early October to early December 2007, Mr. Girges met with a number of Egyptian private equity firms unaffiliated with the Seller or Mr. Girges, to discuss the potential sale of the ownership interests in REFI while structuring the terms of a potential transaction with Messrs. Swanson and West. These preliminary meetings contained an overview of the REFI business, a targeted price range and included discussing various forms of a sale, including Mr. Girges’ role, if any, after a sale was consummated. In late November, Mr. Girges reported to Messrs. Swanson and West that, based on conversations he had with potential buyers, the proposed purchase price should be reduced to $25 million from previously established targets. Mr. Swanson rejected this lower price target. These meetings, as well as subsequent conversations and negotiations led to the execution of a final Memorandum of Understanding dated December 12, 2007 between the Managing Shareholder and Mr. Girges. The Memorandum of Understanding was non-binding on the parties, except that it gave Mr. Girges the exclusive right for a limited period to find a partner to fund his purchase of REFI. The Memorandum of Understanding required that the net proceeds to the Trusts from the transaction be at least $27.2 million and outlined other key terms of a transaction. Mr. Girges then had further conversations with the previously contacted private equity firms to find a credit worthy partner to fund the purchase of REFI, consistent with the terms of the Memorandum of Understanding.

The Memorandum of Understanding provided Mr. Girges with a period of exclusivity during which time the Managing Shareholder and the Trusts would not negotiate the sale of REFI with others so long as Mr. Girges met certain time-related conditions. The conditions were:

•	by December 21, 2007, Mr. Girges was to provide the Seller with a written proposal to acquire REFI on terms contemplated in the Memorandum of Understanding;

•	by February 28, 2008, due diligence on REFI was to have been completed, and assurances that requisite approvals for the transaction were to be received and the funding source to be confirmed; and

•	by March 31, 2008, Mr. Girges and his funding partner were to be ready to complete the transaction and to transfer the funds at the direction of the Trusts, subject to shareholder approval by the Trusts and other approvals required by law.

Based primarily on the Managing Shareholder’s belief of the importance of Mr. Girges to the sale and the benefit to REFI of his continuing involvement in the event a sale did not occur, the Managing Shareholder believed that allowing Mr. Girges time to exclusively negotiate a sale upon the terms established by the Managing Shareholder in the Memorandum of Understanding served the best interests of the Trusts’ shareholders.

In early December 2007, Mr. Girges identified EFG-Hermes, the manager of Horus, as the lead candidate to be the funding source and purchaser of REFI. On December 10, 2007, EFG-Hermes concluded its preliminary due diligence of REFI’s business and provided a letter to REFI expressing its intent to purchase an interest in REFI and provided background on the financial assets of Horus, the EFG-Hermes affiliate designated to be the primary purchaser of REFI, in addition to Mr. Girges. During the course of negotiations with, and due diligence by, EFG-Hermes, the Managing Shareholder extended the exclusivity period in the Memorandum of Understanding until the execution of the sale documents. In February 2008, EFG-Hermes completed additional due diligence investigations and delivered draft agreements to the Managing Shareholder.

Between May 4, 2008 and June 5, 2008, the parties continued to negotiate sale documents. On June 5, 2008, the parties executed a sale agreement for total consideration of $27.5 million. This money was placed into escrow, and the sale agreement became effective, on June 12, 2008. Concurrent with the execution of the sale agreement, Horus loaned REFI $2 million at an interest rate of 10% per annum. (This loan remains outstanding, with a principal balance due of approximately $0.7 million at September 30, 2009 and is not subject to acceleration in the event the Sale is terminated.) From June 2008 until early December 2008, the Trusts conducted solicitations from its shareholders. As a result of the time required to conclude these solicitations and provide adequate time for GAFI approval, extensions of the sale agreement were required. On November 18, 2008, the Seller received notice that Horus had exercised its right to terminate the sale agreement in accordance with its terms, because the transaction was not completed by November 15, 2008. As a result, the sale agreement terminated.

By this time, a world economic crisis had begun and the ability of companies to conclude merger or sale transactions was severely restricted. Tourism was also affected, and REFI projected an extended decline in the growth of its business. On January 20, 2009, Mr. Girges met with Messrs. Swanson, West, Randall Holmes (the President and Chief Executive Officer of the Trusts) and Jeffrey Strasberg (the Chief Financial Officer of the Trusts) to discuss alternatives for the REFI business. During the course of this conversation, Mr. Girges indicated that with the need to make the required payments under the loan made by Horus in 2008, and the impact of a decline in tourism, REFI would need to continue suspension of loan payments to Ridgewood Near East under the Ridgewood Loans. Additionally, it was agreed upon by those present that Mr. Girges would impose spending reductions to eliminate unnecessary overhead as a result of the decline in business and suspend all non-essential capital expenditures. At this meeting, various funding alternatives were discussed. Mr. Girges indicated that he had re-approached EFG-Hermes and they indicated that they were no longer interested in purchasing the entire REFI business, but might be open to purchasing a minority interest at a substantially reduced price. For reasons evaluated in 2007, a partial sale of the REFI business would not prove advantageous to the Trusts’ shareholders and was rejected for further consideration.

During this meeting, Mr. Girges also proposed a structure where REFI would enter into a first priority sale-leaseback with a third party and the lease proceeds would be distributed to Ridgewood Near East as partial repayment of the Ridgewood Loans. In connection with this financing transaction, Mr. Girges indicated that he would be required to make substantial personal guarantees and commitments to repay the lease. To do this, Mr. Girges would require the right to purchase Ridgewood Near East’s interest in REFI and that Mr. Girges would execute a note to pay for his acquired interest. The note would be structured with a balloon repayment at the end of five years. After discussions that covered the next several days, an informal agreement with Mr. Girges was reached for him to proceed to find lessors interested in such a transaction. The total consideration associated with this transaction was agreed to be a $10 million partial repayment of the Ridgewood Loans and a personal note from Mr. Girges for $5 million to be paid at the end of five years, with discounts if repaid early. This note would be considered high risk as it would be secured only by the REFI Shares and the remaining balance of the Ridgewood Loans.

Mr. Girges then made contact with multiple lessors. During the negotiation process with these lessors, Mr. Girges consulted with Messrs. Swanson, West and Strasberg on various potential deal terms. Ultimately, no leasing company was agreeable to the proposed structure and at the end of July 2009, pursuit of this transaction structure was abandoned. The main concern of lessors was one identified during 2008; a lender would require the loaned funds to be utilized by the business and would not be agreeable to the distribution of proceeds to Ridgewood Near East.

The Managing Shareholder during this process continually re-evaluated its conclusions regarding achieving the most liquidity from the REFI business and continued to conclude that a sale of the entire REFI business was the preferred course of action. In late July 2009, Mr. Girges informed Mr. Swanson that EFG-Hermes had re-approached him to explore the structure of a new transaction whereby an EFG-Hermes fund would loan REFI money to make a partial repayment of the Ridgewood Loans and that Mr. Girges would personally guarantee this loan. Additionally, it required Mr. Girges to acquire all of the REFI Shares in order to pledge the shares as a guaranty of the loan and additionally to proceed, post closing, to have the REFI Shares re-registered with GAFI in the name of Mr. Girges. Concurrent with this transaction structure, EFG-Hermes would structure a transaction with Mr. Girges whereby he would later exchange a portion of the REFI Shares for cancellation of part, or all, of this new loan. Mr. Girges indicated that EFG-Hermes was willing to advance $13 million under this structure. As part of the terms of the $13 million loan, Mr. Girges would be required to sign personal post-dated checks for the entirety of the loan repayments. If these checks were to be presented to the bank at a future date, and Mr. Girges not have sufficient funds to cover the checks, Mr. Girges could be determined to be in violation of Egyptian criminal law. Mr. Girges indicated that based on the personal guarantees, similar to the potential leasing structure, Ridgewood Near East would still be required to sell to him all the REFI Shares and the outstanding balance of the Ridgewood Loans. However, since the proceeds from the $13 million loan would provide for a larger dollar amount of distributions to Ridgewood Near East, as compared to the proceeds from the potential lease structure, and additionally in exchange for Mr. Girges continuing to agree to waive any bonus or termination payments that may be due him, Mr. Girges required that all of the REFI interests be transferred to him at the nominal value of $1. Mr. Swanson gave approval to negotiate this transaction in more depth, with Mr. West being the primary point of contact between EFG-Hermes, Ridgewood Near East, the Managing Shareholder and Mr. Girges.

The Managing Shareholder considered whether it would be advisable to conduct a formal auction process open to all bidders to better the proposed transaction or to bid a better alternate strategy. The Managing Shareholder concluded that an open auction process would require simultaneous expensive due diligence investigations by multiple parties, would present unacceptable business risks of disruption of existing arrangements with contract counterparties, equipment suppliers, and operating staff, and was not likely to obtain the highest bid due to the absence of an offer of exclusivity. As a result, the Managing Shareholder determined not to pursue an auction process and instead proceed with the transaction proposed by Mr. Girges.

From August 12, 2009 to August 17, 2009, Mr. West conducted multiple meetings in Cairo, Egypt with Mr. Girges, Mr. Samer Yassa, a partner at EFG-Hermes, as well as respective Egyptian counsel for EFG-Hermes and the Seller. These meetings focused on negotiating specific details of a potential sale to be drafted by Egyptian counsel. During these meetings, Mr. West unsuccessfully attempted to increase the amount of the $13 million loan. Also during these meetings, various key terms and conditions were agreed, including foregoing prior GAFI approval for the transfer of the REFI Shares and placing the $13 million in loan proceeds into escrow upon signing the agreements. All key discussion points were approved, in advance, by either Mr. Swanson or Mr. Strasberg.

From August 18, 2009 to December 10, 2009, the parties to the Sale, the Managing Shareholder and respective counsel for EFG-Hermes and the Seller, prepared, negotiated and finalized the Sale and Purchase Agreement and related transaction agreements supporting the Sale. During an additional trip to Cairo, from November 4, 2009 to November 6, 2009, to discuss the transaction, Mr. West proposed an increase in the Desal Loan amount by $1 million; this request was rejected; however, EFG-Hermes permitted a partial repayment of the Ridgewood Loans of $500,000 by REFI, which occurred a few days after this agreement. The terms and conditions of the Sale did not change significantly from the structure of the transaction that was agreed to in principle in August, other than providing for the substitution of Mr. Girges’ wife for Orouba in the event that Mr. Girges or EFG-Hermes determined that there would be difficulty in obtaining GAFI approval for the sale to Orouba.

On December 10, 2009, the Sale and Purchase Agreement and related transaction agreements for the Sale were signed and placed into escrow during the subsequent ten business day period provided for under the Escrow Agreement, and on December 15, 2009, the $13 million in Desal Loan proceeds were placed into escrow, both with HSBC Bank Egypt SAE, an Egyptian bank (“HSBC Egypt”).

A copy of the Sale and Purchase Agreement, the Desal Loan Agreement and the Escrow Agreement with HSBC Egypt are attached to this consent statement as Annex A, B and C, respectively. For additional information regarding these agreements, see “The Sale and Purchase Agreement and the Additional Agreements”.

Fairness of the Sale

The Managing Shareholder did not engage an investment banker to render a “fairness opinion” in connection with the Sale. The Managing Shareholder considers the following to be important in assessing the fairness of the Sale:

•	Ridgewood Near East negotiated a sale of REFI in 2008. That sale did not close, and despite seeking other purchasers or other financing alternatives, there were very few expressions of interest in entering into a transaction that would provide near-term liquidity to the Trusts’ shareholders.

•	Continued ownership of REFI poses numerous risks, including political and competitive risks, as well as further currency devaluation.

•	The current world economic crisis has severely impacted liquidity and companies’ ability to generate liquidity transactions, at any cost. There is no assurance that passing up this proposed transaction and seeking an alternative transaction would result in a better price for REFI or a transaction with better terms.

•	The Sale does not require GAFI approval. One of the key closing conditions to the unsuccessful 2008 sale was GAFI approval. The Managing Shareholder was not able to determine if GAFI approval would be obtainable; and if it was, how long it would take. Ultimately, GAFI approval was not obtained for the 2008 sale.

•	The Desal Loan proceeds have already been placed into escrow, thereby eliminating delays or closing risks associated with the parties to the transaction obtaining financing.

•	The Sale does not have closing conditions that are conditioned on the absence of material changes in the REFI business, or its associated environmental, economic or political risks.

•	The Sale agreements do not give the Purchasers or Desal any rights to post-closing claims for indemnification against the Seller.

•	The Sale does not have any post-closing hold back of the Desal Loan proceeds to be used to repay the Ridgewood Loans at closing.

•	Under the Sale and Purchase Agreement, the Seller, on the one hand, and the Purchasers and REFI, on the other, mutually release each other from any and all claims they may have against each other.

•	The Seller and the Funds do not make any representations or warranties in connection with the Sale.

•	The time and effort that would be required to find an alternative transaction would not necessarily result in increased proceeds to Ridgewood Near East or distributions to the Funds, and the time delay would present various risks, including the risk of: loss of key personnel; deterioration of REFI’s business if the global economic crisis were to worsen; and a decrease in the value of the Egyptian pound to the U.S. dollar.

In the course of reaching its decision to approve the Sale, the Managing Shareholder consulted with various advisors and considered a number of factors, including, but not limited to, the following:

•	the amount of the consideration to be received by the Seller in the Sale and that the Sale is denominated in U.S. dollars;

•	the absence of financing risk as the proceeds have already been deposited into an escrow account upon the effectiveness of the Sale and Purchase Agreement;

•	the structure of the transaction, including the absence of Seller’s representations;

•	that GAFI approval is not a condition to closing;

•	Mr. Girges agreement to waive bonus and termination payments, estimated to exceed $1 million that would otherwise have been paid by the Seller to Mr. Girges in the event of a sale of the REFI business;

•	the terms of the Sale were determined through arms-length negotiations;

•	the risks inherent in the continued operation of REFI;

•	historical and potential future exchange rates between the Egyptian pound and U.S. dollars;

•	the likelihood that REFI would require additional capital to continue its operations, and that there can be no assurance that REFI would be able to obtain such capital on favorable terms, or at all; and

•	the structure of the transaction does not provide for termination in the event of adverse changes in the business of REFI.

In the course of its deliberations, the Managing Shareholder also considered a variety of risks and other countervailing factors related to Ridgewood Near East, including, but not limited to:

•	the risks associated with the continued operations of REFI in the event the Sale is not consummated;

•	the continued expense of operating the Trusts, including management fees, the cost of regulatory compliance, including, for Growth Fund and Trust V, the cost of obtaining annual financial statement and internal control audits and quarterly reviews and complying with SEC reporting obligations; and

•	the interests of the Managing Shareholder, the Trusts and Mr. Girges, given the relationship of the parties. Mr. Girges does not currently have an economic interest in REFI. In the event that the Sale does not occur, or is delayed for a considerable period of time, there is no assurance that Mr. Girges would continue to want to be the General Manager of REFI. If REFI needed to change its manager, for any reason, this could adversely impact the operations of REFI, as well as its value, in the event of a future liquidity event.

The foregoing discussion of the qualitative factors considered by the Managing Shareholder is not intended to be exhaustive, but does include the principal qualitative factors considered. The Managing Shareholder also performed quantitative financial analysis, as discussed below. The Managing Shareholder reached the conclusion to approve the Sale in light of the described factors and other factors that the Managing Shareholder believes are appropriate. In considering these factors, the Managing Shareholder considered the totality of the information presented to it and the investigation conducted by the Managing Shareholder.

Financial Analysis of the Consideration by the Managing Shareholder

In addition to considering the qualitative factors described above, the Managing Shareholder performed a quantitative financial analysis of REFI. Several methodologies were considered by the Managing Shareholder for utilization in its quantitative analysis. The conclusion reached by the Managing Shareholder was that the most reliable quantitative analysis was a discounted cash flow analysis. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or business by calculating the “present value” of its estimated future free cash flows. The Managing Shareholder used earnings before interest, taxes, depreciation or amortization, commonly referred to as EBITDA, to measure free cash flow for purposes of its analysis. Present value refers to the current value of cash flows or amounts that are to be received in the future and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

In performing its discounted cash flow analysis, the Managing Shareholder made such reviews, analyses and inquiries as the Managing Shareholder deemed necessary and appropriate under the circumstances. The Managing Shareholder relied, in part, on information from sources it believed to be reliable, such as publicly available information from the Wall Street Journal, the United States Federal Reserve, the Egyptian Central Bank and other sources. The financial analysis of the Managing Shareholder was performed utilizing financial information of REFI through September 30, 2009. In its financial analysis and in connection with the preparation of its recommendation, the Managing Shareholder made numerous assumptions and projections with respect to industry performance, general business, market and economic conditions and other matters, as follows:

•	the operations, and production capacities, existing at September 30, 2009 exist through the entirety of the estimated cash flow analysis and that the nine months ended September 30, 2009, when combined with fourth quarter results as estimated by the Managing Shareholder, is considered a representative period on which to base the analysis;

•	no new investment is made into REFI and in lieu of any such further investment, all excess cash generated by REFI is distributed to its shareholders at the end of each calendar year;

•	the cash flow analysis is for the ten-year period beginning January 1, 2010, through December 31, 2019;

•	terminal value of REFI assets at December 31, 2019 is valued at three times REFI’s projected free cash flow for the year ending December 31, 2019;

•	the price for product sales and the costs of variable expenses incurred increase at a rate of 7% per year, compounded annually;

•	the currency exchange rate between U.S. dollars and Egyptian pounds remains unchanged over the period of analysis at 0.18:1, the exchange rate as of September 30, 2009;

•	analysis was done on a pre-tax basis using pre-tax discount rates ranging from 40% to 50%; and;

•	Loans owing by REFI to third parties have an outstanding balance of approximately $1.9 million at September 30, 2009. The analysis performed by the Managing Shareholder was used to determine the enterprise value of REFI on an unlevered basis and the total of these loans was then deducted to determine the value of the REFI equity ownership being sold. Since the equity interest is junior and subordinated to these loans, the Managing Shareholder believes this approach to determining the value of the equity of REFI is appropriate.

These assumptions may not reflect the actual conditions of the market in which the assets might be sold. However, these conditions are assumed because they yield a uniform standard of value, after applying a generally accepted valuation technique, which allows for a meaningful analysis of the valuation of businesses and assets. Should any of these assumptions or any of the facts on which the financial analysis of the Managing Shareholder is based prove to be untrue in any material respect, or if any material fact or matter arises after the date of the financial analysis, then the conclusions reached by the Managing Shareholder may change.

A terminal value multiple of three times the 2019 cash flow was chosen based on the age of the assets and the assumed status of the business at that time. As the assumptions include no new capital investments, by 2019, REFI would still be a small company, but in a more mature market and is likely to have limited growth prospects.

Discount rates are based on several factors which account for varying levels of risk. The Managing Shareholder attempted to identify market-based securities and indexes applicable to the analysis of the business of REFI and use the interest rates from those securities and indexes to build-up a discount rate for the business as a whole. Discount rates are above historical norms as a result of the increased hurdle rates sought by investors due to reduced liquidity resulting from the worldwide economic crisis that began in late 2008. The effects of the crisis have been particularly acute for small private companies engaged in capital intensive businesses and private equity funds, both of which traditionally rely on debt financing.

The discount rate range used by the Managing Shareholder in this financial analysis is derived from (i) the risk-free rate for intermediate term, Egyptian pound-denominated debt of approximately 12.6% (Egyptian sovereign six year duration Treasury Bond) plus, (ii) a high yield credit spread of 7.2% (derived from the Merrill Lynch High Yield Bond Index, a published bond benchmark) plus (iii) a range of additional equity spread of 20% to 30%, estimated by the Managing Shareholder, to reflect the additional return required for an equity investment. The sum of these amounts indicates that an appropriate discount rate range for evaluating the REFI forecasts is 40% to 50%. The Managing Shareholder believes this range of discount rates to be reasonable based on current market conditions and the qualitative factors described elsewhere in this consent statement.

The Egyptian Treasury Bond indicates the appropriate rate of return for an Egyptian pound-denominated investment having no business or commercial risk since it is an Egyptian pound-denominated obligation of the Central Bank of Egypt. Since the revenue and expenses of REFI are both denominated in Egyptian pounds this is an appropriate risk-free rate. A high-yield debt index was used to approximate the additional interest yield demanded by the market for loans to borrowers that are not investment grade. The index is expressed as a spread-to-treasuries or the amount of interest in excess of the risk-free interest rate. As REFI is not an investment grade borrower, this is a reasonable approximation of the additional return a lender in the current market would demand. The equity spread is the amount of additional return, as estimated by the Managing Shareholder, required by an equity investor that does not have the benefits of protective terms and security normally afforded to lenders to non-investment grade borrowers. A range of discount rates was used because a specific discount rate to measure the return required for an investment in REFI to provide for business, commercial and equity risk cannot be known with certainty. Both the cash flows and discount rates used for the analysis were on a pre-tax basis reflecting the current tax holiday status of the company and uncertainty about future tax benefit opportunities.

A single value for the assets being sold in the sale cannot be derived from the financial analysis because the financial analysis relies on numerous assumptions, as described above.

The financial analysis undertaken by the Managing Shareholder has indicated a range of fair values for REFI of approximately $12,000,000 to approximately $16,000,000. This calculation was compared to the proceeds to be received of $13,000,001 plus the waiver by Mr. Girges of bonus and termination payments estimated to be at least $1 million that would have otherwise been payable to Mr. Girges in connection with the Sale.

Conclusion

Based on the foregoing qualitative and quantitative analyses, the Managing Shareholder has concluded that the Sale is fair to the respective Trusts and their shareholders from a financial point of view.

Recommendation of the Managing Shareholder

After evaluating the qualitative and quantitative factors listed above and consulting with its advisors, the Managing Shareholder determined that the Sale is advisable and in the best interests of the shareholders of the Trusts. Accordingly, the Managing Shareholder has approved the Sale.

The Managing Shareholder evaluated the various alternatives and the factors listed above under the caption “Background of and Reasons for the Sale” and “Fairness of the Sale”. The Managing Shareholder considers the Sale advisable and in the best interests of the shareholders of the Trusts. The Managing Shareholder considered the following negative factors associated with the Sale:

•	if Egyptian tourism were to expand, the sales and profits of REFI could expand;

•	if liquidity were to be less constrained than as of the date of this consent statement, REFI might be able to expand its operations, which could also result in higher sales and profits; and

•	if the global economic crisis were to abate, investor hurdle rates could decline and the consideration that Ridgewood Near East could obtain for disposing of REFI might increase.

The Managing Shareholder concluded that these negative factors were not sufficiently likely or predictable enough to justify not proceeding with the Sale, and accordingly, the Managing Shareholder has approved the Sale. The Managing Shareholder recommends that you approve the Sale.

Failure to Approve or Close the Sale

If the shareholders of each Voting Trust do not approve the Sale, the Sale will not close and the Sale and Purchase Agreement and the Desal Loan will terminate.

If the Sale is not consummated, it is anticipated that the management of REFI would operate the company in substantially the same manner as it is currently conducted. As a result, REFI would continue to be subject to inherent risks characteristic of such a business, including, but not limited to, acts of terrorism, currency fluctuation and general tourism industry trends, which risks may lead to a decrease in the willingness or ability of tourists to travel to the areas serviced by REFI and a resultant reduction in the demand for the output of REFI’s water projects.

Additionally, because REFI and its investors have limited capital and have limited access to new capital, REFI utilizes debt financing. Debt financing could increase the variability of results and increase the financial risk of continued ownership of REFI. In such cases, the rights of Ridgewood Near East to the cash flow of REFI would typically be subordinated to the obligations of REFI under the debt facilities, which could limit Ridgewood Near East’s ability to receive cash distributions from its investments.

REFI will require additional capital to expand its operations as planned. However, there is no assurance that REFI will be able to obtain such capital on acceptable terms, or at all. In the event that REFI requires additional capital and is unable to obtain such capital from outside sources, the operations of REFI could contract and it may lose some, or all, of its current customer base.

It is anticipated that if the Sale were not to occur, the Managing Shareholder would initiate further efforts to locate a buyer for the REFI business. There can be no assurance that the efforts to locate a new buyer would be successful or that, if a new buyer can be found, such new buyer would be willing to enter into a transaction that yields the same level of consideration being remitted to Ridgewood Near East in the Sale.

Distribution of Net Proceeds of the Sale to Shareholders of the Trusts

Within a reasonable time after the closing of the Sale, the Managing Shareholder intends to distribute to the shareholders of each of Growth Fund, Trust V and Egypt Fund the aggregate net proceeds received in the sale, less such amount reasonably determined by the Managing Shareholder to be sufficient to cover the costs, liabilities and expenses required for the ongoing operating activities of the Trusts, including litigation matters and any claims or liabilities involving the Trusts, any adverse settlement or other disposition of such matters and the liquidation and dissolution of the Trusts. The amount of this first disbursement and any total disbursements are not currently determinable, as they will be based on the assessments of the Managing Shareholder of various conditions existing at the time of any such disbursement including: the status of the sale of the Trusts’ other assets, if any, the status of litigation, estimates of wind-down expenses of the Trusts and the estimated expenses associated with operating a liquidating trust for a particular Trust, as applicable, if such a trust is established.

The table below shows the anticipated amount of net proceeds of the Sale to each of Growth Fund, Trust V and Egypt Fund in accordance with their respective ownership of Ridgewood Near East.

	Growth	Egypt
	Fund	Fund	Trust V	Total

Proceeds from Sale(1)	$8,853,001	$2,314,000	$1,833,000	$13,000,001
Estimated Transaction Fees and Expenses(2)	1,500,924	392,312	310,764	2,204,000

Estimated Net Sale Proceeds(3)	$7,352,077	$1,921,688	$1,552,236	$10,796,001

Estimated Net Sale Proceeds Per Investor Share(3)(4)	$11,170	$28,612	$1,632

(1)	Includes $13,000,000 in Ridgewood Loan repayments, currently held in escrow.

(2)	See “The Sale – Fees and Expenses of the Sale” for a discussion of the fees and expenses anticipated to be incurred by the Trusts in connection with the Sale.

(3)	Represents estimated amounts to be received by the Trusts and is not an indication of the amounts to be distributed to shareholders. The Trusts are anticipated to incur additional expenses in connection with the liquidation and dissolution of the Trusts and payment of already existing liabilities, including amounts owed by the Growth Fund and the Egypt Fund to the Managing Shareholder and amounts required to resolve litigation in which Growth Fund and Trust V are involved. These additional expenses are not reflected in this table as these are obligations of Ridgewood Near East or the Trusts, as the case may be, whether the Sale closes or not. Amounts owed by the Growth Fund to the Managing Shareholder at September 30, 2009 can be found in the notes to the financial statements for the Growth Fund in Annex F to the consent statement. Amounts per Investor Share represent estimated net proceeds per investor share assuming the total of Estimated Net Sale Proceeds would be available for immediate distribution and are for illustrative purposes only.

(4)	The Managing Shareholder is the beneficial owner of 2.25 shares of Growth Fund and 2.66 shares of Trust V and will participate in the net proceeds of the Sale to such Trusts’ investors on a pro rata basis. Robert E. Swanson, who controls the Managing Shareholder, is the beneficial owner of 0.15 shares of Trust V and will participate in the net proceeds of the Sale to such Trust’s’ investors on a pro rata basis.

No assurances can be given as to the amount, or timing, of distributions of the proceeds of the Sale, if any, to shareholders of the Trusts. The amount and timing of any disbursements are not currently determinable and will not be determinable until made, as they will be based on the assessments of the Managing Shareholder of various conditions existing at the time of any such disbursements, including: the actual amounts of the transaction fees and expenses that the above table indicates will reduce the proceeds from the Sale, the already existing significant obligations of the Trusts, the status of litigation in which Growth Fund and Trust V are involved, estimates of wind-down expenses of each Trust, including management fees that would be due to the Managing Shareholder and the estimated expenses associated with operating a liquidating trust for each Trust, if such a liquidating trust is established.

Distributions by the Trusts

The Amended Declaration of Trust of each Trust provides that cash flow of each respective Trust, less reasonable reserves which the Trust deems necessary to cover anticipated expenses, including, without limitation, such amount, if any, reasonably determined by the Managing Shareholder to be sufficient to cover the costs and expenses of ongoing litigation matters and the ultimate settlement or other disposition of such matters, is to be distributed to shareholders and the managing shareholder of the particular Trust (which, for each Trust, is the Managing Shareholder) from time to time as the Trust deems appropriate and attributable to its respective shareholders.

Pursuant to the Amended Declaration of Trust for each respective Trust, prior to “payout” (the point at which shareholders have received cumulative distributions equal to the amount of their capital contributions), all distributions from dispositions of assets, net of any amounts used to repay shareholder loans, are to be allocated 99% to the holders of investor shares of beneficial interest (including the Managing Shareholder and its affiliates, to the extent that it or they hold such shares) and 1% to the Managing Shareholder, as holder of the Management Share in each Trust. After “payout,” proceeds from distributions from asset sales are allocated, with respect to Trust  V, 80% to the shareholders and 20% to the Managing Shareholder as holder of the Management Share in Trust V and, with respect to Growth Fund and Egypt Fund, 75% to the shareholders and 25% to the Managing Shareholder as holder of the Management Share in Growth Fund and Egypt Fund. The Managing Shareholder is not expected to receive additional distributions from the Trusts as a result of the Sale, as “payout” is not anticipated to occur in Trust V, Growth Fund or Egypt Fund.

Fees and Expenses of the Sale

Transaction expenses, estimated to be an aggregate of $2,204,000, include the costs of the consent solicitation, including the preparation of consent statements and the related costs of filings, printing and mailing fees and postage, as well as fees and expenses incurred by the Trusts relating to advisory, legal, consulting and accounting services provided to the Trusts in connection with the Sale, including those of Mr. West. Also included in transaction expenses is the payment of amounts due to two former Ridgewood Near East employees totaling approximately $1 million, such payment is accelerated upon the sale of REFI. Transaction expenses do not include any expenses related to the proposed 2008 sale of REFI that did not close.

Transaction expenses related to the Sale, including the costs of the consent solicitation, will be allocated among the Trusts in accordance with their respective shares of the proceeds of the Sale.

LIQUIDATION AND DISSOLUTION

Liquidation and Dissolution of each of the Trusts

The Managing Shareholder, on behalf of each Voting Trust, is seeking the approval of the Sale because the Sale constitutes a sale of all, or substantially all, of the assets of each Voting Trust under the Amended Declaration of Trust for each Voting Trust, and because the approval of the shareholders of each Voting Trust is required under the Sale and Purchase Agreement and other Sale agreements. Trust V is in liquidation pursuant to a shareholder-approved plan of liquidation and dissolution; accordingly, its shareholders’ consent is not required in connection with the Sale. The Amended Declaration of Trust for each Trust requires the Managing Shareholder to sell the remaining assets of the Trust within a “reasonable time” following the sale of substantially all of the Trust’s assets. Under the Amended Declaration of Trust for each Trust, the sale of all or substantially all of the assets of the Trust is an event of dissolution. As a result, upon the closing of the Sale, each Voting Trust will automatically go into liquidation and dissolution; however, a Voting Trust may be continued: (i) if, pursuant to the Amended Declaration of Trust for the Trust, the Managing Shareholder and the holders of a majority of the shares of the Trust approve the continuation of the Trust within 90 days after the occurrence of any event of dissolution, or (ii) pursuant to the Amended Declaration of Trust for each Trust, if there is no remaining managing shareholder, within 90 days after the occurrence of any event of dissolution, the holders of a majority of the shares of the Trust elect, in writing, that the Trust be continued and designate a substitute Managing Shareholder, or (iii) if, pursuant to Section 3808(c) of the Delaware Statutory Trust Act (as described below), each shareholder who consented to approve the dissolution and liquidation of the Trust has subsequently consented to continue the Trust. The Managing Shareholder has determined that it will not approve the continuation of any Voting Trust during such period and does not believe that a continuation permitted by the Delaware Statutory Trust Act will occur. Accordingly, following the Sale, unless continued, an event the Managing Shareholder does not anticipate, each Voting Trust will, pursuant to Delaware law and the Amended Declaration of Trust for each Voting Trust, become subject to a Plan of Liquidation and Dissolution. A form of the Plan of Liquidation and Dissolution to be used for each Voting Trust is attached to this consent statement as Annex D.

If the shareholders of each Voting Trust approve the Sale, subsequent to the consummation of the Sale, the Plan of Liquidation and Dissolution for each Voting Trust will become effective and within a reasonable time following the approval by the shareholders, each Voting Trust will dissolve and thereupon its affairs will be wound up in accordance with the provisions of its respective Plan of Liquidation and Dissolution and the applicable terms of its Amended Declaration of Trust, the Delaware Statutory Trust Act and the laws of the State of Delaware.

The Managing Shareholder anticipates that each Trust would be liquidated and dissolved within a reasonable time following the Sale and the conclusion of any litigation to which the Trust is a party. The Managing Shareholder intends to wind up each Trust’s affairs and distribute in liquidation its remaining cash, less such amount reasonably determined by the Managing Shareholder to be sufficient to pay the costs and expenses of the ongoing activities of each Trust, including those costs, liabilities and expenses anticipated to be incurred in connection with the maintenance and ultimate settlement or other disposition of any pending litigation involving a Trust.

Under the Delaware Statutory Trust Act and the Amended Declaration of Trust for each Trust, the dissolution and winding up of each Trust does not end the existence of the Trust or cause the shareholders of the Trust to cease to be beneficial owners. The Amended Declaration of Trust for each Trust remains in full force and effect during the period of dissolution and winding up and until such time as each Trust is terminated. Without limitation, the shareholders will continue during such period to receive cash flow and share profits and losses for all tax and other purposes, in each case, as provided in, and in accordance with the terms of, the Amended Declaration of Trust for each Trust. Upon completion of the winding up of a particular Trust, the Managing Shareholder would cause the termination of the Trust by causing a certificate of cancellation of the Certificate of Trust for the Trust to be filed in the Office of the Secretary of State of the State of Delaware and the Managing Shareholder would cause the cancellation of any qualifications of the Trust as a foreign trust in jurisdictions other than the State of Delaware. The Managing Shareholder would also cause each of Trust V and Growth Fund to file a Form 15 terminating its respective obligations to file periodic and current reports with the SEC under the Exchange Act. If the Managing Shareholder forms a liquidating trust for Trust V or Growth Fund, however, certain reduced ongoing periodic SEC reporting obligations may be required for that Trust.

Pursuant to Section 3808(c) of the Delaware Statutory Trust Act, the existence of a Delaware statutory trust may be continued regardless of the occurrence of an event triggering dissolution if prior to the filing of a certificate of cancellation of the trust, the trust is continued pursuant to the affirmative vote or written consent of all remaining beneficial owners of the trust (and any other person whose approval is required under the trust’s declaration of trust to revoke a dissolution pursuant to Section 3808(c) of Delaware Statutory Trust Act), or, if the dissolution was caused by a vote or written consent, the dissolution will not be revoked unless each beneficial owner and other person (or their respective personal representatives) who voted in favor of, or consented to, the dissolution has voted or consented in writing to continue the trust. The Managing Shareholder does not believe that such a continuation will occur.

The Plan of Liquidation and Dissolution for a particular Trust will terminate upon the earlier of (i) the filing of the certificate of cancellation of the Certificate of Trust for the Trust or (ii) the continuation of the Trust pursuant to the Amended Declaration of Trust for the Trust, or pursuant to Section 3808(c) of the Delaware Statutory Trust Act (each as described above).

Liquidating Trust

As of the date of this consent statement, each of the Trusts is both a plaintiff and a defendant in pending litigation matters and has other continuing obligations as described herein, unless all such matters are settled or otherwise disposed of prior to liquidation and dissolution of each Trust or if otherwise deemed necessary or appropriate by the Managing Shareholder, the Managing Shareholder may establish a liquidating trust for any particular Trust and assign to such liquidating trusts, among other things, all of the Trust’s remaining rights, obligations and liabilities, including those relating to or associated with the Trust’s then-pending litigation matters at such time.

See “Parties Involved in the Sale – Legal Proceedings” for a discussion of the litigation involving the Trusts pending as of the date of this consent statement.

If the Managing Shareholder determines to establish one or more liquidating trusts, it would likely do so subsequent to the closing of the Sale. Each liquidating trust would be a statutory trust governed by the laws of the State of Delaware. After the establishment of a liquidating trust for a particular Trust, the Managing Shareholder may assign to that liquidating trust, among other things:

•	an amount of cash or liquid short-term investments reasonably determined by the Managing Shareholder to be sufficient to pay the costs and expenses anticipated to be incurred in connection with the maintenance and ultimate settlement or other disposition of then-pending litigation matters and any other claims or liabilities involving the applicable Trust and the costs and expenses of the maintenance, administration and subsequent wind-up of the liquidating trust;

•	all rights, obligations and liabilities relating to, or associated with, the applicable Trust’s then-pending litigation matters and any other claims or liabilities or rights involving the applicable Trust and any other matters that arise during the term of the liquidating trust; and

•	the right to receive any funds that the applicable Trust or the liquidating trust are awarded in connection with the settlement or other disposition of one or more of the litigation matters during the term of such liquidating trust or otherwise.

Shareholders would be beneficiaries of such liquidating trusts in the same proportion as they are owners of shares in each applicable Trust as of the date determined by the Managing Shareholder. The beneficial interests would confer upon holders solely the right to payment of funds remaining in such liquidating trusts, if any, following the settlement or other disposition of the pending litigation matters and all other matters and payment of all related costs and expenses, and would not confer upon holders any rights under the Amended Declaration of Trust for the applicable Trust, such as the right to vote on matters specified therein, or otherwise.

The beneficial interests would not be certificated but would be maintained in book-entry format by each liquidating trust. In addition, the beneficial interests in each liquidating trust would not be transferable, except by will, intestate succession or operation of law. Each liquidating trust, as well as the litigation and wind-up matters subject to each such liquidating trust, would be administered by the Managing Shareholder or its designee and would be subject to the complete and exclusive management discretion of the Managing Shareholder or its designee. If the Managing Shareholder determines to establish a liquidating trust for a particular Trust, it is anticipated that the Managing Shareholder would be reimbursed for expenses and would be paid a fee in connection with its management and administration of the liquidating trust.

Pursuant to the Plan of Liquidation and Dissolution and the agreement by which each liquidating trust is created, the Managing Shareholder would permit each liquidating trust to use the funds in such liquidating trust that are not distributed to beneficiaries of the liquidating trust only for the maintenance, settlement or other disposition of the litigation matters and any other claims or liabilities involving the applicable Trust and for the payment of expenses. Each liquidating trust would not make any regular distribution of funds held in such liquidating trust or funds awarded to the applicable Trust or such liquidating trust during the term of the liquidating trust until all of the litigation matters and any other matters, and all related expenses, are satisfied; provided that in the event that funds are awarded to the applicable Trust or such liquidating trust during the term of such liquidating trust, the liquidating trust would receive and hold such funds until the liquidation and dissolution of such liquidating trust or such earlier time (or from time to time) as the manager may determine to distribute such funds, or any portion thereof, to the beneficiaries of the liquidating trust, as the manager of the liquidating trust deems appropriate.

It is intended that each liquidating trust would be liquidated and all of its remaining assets, if any, would be distributed to the beneficiaries of such liquidating trust as soon as reasonably practicable after the pending litigation matters and any other claims or liabilities involving the applicable Trust are settled or otherwise disposed of, and in any event upon the third anniversary of the date that assets are first transferred to each such liquidating trust; however, the final distribution date may be extended by the manager of the liquidating trust.

If the Managing Shareholder determines to establish one or more liquidating trusts, as described above, the liquidating trusts for Trust V and Growth Fund may not be required to file periodic and current reports with the SEC. If it is determined that such liquidating trusts are subject to reduced reporting requirements by the SEC, each such liquidating trust could be required to issue unaudited annual reports to the beneficiaries showing the assets and liabilities of such liquidating trust at the end of each fiscal year and the receipts and disbursements of such liquidating trust for the fiscal year then ended. The annual reports also could describe the changes in each such liquidating trust’s assets during the reporting period and the actions taken by such liquidating trust during the period. Although the financial statements contained in such reports would not be audited, they will be prepared in conformity with accounting principles generally accepted in the United States of America. Each such liquidating trust may also distribute to the beneficiaries a periodic report if, in the opinion of the manager of such liquidating trust, a material event relating to the liquidating trust’s assets has occurred. There can be no assurance that the SEC would permit any such reduced reporting or assurance that the SEC will not consider such liquidating trusts to be an SEC reporting company required to file periodic and current reports with the SEC. If a liquidating trust for a particular Trust is required to continue to file periodic and current reports and other reports, statements and information with the SEC, the expenses relating to those reporting obligations will be paid by the liquidating trust.

INTERESTS OF THE MANAGING SHAREHOLDER, EXECUTIVE OFFICERS AND OTHER PARTIES

Relationship With, and Payments to, the Managing Shareholder and its Affiliates

In considering the recommendation of the Managing Shareholder for the approval of the Sale, you should be aware that

•	each Trust and its shareholders may have interests in the Sale that may be in addition to, or different from, the interests of the other Trusts (and their respective shareholders); and

•	the Managing Shareholder and its executive officers may have interests in the Sale that may be in addition to, or different from, the interests of any of the Trusts (and their respective shareholders).

Neither the Managing Shareholder nor any of the Trusts have independent directors, and thus determinations regarding the Sale have been made for the Trusts solely by the Managing Shareholder. However, the interests of the Managing Shareholder and the shareholders of the Trusts are aligned in this respect, it is in the interests of both the Managing Shareholder and the shareholders of each of the Trusts to obtain the highest possible consideration for the assets being sold in the Sale.

Interests of the Managing Shareholder

Pursuant to the Amended Declaration of Trust for the respective Trusts, prior to “payout” (the point at which shareholders have received cumulative distributions equal to the amount of their capital contributions), all distributions from dispositions of assets, net of any amounts used to repay shareholder loans, are to be allocated 99% to the holders of investor shares of beneficial interest (including the Managing Shareholder and its affiliates, to the extent that it or they hold such shares) and 1% to the Managing Shareholder, as holder of the Management Share in each Trust. After “payout,” proceeds from distributions from asset sales are allocated, with respect to Trust  V, 80% to the shareholders and 20% to the Managing Shareholder as holder of the Management Share in Trust V and, with respect to Growth Fund and Egypt Fund, 75% to the shareholders and 25% to the Managing Shareholder as holder of the Management Share in Growth Fund and Egypt Fund. The Managing Shareholder is not expected to receive additional distributions from Trust V, Growth Fund or Egypt Fund as a result of the Sale, as “payout” is not anticipated to occur in any of these Trusts.

The Managing Shareholder and its affiliates own, directly or indirectly, investor shares of beneficial interest of each of the Trusts and will receive a pro rata share of the distributions of each of the Trusts based upon their ownership of such shares of the Trusts. See “Security Ownership of Certain Beneficial Owners and Management”.

The Managing Shareholder is currently paid a management fee for the administration of the Trusts and will continue to receive that fee in connection with its administration of each Trust until the termination of the Trust is effected by the filing of a certificate of cancellation of the Certificate of Trust for the Trust in the Office of the Secretary of State of the State of Delaware. If a liquidating trust is established for a particular Trust, it is anticipated that the Managing Shareholder would be reimbursed for expenses and would be paid a fee in connection with its management and administration of the liquidating trust if it serves as managing shareholder of the liquidating trust. The Trusts are required to reimburse the Managing Shareholder for third-party direct expenses incurred in managing and operating the Trusts. Because the Trusts are obligated to reimburse the

Managing Shareholder for all such third-party direct expenses it incurs on their behalf, there is no maximum amount that the Trusts may be required to pay to the Managing Shareholder.

In accordance with each Trust’s Amended Declaration of Trust, upon or prior to the first distribution in liquidation, the Managing Shareholder must contribute to the capital of each Trust an amount equal to any deficit in the capital account of the Managing Shareholder calculated just prior to the date of such distribution. As of December 31, 2008, the last date such calculation was made, the Managing Shareholder would have been required, at that time, to contribute the following to each Trust if the Trusts had been making liquidating distributions:

Required
Trust	Contribution

Trust V	$32,866
Growth Fund	Not applicable
Egypt Fund	$12,878

Ridgewood Power Management, which is an affiliate of the Managing Shareholder and the Trusts, has historically provided and continues to provide managerial and operating services to U.S.-based projects of the Trusts and its affiliates.

At December 21, 2009, amounts payable to the Managing Shareholder, for outstanding management fees and Trust expenses paid on behalf of the Trust by the Managing Shareholder, of each Trust were: Growth Fund – $1.7 million; Egypt Fund – $0.7 million; and Trust V – $0. For additional information regarding this arrangement, see “Management of the Trusts.”

Relationship with Mr. Girges

Mr. Girges runs the day-to-day business operations of REFI on behalf of, and as the representative of, the Managing Shareholder and the Trusts.

Mr. Girges, along with Orouba, are the sole purchasers of the REFI Shares and the unpaid balance of the Ridgewood Loans under the terms of the Sale and Purchase Agreement. In connection with the Sale, Mr. Girges has agreed to waive his right to receive from the Seller termination and bonus payments, under a 2006 bonus agreement, that would otherwise be payable to him out of the proceeds of the Sale. Such payments are estimated to be at least $1 million.

It is anticipated that after the closing of the Sale, Mr. Girges will continue to be the general manager of REFI. It is also expected that after the Sale, the Purchasers will attempt to transfer a portion of the REFI Shares to Desal in exchange for cancellation of some or all of the amounts that will be outstanding under the Desal Loan and other consideration, which could include bonuses to Mr. Girges or other forms of personal compensation. There is no guaranty that such conversions will occur; however, even if they do, neither Ridgewood Near East nor the Trusts are a party to any such transfers and would neither receive nor pay any consideration in regards to such transfers. After the closing of the Sale, the Managing Shareholder expects that Mr. Girges will have no further relationship, by employment or otherwise, with any of the Trusts, the Managing Shareholder or any of their affiliates.

THE SALE AND PURCHASE AGREEMENT AND THE ADDITIONAL AGREEMENTS

This section of the consent statement describes the material provisions of the Sale and Purchase Agreement and other related agreements, but does not purport to describe all of the provisions of the Sale and Purchase Agreement or such other agreements. The following summary is qualified in its entirety by reference to the complete text of the Sale and Purchase Agreement, the Desal Loan Agreement and the Escrow Agreement, which are attached as Annexes A, B and C, respectively, and are incorporated by reference, to, this consent statement. You are urged to read the full text of these agreements because they are the legal documents that govern the Sale. These agreements, and the descriptions of those agreements below, have been included to provide investors with information regarding the terms of those agreements. The Sale agreements, and the description of those agreements, are not intended to provide any other factual information about the parties thereto, the Trusts, or their respective subsidiaries or affiliates. The Sale agreements contain representations and warranties of the parties to those agreements made solely for the benefit of the other parties to those agreements and were used for the purpose of allocating risk among the parties. Therefore, those representations and warranties are not categorical statements of fact. Moreover, the respective parties’ representations and warranties may apply standards of materiality in a way that is different from what may be material to investors, and were made only as of December 10, 2009, or such other date or dates as may be specified in the Sale agreements, and are subject to more recent developments. Accordingly, the representations and warranties in the Sale agreements should not be read in isolation, but only in conjunction with the other information about the parties to those agreements, including Ridgewood Near East and its subsidiaries, that the respective Trusts include in reports and statements they file with the SEC.

The Sale and Purchase Agreement

In connection with the Sale, the Seller, the Purchasers and REFI have entered into a Sale and Purchase Agreement, dated as of December 10, 2009, a copy of which is attached as Annex A to this consent statement. Under the Sale and Purchase Agreement, the Seller will, for $1, sell its interest in the REFI Shares and transfer the remaining $12.5 million outstanding balance of the Ridgewood Loans to the Purchasers. The transactions contemplated by the Sale and Purchase Agreement will occur simultaneously with the release of the $13 million in loan proceeds under the Desal Loan to the Seller in partial repayment of the Ridgewood Loans. The transactions contemplated by the Sale and Purchase Agreement, and the other Sale agreements, will become effective upon the delivery of a certificate of the Senior Vice President and General Counsel of the Trusts certifying that the Trusts have obtained all consents required to consummate the Sale under the Trusts’ governing documents and applicable law.

Other key terms of the Sale and Purchase Agreement include, but are not limited to:

•	Mr. Girges will release the Seller, and its officers, directors, managers, shareholders and affiliates, from (1) any liability whatsoever relating to any bonus or other compensation or benefits due to Mr. Girges or his affiliates to which he would otherwise be entitled upon the sale of REFI or any of its assets or arising from his employment by REFI, or the termination thereof, and (2) any and all claims he or his affiliates may have against those parties. The release letter will become effective upon the closing of the Sale.

•	Upon the closing of the Sale,

•	the Seller, and its affiliates, will release each Purchaser, and its affiliates, and REFI from any and all manner of claims that the Seller, or its affiliates, may have against each Purchaser, and its affiliates, and REFI; and

•	each Purchaser, and its affiliates, and REFI will release the Seller, and its affiliates, from any and all manner of claims each Purchaser, and its affiliates, and REFI may have against the Seller, and its affiliates.

•	The Purchasers and REFI, upon the closing of the Sale, individually, and jointly and severally, will indemnify and hold the Seller, and its affiliates, harmless against any third-party claims and damages arising out of

•	the transfer or subsequent ownership of the REFI Shares,

•	the ownership, management or operation of REFI,

•	any claim of Mr. Kortam, who may be deemed to be a registered owner of a portion of the REFI Shares by GAFI, or

•	any claim by Desal or any of its affiliates.

•	The Seller will not compete with REFI in the continent of Africa and specified countries in the Middle East (the “Territory”) for a period of five years after the closing of the Sale or until Mr. Girges no longer owns any of the REFI Shares, whichever is sooner.

•	REFI will have the right to use the “Ridgewood” name for its business in the Territory.

•	Unless the Seller and the Purchasers otherwise agree, the Sale and Purchase Agreement will automatically terminate on April 9, 2010 unless the Sale has closed; however, the termination date may be extended by an additional 90 days by paying $200,000 to Desal.

•	The Sale and Purchase Agreement is governed by the laws of the Arab Republic of Egypt and any disputes arising out of, or in connection with, the Sale and Purchase Agreement will be resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce in Paris. Arbitration will take place in Cairo, Egypt and will be conducted in English.

Desal Loan Agreement

In connection with the Sale, Desal, as the lender, REFI, as the borrower, and Mr. Girges have entered into a Loan Agreement, dated as of December 10, 2009, which is referred to as the Desal Loan Agreement, a copy of which is attached as Annex B to this consent statement. The proceeds of the Desal Loan will be delivered to the Seller in partial repayment of the Ridgewood Loans upon the delivery of a certificate of the Senior Vice President and General Counsel of the Trusts certifying that the Trusts have obtained all consents required to consummate the Sale under the Trusts’ governing documents and applicable law.

Pursuant to the terms and subject to the conditions of the Desal Loan Agreement, Desal will loan REFI $13,000,000 to be repaid by REFI on a quarterly basis over three years to begin six months after the closing of the Sale. Desal has deposited the $13,000,000 in loan proceeds into escrow, subject to the Escrow Agreement described below.

Other key terms of the Desal Loan Agreement include, but are not limited to:

•	Mr. Girges and Orouba have entered into share pledge agreements with Desal, whereby Mr. Girges and Orouba grant Desal a first priority pledge over the REFI Shares, effective upon the closing of the Sale.

•	REFI has entered into a Real Estate Mortgage Agreement with Desal, granting Desal a priority interest in the assets of REFI, effective upon the closing of the Sale.

•	Mr. Girges has executed post-dated checks in favor of Desal for each of the quarterly payments under the Desal Loan. Those checks will be held by Desal. Desal has agreed to release the checks over time as REFI makes scheduled debt repayments. Upon the repayment in full of the Desal Loan any remaining personal checks signed by Mr. Girges will be returned to him.

•	The repayment of the Desal Loan will be accelerated and REFI will be obligated to pay default interest of 1% per month, if, among other things,

•	The loan proceeds are not used for the partial repayment of the Ridgewood Loans;

•	REFI fails to make any payment under the Desal Loan when due;

•	It comes to the attention of Desal that REFI is incapable of continuing its business on a regular basis;

•	REFI fails to pay, or is delayed in paying, any due and undisputed taxes or other governmental obligations and such failure or delay results in an attachment of REFI’s assets that adversely affects REIS’ ability to repay the Desal Loan;

•	It is determined that REFI presented incorrect and material information to Desal;

•	REFI becomes, or is reasonably at risk of becoming, insolvent, bankrupt or subject to attachment;

•	REFI obtains a loan or credit facility without the prior approval of Desal; or

•	The REFI Shares are disposed of by Mr. Girges or Orouba to anyone other than each other or Desal.

•	The Desal Loan Agreement will automatically terminate on April 9, 2010 unless all of the conditions to the Desal Loan have been satisfied; however, this date may be extended by an additional 90 days by paying $200,000 to Desal.

•	The Desal Loan Agreement is governed by the laws of the Arab Republic of Egypt and all disputes arising out of, or in connection with, the Desal Loan Agreement will be resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce. Arbitration will take place in Cairo, Egypt and will be conducted in English.

Neither the Seller nor the Trusts are a party to the Desal Loan.

The Escrow Agreement

The Seller, each Purchaser, Desal and REFI have entered into an Escrow Agreement, dated as of December 10, 2009, with HSBC Egypt, as escrow agent, a copy of which is attached as Annex C to this consent statement. Under the Escrow Agreement, Desal has deposited into escrow the $13,000,000 in proceeds under the Desal Loan and all parties have delivered into escrow fully executed copies of the Sale and Purchase Agreement, the Desal Loan Agreement and other related agreements and documents.

The only remaining condition to consummation of the Sale is the delivery to the escrow agent of the certificate of the Senior Vice President and General Counsel of the Trusts certifying that the Trusts have obtained all consents required to consummate the Sale under the Trusts’ governing documents and applicable law. Upon receiving this certificate, the escrow agent will immediately, without any further conditions, notices, consents or approvals, release:

•	The $13,000,000 in proceeds under the Desal Loan to the Seller in partial repayment of the Ridgewood Loans;

•	Interest earned on the $13,000,000 deposited under the Escrow Agreement to Desal; and

•	Fully executed copies of the Sale agreements to the respective parties to those agreements.

Simultaneously with these deliveries, the REFI Shares and the outstanding balance of the Ridgewood Loans will be transferred to the Purchasers and the other transactions contemplated by the Sale agreements will be consummated.

In the absence of other instructions, the Escrow Agreement will terminate and the escrowed funds and any interest accrued thereon will be returned to Desal if the required certificate of the Senior Vice President and General Counsel of the Trusts has not been delivered to the escrow agent by April 9, 2010; however, the term of the Escrow Agreement will be extended for an additional 90 days if the escrow agent is notified that the termination date has been extended by the payment of $200,000 to Desal.

REFI will pay the escrow agent a fee of $20,000 under the Escrow Agreement; and REFI will pay additional monthly fees of $5,000 if the term of the Escrow Agreement is extended to after April 9, 2010.

The Escrow Agreement is governed by the laws of the Arab Republic of Egypt and any disputes arising out of, or in connection with, the Escrow Agreement will be resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce in Paris. Arbitration will take place in Cairo, Egypt and will be conducted in English.

REGULATORY MATTERS

The Managing Shareholder is not aware of any material filings, approvals or other action by any United States federal, state or local or foreign governmental administrative or regulatory authority required for the completion of the Sale.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General Discussion

This section is a discussion of some of the material United States federal income tax consequences to certain shareholders of the Trusts upon: (i) the sale of all of the Seller’s right, title and interest in and to the REFI Shares and the Ridgewood Loans; and (ii) the liquidation and dissolution of the Seller and the Trusts.

The information in this discussion reflects the tax return positions that the Managing Shareholder intends to take on the United States federal income tax returns of Ridgewood Near East and, since Ridgewood Near East is treated as a partnership, the Trusts’ United States federal income tax returns. While the Managing Shareholder believes that the Internal Revenue Service (IRS) will accept these reporting positions, it has not received any opinion of counsel to that effect. Further, there can be no assurance that the IRS will not challenge any of the reporting positions described in this discussion nor that any challenge will not be sustained by the courts. If the IRS successfully challenges these return positions after an audit of the income tax returns of Ridgewood Near East and/or any Trust or any shareholder of any Trust, the IRS may compute the tax effect any particular Trusts’ shareholders and assess additional tax liability (plus penalties and interest) on the Trust’s shareholders.

The information in this discussion is based on the United States federal income tax laws as in effect on the date of this consent statement. The laws include the Internal Revenue Code of 1986, as amended, referred to herein as the “Code,” current, temporary and proposed regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the IRS, including its practices and policies as expressed in private letter rulings that are not binding on the IRS except for a taxpayer that receives the ruling, and published court decisions. There is a risk that future legislation, regulations, administrative interpretations or court decisions will significantly change the current law or adversely affect existing interpretations of the United States federal income tax laws. Any change could apply retroactively to transactions preceding the date of the change.

This section only applies to shareholders that are U.S. Holders. For purposes of this consent statement, a U.S. Holder is any shareholder that is: (i) a citizen or resident of the United States, (ii) a corporation or other entity created or organized under the laws of the United States or any of its political subdivisions, (iii) a trust that is subject to the supervision of a court within the United States and the control of one or more United States persons or has a valid election in effect under applicable United States treasury regulations to be treated as a United States person, or (iv) an estate that is subject to United States federal income tax on its income regardless of source.

This section does not discuss all aspects of United States federal income taxation that might be relevant to a specific U.S. Holder in light of his, her or its own particular investment or tax circumstances. In particular, except as otherwise expressly provided, the following discussion has only limited application to shareholders that are corporations, partnerships, limited liability companies, estates, trusts, nonresident aliens or to shareholders who are subject to specialized tax treatment, including individual retirement and other tax-deferred accounts, banks and other financial institutions, insurance companies, tax-exempt organizations, dealers, brokers or traders in securities or currencies and persons subject to the alternative minimum tax.

This section does not address any foreign, state or local income tax considerations except where specifically identified, and those consequences may be materially different from the United States federal income tax consequences described in this summary. Each shareholder should consult his, her or its own tax advisor regarding the application of the income tax laws of his, her or its jurisdiction of residence.

A shareholder that is itself a partnership or limited liability company and whose partners or investors include foreign persons should consult with its own tax advisor regarding any special United States tax consequences to it and its partners or investors that may result from the Sale and other transactions described in this consent statement.

Shareholders that are Keogh plans, pension or profit sharing plans or other employee benefit plans qualifying under Code Section 401(a), which we refer to herein as “Qualified Plans,” individual retirement accounts described in Code Section 408 (IRAs) or charitable organizations generally exempt from taxation under Code Section 501(c), which we refer to herein as “Exempt Organizations,” which are otherwise exempt from the imposition of United States federal income tax should be aware that generally any income resulting from their interests in Growth Fund has been, and will continue to be, subject to taxation as unrelated business taxable income. Shareholders which are Exempt Organizations should consult their own tax advisors regarding the tax treatment of the Sale and other related transactions.

This discussion is not intended to be, and it should not be construed by shareholders as tax advice.  In reviewing this discussion, shareholders should note that their own tax consequences may vary depending on their particular tax situations. The following discussion is not a substitute for careful tax planning by each shareholder in consultation with his, her or its own tax advisor.

YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE UNITED STATES FEDERAL, STATE AND LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU THAT WILL RESULT FROM THE SALE AND THE OTHER TRANSACTIONS DESCRIBED IN THIS CONSENT STATEMENT, WITH REFERENCE TO THE PARTICULAR FACTS AND CIRCUMSTANCES THAT MAY BE UNIQUE TO YOU.

Sale of REFI

As contemplated by the Sale and Purchase Agreement and other Sale agreements, the Seller will sell all of its right, title and interest in and to the REFI Shares and the Ridgewood Loans. For United States federal income tax purposes, Ridgewood Near East, the Seller, intends to take the position that on January 1, 2002 the advances by Ridgewood Near East (plus accrued but unpaid interest) were effectively converted into additional equity contributions attributable to the REFI Shares and that the sale is entirely a sale of the REFI Shares (rather than a combination of the REFI Shares and the Ridgewood Loans). Ridgewood Near East intends on taking this position because: (i) on January 1, 2002, REFI and Ridgewood Near East entered into a Loan Modification Agreement whereby all interest ceased to accrue on the Ridgewood Loans subsequent to December 31, 2001, (ii) Ridgewood Near East repeatedly agreed not to demand repayment of the Ridgewood Loans (at least for a year and a day), and (iii) as a result of REFI’s financial condition, REFI effectively no longer had the ability to satisfy its obligations under the Ridgewood Loans and in a dissolution would likely be treated as equity and subordinate to other creditors of REFI.

For U.S. federal income tax purposes, gains that are realized upon the sale of shares of stock of a corporation that are held as capital assets generally equal the excess, if any, of the amount realized from the disposition over the stock’s adjusted tax basis. Losses generally equal the excess, if any, of the asset’s adjusted tax basis over the amount realized.

Ridgewood Near East estimates that the Sale will generate a capital loss. This is because its tax basis in REFI is expected to exceed the net amount realized from the Sale. As Ridgewood Near East has held its investment in REFI for more than 12 months, the capital loss should be long-term capital loss.

The Trusts’ allocable share of the long-term capital loss incurred by Ridgewood Near East would flow through to the Trusts and, consequently, to the Trusts’ shareholders. Generally, noncorporate taxpayers are limited in the extent to which they can report capital losses. The capital losses are only allowed to be used to offset the amount of the capital gains realized by the noncorporate taxpayer plus up to $3,000 per year of the noncorporate taxpayer’s ordinary income ($1,500 if married and filing separate returns). Capital losses in excess of this amount may be carried forward indefinitely to offset against future capital gains and ordinary income (subject to the $3,000 limitation) earned by the noncorporate taxpayer but such excess capital losses may not be carried back to prior tax years. Accordingly, shareholders may not fully benefit in the year of the sale from the capital losses allocated to them and, in such event, they would have to carry forward such unused losses for future offsets.

Notwithstanding the above analysis, if the IRS chooses to conduct an audit, it may reject Ridgewood Near East’s position that the Ridgewood Loans (plus accrued but unpaid interest) were effectively converted from loans into equity capital contributions on January 1, 2002. The IRS could potentially take this contrary position since: (i) the advances were originally characterized as loans on its U.S. federal income tax returns for which interest income was accrued through 2001, (ii) following the effective conversion of the advances from debt to equity on January 1, 2002, Ridgewood Near East continued to report the advances to REFI as “loan receivables” on its U.S. federal income tax returns (even though it ceased accruing interest and ceased reporting interest income on its returns), (iii) following the effective conversion, Ridgewood Near East reported the payments it received from REFI as “loan payables” on its U.S. federal income tax returns as opposed to a return of its equity capital contributions (even though it did not accrue interest expense), and (iv) the parties to the Sale, are, in fact, respecting the loans, referred to as the Ridgewood Loans, as still outstanding.

If the IRS were to be successful, it could impute interest income attributable to the Ridgewood Loans for each tax year that Ridgewood Near East did not accrue interest or otherwise report interest income. This imputed interest income would be taxed at ordinary income tax rates. If this were to occur, it is likely that this imputed interest income would be partially offset by increased capital losses (subject to the limitations regarding the deductibility of capital losses previously set forth in this consent statement) as the Ridgewood Loans would have a higher basis as a result of the imputed interest. Any income tax assessment by the IRS would also likely include interest and penalties being charged by the IRS. Following a final determination on all of these items, the IRS could issue notices to shareholders that they are subject to one or more computational tax adjustments (including penalties and interest).

Dissolution of Ridgewood Near East

Following the Sale, it is anticipated that Ridgewood Near East and its wholly owned subsidiary will dissolve and: (i) with respect to the subsidiary, make final liquidating distributions to Ridgewood Near East; and (ii) with respect to Ridgewood Near East, make final liquidating distributions to the Trusts, as Ridgewood Near East’s members.

Since the wholly owned subsidiary of Ridgewood Near East is treated as a disregarded entity for U.S. federal income tax purposes, there should be no U.S. federal income tax consequences to Ridgewood Near East or the Trusts’ shareholders with respect to the dissolution of the subsidiary and its liquidating distributions made to Ridgewood Near East.

With respect to the dissolution of and liquidating distributions made by Ridgewood Near East, which is treated as a partnership for United States federal income tax purposes, as a general rule, when a partner receives a liquidating distribution, such partner will recognize gain only to the extent the cash (and the fair market value of any marketable securities) distributed exceeds the adjusted basis in his, her or its partnership interest. Loss may be recognized on a liquidating distribution if no property other than cash is distributed and the cash distributed is less than the partner’s adjusted basis in his, her or its partnership interest.

In a typical liquidation of a partnership, a partner’s basis in such partner’s partnership interests will substantially equal the amount of such partner’s liquidating distributions, primarily because the basis of the partnership interests will have been increased by the partner’s share of any gain or decreased by the partner’s share of any loss of the partnership in the year of the liquidating distribution (including gain or loss attributable to the sale of the partnership’s assets). In such a case, little or no additional gain or loss is likely to be recognized as a result of receiving liquidating distributions. However: (i) if and to the extent that a partner’s tax basis is less than the amount of cash received upon liquidation, such partner will have additional gain and (ii) if and to the extent that a partner’s tax basis is more than the amount of cash received upon liquidation, such partner will have loss.

Accordingly, after taking into consideration the basis adjustments to a particular Trust’s membership interests in Ridgewood Near East as a result of the Sale, if its tax basis is more than the amount received in connection with the liquidation of Ridgewood Near East, there may be additional capital loss which would be passed through to shareholders of the Trust and which the shareholders could report subject to the capital loss limitations discussed earlier in this consent statement.

Dissolution of the Trusts

Following the Sale and simultaneously with the dissolution of Ridgewood Near East, Growth Fund and Egypt Fund will each, pursuant to Delaware law and its respective Amended Declaration of Trust, become subject to a Plan of Liquidation and Dissolution whereby it will: (i) make partial liquidating distributions to its shareholders promptly after the closing of the Sale; and (ii) commence the full liquidation of the Trust by selling its remaining assets, if any, and making final liquidating distributions. Trust V is already operating pursuant to a shareholder-approved plan of liquidation and dissolution.

For United States federal income tax purposes each Trust is treated as a partnership and the Trust’s shareholders as its partners. As a general rule, when a partner receives a liquidating distribution (whether as a partial liquidating distribution or the final liquidating distribution), he, she or it will recognize gain only to the extent the cash (including generally marketable securities) distributed exceeds the adjusted basis in his, her or its partnership interest. Loss may be recognized only upon a final liquidating distribution if no property other than cash is distributed and the cash distributed is less than the partner’s adjusted basis in his, her or its partnership interest.

It is anticipated that, in the typical case, a shareholder of a Trust will not incur any gain or loss upon the receipt of the partial liquidating distribution of the net proceeds from the Sale. This is because, in the typical case, a shareholder’s basis in his, her or its interests in a particular Trusts will substantially equal or exceed his, her or its share of the partial liquidating distributions, primarily because the basis of his, her or its interests in the Trust will have been increased (or decreased) by his, her or its share of any taxable income or capital loss incurred in connection with the Sale. However, this will not necessarily be true in all cases and some shareholders may recognize gain upon his, her, or its receipt of the partial liquidating distribution of the net proceeds from the Sale. Any such gain, generally, should be characterized as a capital gain or loss.

Since the distribution of the net proceeds received in connection with the Sale is only a partial liquidating distribution, each shareholder may recognize gain or loss upon the receipt of the final liquidating distribution(s) upon such shareholder’s receipt of the net proceeds following the sale of a Trust’s remaining assets, if any. Similarly, it is anticipated that, in the typical case, a shareholder will not incur any gain or loss upon the receipt of the final liquidating distribution of the net proceeds from the sale of a Trust’s remaining assets, if any. This is because, in the typical case, a shareholder’s basis in his, her or its interests in a Trust will substantially equal his, her or its share of the final liquidating distributions, primarily because the basis of his, her or its interests in a Trust will have been increased (or decreased) by his, her or its share of any taxable income (or loss) incurred in connection with the sale of the Trust’s remaining assets, if any. However, this will not necessarily be true and some shareholders may recognize gain or loss upon his, her, or its receipt of the final liquidating distribution of the Trust in addition to his, her or its share of the taxable income incurred on the sale of the Trust’s remaining assets, if any. Any such gain or loss generally should be characterized as a capital gain or loss.

As part of each Trust’s Plan of Liquidation and Dissolution and within a reasonable amount of time following the sale of each Trust’s remaining assets, if any, the Managing Shareholder may decide to transfer to a liquidating trust: (A) an amount reasonably determined by the Managing Shareholder to be sufficient to pay the costs and expenses anticipated to be incurred in connection with the maintenance and ultimate settlement or other disposition of then-pending litigation matters discussed under the heading “Parties Involved in the Sale – The Trusts – Legal Proceedings” and any other claims or liabilities involving the Trust and the costs and expenses of the maintenance, administration and subsequent winding up of the liquidating trust(s); (B) all rights, obligations and liabilities relating to, or associated with, Growth Fund’s and Trust V’s then-pending litigation matters and any other claims or liabilities or rights involving a particular Trust and any other matters that arise during the term of the liquidating trust; and (C) the right to receive any funds that the Trust or the liquidating trust are awarded in connection with the settlement or other disposition of one or more of the litigation matters during the term of the liquidating trust or otherwise. In such event, such transfers should cause the distributions of cash by each Trust to its shareholders following the sale of its remaining assets, if any, to be treated as final liquidating distributions. This is because, for U.S. federal income tax purposes, the transfers of the assets by a Trust to a liquidating trust would be treated as if the Trust actually made such distributions directly to the shareholders and, therefore, the Trust would have no remaining assets. Accordingly, when each shareholder calculates his, her or its gain (or loss) upon the receipt of the final liquidating distribution, such shareholder will be required to include his, her or its share of the assets transferred to the liquidating trust. It is intended that for U.S. federal income tax purposes, the liquidating trust will be treated as a “liquidating trust” under Treasury Regulation 301.7701-4(d) and the shareholders of a particular Trust will become beneficiaries of the liquidating trust for that Trust. Accordingly, it is intended that the shareholders will be treated as the owners of their respective share of the liquidating trust pursuant to Sections 671 through 679 of the Code and be taxed on their respective share of the liquidating trust’s taxable income and deductions.

Finally, any suspended passive activity losses that a shareholder may have with respect to his, her or its interests in a Trust may be used to offset any gain resulting from the liquidating distribution in the year of the final liquidating distribution, and, if the suspended losses exceed the gain resulting from such liquidating distribution, the excess may be used to offset other income from other sources.

Individual Tax Liabilities Will Vary

The actual taxes paid by any particular shareholder will depend upon the circumstances under which the shareholder acquired his, her or its interests in each of the Trusts, and the extent and nature of the shareholder’s other income and losses, including whether the shareholder:

•	has losses from dispositions of other capital assets in the current year;

•	has suspended passive activity losses from prior years;

•	has taxable income from other sources; or

•	is subject to the alternative minimum tax.

Egyptian Taxes and Other Foreign, State, Local and Other Tax Consequences

As discussed under “Sale of REFI” above, the Seller intends to take the position on its U.S. federal income tax returns that the Ridgewood Loans were equity contributions attributable to the REFI Shares and that the Sale, for United States federal income tax purposes, is exclusively the sale of the REFI Shares. As a result of amendments to REFI’s Egyptian tax returns related to its Egyptian tax holiday, the Egyptian tax returns of REFI reflect both the REFI Shares and Ridgewood Loans. As the total consideration being paid by the Purchasers is only $1, which is below the remaining amounts that would be due under the Ridgewood Loans, the Seller should not have any taxable gain under Egyptian tax law attributable to the Sale. However, if the Egyptian taxing authority were to determine that there are taxable gains as a result of the Sale, such gains may be subject to Egyptian tax at a rate of 20%. In such event, the net proceeds from the Sale would be reduced by any amount actually remitted by the Seller to the Egypt tax authority.

Additionally, a shareholder of any Trust may be subject to other taxes, including state, local or foreign income taxes, unincorporated business taxes, or estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which a shareholder is a resident. Although an analysis of those various taxes is not presented here, each shareholder should consider their potential impact on the Sale and other transactions discussed in this consent statement.

It is the responsibility of each shareholder to investigate the tax impact on him, her or it of the Sale, dissolution and liquidation of Ridgewood Near East and of each Trust and other transactions discussed in this consent statement under the laws of all pertinent jurisdictions. Accordingly, each shareholder is urged to consult his, her or its own tax counsel or other advisor with regard to those matters. It is the responsibility of each shareholder to file all state, local and foreign, as well as United States federal tax returns that may be required of him, her or it.

The foregoing discussion of the material consequences relating to U.S. federal income taxes, Egyptian taxes, and any other state, local or foreign taxes, in each case, solely to the extent discussed in this consent statement is included for general information purposes only and is not intended to be, and should not be construed as, legal or tax advice to any particular shareholder. In reviewing this discussion, shareholders should note that their own tax consequences may vary depending on their particular tax situations.

APPRAISAL RIGHTS

Neither Delaware law nor the Amended Declaration of Trust for each Trust entitles the respective shareholders of any Trust to seek appraisal of the fair value of their shares in the Trust in connection with the Sale or the subsequent liquidation and dissolution of the Trust.

MANAGEMENT OF THE TRUSTS

General

The Managing Shareholder, RRP, is controlled by Robert E. Swanson, who is its manager and chairman and who, together with his family trusts, owns all of its membership interests. The Trusts do not have a board of directors nor an audit committee, compensation committee or nominating committee. Instead, the Managing Shareholder effectively performs the functions that a board of directors, audit committee, compensation committee or nominating committee would otherwise perform. Information regarding the executive officers of the Trusts is set forth below.

As Managing Shareholder of the Trusts, RRP has direct and exclusive control over the management and operations of the Trusts. The Managing Shareholder may resign as Managing Shareholder of any Trust for any reason, and may be removed as Managing Shareholder of any Trust as provided in the respective Amended Declaration of Trust of each Trust.

The Managing Shareholder – Ridgewood Renewable Power LLC

RRP, via a predecessor corporation, was founded in 1991 by Robert E. Swanson. The Managing Shareholder has direct and exclusive control over the management and operations of the Trusts. With respect to project investments, the Managing Shareholder locates potential projects, conducts appropriate due diligence and negotiates and completes the transactions in which investments are made by the Trusts.

In addition, the Managing Shareholder performs (or arranges for the performance of) the operation and maintenance of the projects invested in by the Trusts and the management and administrative services required for Trust operations. Among other services, the Managing Shareholder administers the accounts of each Trust and handles relations with each Trust’s shareholders, including tax and other financial information. The Managing Shareholder also provides each Trust with office space, equipment and facilities and other services necessary for its operation.

As compensation for its management services for the Trusts, the Managing Shareholder is entitled to receive, from each Trust, an annual management fee. The annual management fee is equal to 2.5% of each Trust’s total contributed capital. The fee is paid monthly.

Pursuant to the Amended Declaration of Trust for the respective Trusts, prior to “payout” (the point at which shareholders have received cumulative distributions equal to the amount of their capital contributions), all distributions from dispositions of assets, net of any amounts used to repay shareholder loans, are to be allocated 99% to the holders of investor shares of beneficial interest (including the Managing Shareholder and its affiliates, to the extent that it or they hold such shares) and 1% to the Managing Shareholder, as holder of the Management Share in each Trust. After “payout,” proceeds from distributions from asset sales are allocated, with respect to Trust V, 80% to the shareholders and 20% to the Managing Shareholder, as holder of the Management Share in Trust V and, with respect to the Growth Fund and the Egypt Fund, 75% to the shareholders and 25% to the Managing Shareholder as holder of the Management Share in the Growth Fund and the Egypt

Fund. The Managing Shareholder is not expected to receive additional distributions from the Trusts as a result of the Sale, as “payout” is not anticipated to occur in any of these Trusts.

The Managing Shareholder is also entitled to receive reimbursement from each Trust for operating expenses incurred by the Trusts, or on behalf of each Trust, and paid by the Managing Shareholder, as the Managing Shareholder. The Managing Shareholder has arranged for administrative functions required to be performed for the Trusts to be performed by an affiliate, Ridgewood Power Management, at an at-cost basis, such costs are reimbursed to Ridgewood Power Management by the Trusts. The Managing Shareholder also serves as the managing shareholder (or managing member as appropriate) of a number of affiliated trusts and investment vehicles similar to the Trusts and, through Ridgewood Power Management, provides services to those entities similar to those provided to the Trusts.

Affiliates of the Managing Shareholder act on behalf of a number of investment vehicles in the oil and gas and venture capital sectors in a capacity similar to that in which the Managing Shareholder acts on behalf of the Trusts.

Each of the Trusts granted the Managing Shareholder a single Management Share representing the Managing Shareholder’s management rights and rights to distributions of cash flow for such Trust.

Executive Officers of the Trusts

The officers of each Trust have the duties and powers usually incidental to similar officers of a Delaware business corporation in carrying out Trust business. Officers act under the supervision and control of the Managing Shareholder, which is entitled to remove any officer at any time. Unless otherwise specified by the Managing Shareholder, the President of each Trust has full power to act on its behalf. The Managing Shareholder expects that most actions taken in the name of the Trusts will be taken by the officers of such entity in their capacities as officers of the relevant entity under the direction of the Managing Shareholder rather than as officers of the Managing Shareholder. Set forth below is certain information concerning executive officers of each Trust.

		Position with the Trusts and the
Name	Age	Managing Shareholder	Officer Since

Randall D. Holmes	62	President and Chief Executive Officer	2004
Robert E. Swanson	62	Chairman	1997
Jeffrey H. Strasberg	52	Executive Vice President and Chief Financial Officer	2007
Daniel V. Gulino	49	Senior Vice President, General Counsel and Secretary	2000

Randall D. Holmes has served as President and Chief Executive Officer of the Trusts, the Managing Shareholder and other trusts and limited liability companies managed by the Managing Shareholder since January 2006 and served as Chief Operating Officer of the Trusts, the Managing Shareholder and affiliated Ridgewood Power trusts and limited liability companies from January 2004 until January 2006. Prior to such time, Mr. Holmes served as the primary outside counsel to and has represented the Managing Shareholder and its affiliates since 1991. Immediately prior to being appointed Chief Operating Officer, Mr. Holmes was counsel to Downs Rachlin Martin PLLC (“DRM”). DRM is one of the primary outside counsel to the Trusts, the Managing Shareholder and its affiliates. Mr. Holmes is a graduate of Texas Tech University and the University of Michigan Law School. He is a member of the New York State Bar.

Robert E. Swanson has served as Chairman of the Trusts, the Managing Shareholder and affiliated trusts and limited liability companies since their inception. From their inception until

January 2006, Mr. Swanson also served as their Chief Executive Officer. Mr. Swanson is the controlling member of the Managing Shareholder, as well as Ridgewood Energy Corporation (“Ridgewood Energy”) and Ridgewood Capital Management LLC (“Ridgewood Capital”), affiliates of the Trusts. Mr. Swanson has been President and registered principal of Ridgewood Securities Corporation (“Ridgewood Securities”) since its formation in 1982, has served as the Chairman of the Board of Ridgewood Capital since its organization in 1998 and has served as President and Chief Executive Officer of Ridgewood Energy since its inception in 1982. Mr. Swanson is a member of the New York State and New Jersey State Bars, the Association of the Bar of the City of New York and the New York State Bar Association. He is a graduate of Amherst College and Fordham University Law School.

Jeffrey H. Strasberg has served as Executive Vice President and Chief Financial Officer of the Trusts, the Managing Shareholder and affiliated trusts and limited liability companies since May 2007. Mr. Strasberg also serves as Senior Vice President and Chief Financial Officer of Ridgewood Capital and affiliated limited liability companies and Ridgewood Securities and has done so since April 2005. Mr. Strasberg joined Ridgewood Capital in 1998 where his initial responsibilities were to serve as interim Chief Financial Officer of various portfolio companies in which Ridgewood Capital trusts had interests. Mr. Strasberg is a Certified Public Accountant and a graduate of the University of Florida.

Daniel V. Gulino has served as Senior Vice President and General Counsel of the Trusts, the Managing Shareholder and affiliated trusts and limited liability companies since 2000 and was appointed Secretary in February 2007. Mr. Gulino also serves as Senior Vice President and General Counsel of Ridgewood Energy, Ridgewood Capital, Ridgewood Securities and affiliated trusts and limited liability companies and has done so since 2000. Mr. Gulino is a member of the New Jersey State and Pennsylvania State Bars. He is a graduate of Fairleigh Dickinson University and Rutgers University School of Law.

Management Agreement

The Managing Shareholder has entered into a Management Agreement with each of the Trusts, each of which details how the Managing Shareholder is to render management, administrative and investment advisory services to the Trust. Specifically, the Managing Shareholder performs (or may arrange for the performance of) the management and administrative services required for the operation of the respective Trust. Among other services, the Managing Shareholder administers the accounts of each Trust and handles relations with the Trust’s shareholders, provides the Trust with office space, equipment and facilities and other services necessary for its operation, and conducts the Trust’s relations with custodians, depositories, accountants, attorneys, brokers and dealers, corporate fiduciaries, insurers, banks and others, as required.

The Managing Shareholder is also responsible for making investment and divestment decisions, subject to the provisions of the respective Trust’s Amended Declaration of Trust. The Managing Shareholder is obligated to pay the compensation of the personnel and administrative and service expenses necessary to perform the foregoing obligations. The respective Trust pays all other expenses of the Trust, including, as applicable, transaction expenses, valuation costs, expenses of preparing and printing periodic reports for shareholders and the SEC, postage for Trust mailings, SEC fees, interest, taxes, legal, accounting and consulting fees, litigation expenses and other expenses properly payable by the Trust. The Trusts reimburse the Managing Shareholder for all such Trust expenses paid by the Managing Shareholder.

Each shareholder in each Trust consented to the terms and conditions of the Management Agreement by subscribing to acquire shares in the Trusts. Each Management Agreement is subject to termination at any time on 60 days prior notice by a majority in interest of the shareholders of the applicable Trust or the Managing Shareholder. Each Management Agreement is subject to amendment by the parties upon the approval of a majority in interest of the Trust’s shareholders.

As compensation for the Managing Shareholder’s performance under the Management Agreement, the Trusts are obligated to pay the Managing Shareholder an annual management fee. The annual management fee is paid to the Managing Shareholder, and the Managing Shareholder has an equity participation in the Trusts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information with respect to the beneficial ownership of investor shares of each Trust as of [    ●    ], the record date, (no person owns more than 5% of such shares) by:

•	the Managing Shareholder;

•	each executive officer of each Trust (there are no directors); and

•	all of the executive officers of each Trust, as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. Mr. Swanson is the only executive officer who holds a beneficial interest of investor shares of any of the Trusts.

Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage of beneficial ownership is based on the total shares of each Trust outstanding as of the record date, as reflected below.

		Name of Beneficial Owner
		Ridgewood		Robert E.
		Renewable Power		Swanson,		Executive officers
		LLC (Managing		Chairman,		of Trust, as a
	Total Trust	Shareholder)		individually		group
Trust	Shares	# of Shares(1)%		# of Shares(1)%		# of Shares(1)%

Growth Fund	658.2067	2.25	*	–	*	2.25	*
Egypt Fund	67.163	–	–	–	–	–	–
Trust V	932.8877	2.66	*	0.15	*	2.81	*

*	Represents less than one percent in all cases.

(1)	Does not include the Management Share in each Trust representing the beneficial interests and management rights of the Managing Shareholder in its capacity as Managing Shareholder of each Trust. The Management Share owned by the Managing Shareholder is the only issued and outstanding Management Share of each Trust. The management rights of the Managing Shareholder are described in further detail in “Management of the Trusts”.

HOUSEHOLDING OF CONSENT STATEMENT

Shareholders who share the same last name and address may receive only one copy of this consent statement and its attachments and any other consent statements (as applicable) unless we receive contrary instructions from any shareholder at that address. However, if you are a shareholder of record at such address and you wish to receive a separate copy of this consent statement and its attachments or future consent statements (as applicable), you may contact Daniel V. Gulino, Esq., Senior Vice President and General Counsel, at Ridgewood Renewable Power LLC, 14 Philips Parkway, Montvale, New Jersey 07645-1811, or by calling him at telephone number (201) 447-9000. We will deliver separate copies of this consent statement and its attachments promptly upon written or oral request. If you have received multiple copies of this consent statement you may request that you receive only one copy of any other consent statements in the future by contacting us in the same manner described in this paragraph.

WHERE YOU CAN FIND MORE INFORMATION

Growth Fund and Trust V file annual, quarterly and current reports, consent statements and other information with the SEC. You may read and copy any reports, consent statements or other information filed by Growth Fund or Trust V with the SEC at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Growth Fund’s and Trust V’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

QUESTIONS

If you have any questions about this consent statement or the Sale or need assistance with the consent procedures, you should contact Daniel V. Gulino, Esq., Senior Vice President and General Counsel, at Ridgewood Renewable Power LLC, 14 Philips Parkway, Montvale, New Jersey 07645-1811, at telephone number (201) 447-9000, or by e-mail at generalcounsel@ridgewoodpower.com.

By Order of the Managing Shareholder

Robert E. Swanson, Chairman

Montvale, New Jersey

[ • ]

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED CONSENT CARD AND RETURN IT BY FAXING IT TO (201) 447-0474 OR BY MAIL IN THE ENCLOSED POSTAGE PREPAID ENVELOPE AS SOON AS POSSIBLE. NO POSTAGE NEED BE AFFIXED IF THE CONSENT CARD IS MAILED IN THE UNITED STATES. THIS ACTION WILL NOT LIMIT YOUR RIGHT TO REVOKE YOUR CONSENT PRIOR TO THE EXPIRATION OF THE SOLICITATION PERIOD.

Shareholders should not rely on information other than that contained in this consent statement. We have not authorized anyone to provide information that is different from that contained in this consent statement. This consent statement is dated [ • ].

Annex A

SALE AND PURCHASE AGREEMENT
Dated December 10, 2009
Private & Confidential

Preamble		A-3
Article 1:	Preamble and Annexes	A-4
Article 2:	Definitions	A-4
Article 3:	Partial Repayment of the Loan and Assignment of the Outstanding Loan	A-7
Article 4:	The Escrow Agreement	A-8
Article 5:	Sale and Purchase of the Shares	A-8
Article 6:	Condition Precedent to Closing	A-9
Article 7:	Closing	A-9
Article 8:	Term and Termination	A-10
Article 9:	Post Closing Obligations	A-10
Article 10:	Mutual Release	A-10
Article 11:	Non-Competition	A-11
Article 12:	Use Of Ridgewood Name	A-11
Article 13:	Indemnification	A-12
Article 14:	Language	A-12
Article 15:	Assignment	A-12
Article 16:	Entire Agreement	A-13
Article 17:	Governing Law And Dispute Settlement	A-13
Article 18:	Miscellaneous	A-13

ANNEXES
Annex (1):	The Company Details	18
Annex (2):	Agreed Form of EFG Loan Agreement	19
Annex (3):	Agreed Form of Certificate of General Counsel	47
Annex (4):	Agreed Form of Escrow Agreement	48
Annex (5):	Shares’ Distribution among the Purchasers	83
Annex (6):	Agreed Form of the Execution SPA	84
Annex (7)	Agreed Form of the Second Execution SPA	88
Annex (8):	Form of Limited Power of Attorney	92
Annex (9):	Agreed Form of ZG Release Letter in favour of the Sellers	93
Annex (10):	Agreed Form of Resignation Letter	95
Annex (11)(a):	Agreed Form of Release Letter by ZG, the Second Purchaser and the Company in favour of the Sellers	96
Annex (11)(b):	Agreed Form of Release Letter by ZG, Mirette Fouad Zaki Tadrous and the Company in favour of the Sellers	98
Annex (12):	Agreed Form of Release in Favour of ZG and the Company by the Sellers	99
Annex (13):	Agreed Form of Assignment of the Outstanding Loan To ZG	101
Annex (14):	Form of the Specific Release Letter in favour of ZG	102
Annex (15):	Form of Minutes of the Extraordinary General Shareholders Meeting	104

This Sale and Purchase Agreement (the “Agreement”) is made on the 10th day of December, 2009.

By and Between:

1. Ridgewood Near East Holdings LLC, a limited liability company, established and organized under the laws of Delaware, having its registered offices at 947 Linwood Avenue, Ridgewood, New Jersey 07450, represented herein by Mr. Randall D. Holmes, in his capacity as the legal representative of Ridgewood Near East Holdings, LLC;

2. RW Egyptian Holdings, LLC, a limited liability company, established and organized under the laws of New Jersey, having its registered offices at 947 Linwood Avenue, Ridgewood, New Jersey 07450, represented herein by Mr. Randall D. Holmes, in his capacity as the legal representative of RW Egyptian Holdings, LLC;

(referred to hereinafter collectively as “Ridgewood” or the “Sellers”); and

3. Mr. Zaki Girges, an Egyptian national, holding national ID No. 25809011602892 issued June, 2002 resident at 165, El Orouba Street, Heliopolis, Cairo, Egypt (referred to hereinafter as “ZG” or the “First Purchaser”);

4. El Orouba for Water Desalination SAE, an Egyptian joint stock company, whose registered office is at 26 Helmy Abd El Atti Street, Nasr City, Cairo, Egypt, represented herein by Mr. Zaki Girges, in his capacity as its legal representative (referred to hereinafter as the “Second Purchaser”).

(together with ZG referred to hereinafter collectively as the “Purchasers”); and

5. Ridgewood Egypt for Infrastructure LLC, an Egyptian limited liability company, commercial registration no. 327201 issued on November 11, 1999, whose registered office is at 165 El Orouba St., Heliopolis, Cairo, Egypt, represented herein by Mr. Zaki Girges, in his capacity as the General Manager (referred to hereinafter as the “Company”).

PREAMBLE

WHEREAS, by virtue of the Purchase and Sale Agreements (as hereinafter defined), the Sellers Own 20,000 quotas (the “Shares”) representing 100% of the capital of the Company;

WHEREAS, the Sellers have provided financial support to the Company during the prior years and have outstanding loans amounting to USD 25,563,086 owing to them by the Company (the “Loan”); and

WHEREAS, through the efforts of ZG the Company has succeeded in procuring funding from EFG Hermes to finance the partial repayment of the Loan; and

WHEREAS, upon Closing the Sellers have agreed to transfer to ZG, whether directly or indirectly through the Second Purchaser, the Ownership of the Shares and to transfer to ZG the Outstanding Loan (as hereinafter defined) and the Second Purchaser and ZG have agreed to the transfer of the Shares and Outstanding Loan, as applicable, all in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, it is agreed as follows:

ARTICLE 1:

PREAMBLE AND ANNEXES

The above Preamble and the Annexes to this Agreement constitute an integral part thereof.

ARTICLE 2:

DEFINITIONS

2.1 Wherever used in this Agreement or the Annexes hereto, unless the context otherwise requires, the following words and expressions shall have the following respective meanings:

“Affiliates”	means any person or entity that directly or indirectly Controls, is Controlled by, or is under common Control with another person or entity. For the avoidance of doubt Affiliates of the Sellers shall exclude the Company;

“Articles of Association”	means the articles of incorporation of the Company, as amended from time to time;

“Business Day”	means a day on which most major banks are open for business in Cairo, Egypt but does not include a Friday or a Saturday or any other day which is a public holiday in such city;

“Business”	means the business relating to water, waste water, power generation or any other similar business that the Company is involved in at the date of this Agreement;

“Certificate of General Counsel”	means the certificate issued by the Senior Vice President and General Counsel of the Sellers to be provided by the Sellers at or prior to Closing to the Escrow Agent substantially in the Form of Annex (3);

“Claim/Claims”	means any claims, rights, actions, causes of actions, suits, liens, obligations, accounts, debts, damages (whether general, special, indirect or punitive), demands, agreements, promises, covenants, contracts, judgments, indemnities, guarantees, liabilities, controversies, costs, expenses and attorneys’ or paralegals’ or other fees whatsoever, whether based on contract, tort, statute or other legal or equitable theory of recovery, whether choate or inchoate, mature or unmatured, contingent or fixed, liquidated or unliquidated, known or unknown, accrued or unaccrued, or asserted or unasserted (individually, a “Claim” and collectively, “Claims”);

“Company”	means Ridgewood Egypt for Infrastructure LLC, an Egyptian limited liability company, commercial register number 327201 with its head office located at 165 El Orouba St.,

Heliopolis, Cairo, Egypt basic information about which is set out in Annex (1);

“Closing”	means the release of the Loan Partial Repayment Amount to the Sellers and the release of the Escrow Documents to the Purchasers, Lender and the Sellers upon the receipt of the Certificate of General Counsel by the Escrow Agent , as provided under this Agreement and the Escrow Agreement;

“Closing Date”	means the date on which Closing takes place;

“Control” or “Controlled By”	means the possession or ownership, directly or indirectly, of the following: (a) in the case of a corporation, 50% or more of the outstanding voting securities thereof; (b) in the case of a limited liability company, partnership, limited partnership or venture, 50% or more of the voting rights therein; (c) in the case of a trust or estate, 50% or more of the beneficial interest therein; (d) in the case of any other entity, 50% or more of the economic or beneficial interest therein; or (e) in the case of any entity, the power or authority, through the ownership of voting securities, by agreement or otherwise, to direct the management, activities or policies of the entity;

“Damages”	means all direct losses, assessments, charges, actual damages, deficiencies, liabilities, fines, costs and expenses (including reasonable legal fees, interest and penalties paid, and the reasonable costs of investigation, defense or settlement of any of the foregoing);

“Effective Date”	means the date of signature of this Agreement;

“EFG Loan”	means the loan to be made by the Lender pursuant to the EFG Loan Agreement;

“EFG Loan Agreement”	means the agreement between the Lender and the Company dated December 10, 2009 a copy of which is attached herewith as Annex (2);

“Escrow Account”	means the escrow account to be opened by the Escrow Agent, in accordance with the Escrow Agreement;

“Escrow Agent”	means HSBC Bank Egypt SAE;

“Escrow Agreement”	means the Escrow Agreement to be entered into among the Sellers, the Purchasers, the Lender, the Company and the Escrow Agent for the purpose of effecting payment of the Loan Partial Repayment Amount and the release of the Escrow Documents, substantially in the form attached hereto in Annex (4), with such amendments thereto as may be approved by the parties to such Escrow Agreement in writing;

“Escrow Documents”	means the Sellers’ Documents and the Purchasers’ Documents to be deposited with the Escrow Agent in accordance with the provisions of the Escrow Agreement;

“Execution SPA”	means the share purchase agreement to be signed between the Sellers and the Purchasers for execution purposes substantially in the form attached herewith as Annex (6);

“First Purchaser Shares”	means such rights (but not legally registered title) as the Sellers have to 5200 Shares pursuant to the Purchase and Sale Agreements and otherwise under applicable law that the First Purchaser is purchasing on the terms and subject to the conditions of this Agreement;

“GAFI”	means the General Authority for Investment and Free Zones, a governmental instrumentality of the Arab Republic of Egypt;

“Lender”	means the lender under the EFG Hermes Loan Agreement;

“Loan”	means the existing loan amounting to USD 25,563,086 owing by the Company to Ridgewood;

“Loan Partial Repayment Amount”	means USD 13,000,000 to be paid by the Company to Ridgewood for the partial settlement of the existing Loan;

“Long Stop Date”	means the date falling 120 days from the Effective Date. Long Stop Date shall be extended automatically for an additional period of ninety days without need for any further action in the event the Long Stop Date under the Escrow Agreement is extended;

“Non-Competition Period”	means the period starting on (and including) the date of Closing and ending on (but excluding) the earlier of (i) the date on which the First Purchaser no longer owns any Shares, and (ii) the fifth anniversary of Closing;

“Own” or “Ownership”	means (i) with respect to the Shares, the rights of the Sellers to the Shares evidenced by the Purchase and Sale Agreements and such ownership of the Shares as the Sellers have under applicable law and not the legally registered title to the Shares and (ii) with respect to the Loan, legal entitlement;

“Outstanding Loan”	means USD 12,563,086 which will remain outstanding after the Loan Partial Repayment Amount has been received by Ridgewood;

“Parties”	means the Sellers, the Purchasers, and the Company;

“Person”	means an individual, partnership, corporation, joint stock company, limited liability company, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof;

“Purchase and Sale Agreements”	means (i) the Purchase and Sale Agreement entered into on the 15th day of February 2001 by and between Zaki Yousif Girges and RW Egyptian Holdings, LLC relating to 200 of the outstanding Shares and (ii) the Purchase and Sale Agreement entered into on January 19, 2001 by Hussein Mohamed Kortam and Ridgewood Near East Holding, LLC relating to 19,800 of the outstanding Shares;

“Purchasers’ Documents”	means the documents to be deposited with the Escrow Agent by the Purchasers in accordance with the Escrow Agreement;

“Restricted Territories”	means the entire territory of all of the countries located in the continent of Africa and, in addition, Lebanon, Saudi Arabia, United Arab Emirates, Muscat, Oman, Yemen, Kuwait, Syria, Turkey, Iraq and Iran;

“Share Purchase Price”	means the aggregate price of the Shares referred to in Article 5 hereof and payable by the First Purchaser and the Second Purchaser to the Sellers at Closing;

“Second Purchaser Shares”	means such rights (but not legally registered title) as the Sellers have to 14,800 Shares pursuant to the Purchase and Sale Agreements and otherwise under applicable law, that the Second Purchaser is purchasing on the terms and subject to the conditions of this Agreement;

“Subsidiaries”	means the following entities:
Sinai for Environmental Services, an Egyptian Joint Stock company, having its registered office at 165 El Orouba Street, Heliopolis, Cairo, Egypt;
and
Ridgewood for Water Desalination, an Egyptian Joint Stock company, having its registered office at 165 El Orouba Street, Heliopolis, Cairo, Egypt;

“Sellers’ Documents”	means the documents to be deposited by the Sellers with the Escrow Agent in accordance with the terms of the Escrow Agreement;

“USD”	means the lawful currency of the United States of America.

2.2 Unless the context otherwise requires, reference to an Article or Annex is to an Article or Annex of this Agreement.

2.3 The headings used in this Agreement are included for ease of reference only and shall not affect the construction or interpretation thereof.

ARTICLE 3:

PARTIAL REPAYMENT OF THE LOAN AND ASSIGNMENT OF THE OUTSTANDING LOAN

3.1 Within three Business Days from the Effective Date, the Loan Partial Repayment Amount shall be deposited in the Escrow Account to be opened in accordance with the Escrow Agreement. The said amount shall be released by the Escrow Agent upon Closing in accordance with the terms and conditions of the Escrow Agreement.

3.2 Upon Closing and receipt of the Loan Partial Repayment Amount, Ridgewood hereby: (a) acknowledges partial repayment of the Loan and releases the Company from any liability to the

Sellers in connection therewith and (b) agrees to assign all its rights related to the Outstanding Loan to ZG.

ARTICLE 4:

THE ESCROW AGREEMENT

4.1 The Sellers, Purchasers and the Lender shall enter into the Escrow Agreement with the Escrow Agent substantially in the form attached herewith as Annex (4) on the Effective Date.

4.2 For the avoidance of doubt, within ten Business Days from the Effective Date the Sellers shall deliver the Sellers’ Documents and the Purchasers shall deliver the Purchasers’ Documents to the Escrow Agent to be released on Closing Date in accordance with the terms and conditions of the Escrow Agreement.

4.3 Furthermore, within three (3) Business Days from the Effective Date, the Lender shall deposit the Loan Partial Repayment Amount in the Escrow Account to be released upon Closing in accordance with the terms and conditions of the Escrow Agreement.

ARTICLE 5:

SALE AND PURCHASE OF THE SHARES

5.1 Subject to the satisfaction of the condition precedent outlined under Article (6) herein below, and receipt by the Sellers of the Loan Partial Repayment Amount, each of the Sellers shall transfer Ownership in the Shares to the Purchasers and the Purchasers shall purchase all of such Seller’s Ownership in the Shares in accordance with Annex (5) of this Agreement. It is understood and agreed that: (i) the Sellers have agreed to transfer Ownership in the Shares to ZG together with the Second Purchaser, and or to ZG and Ms. Mirette Fouad Zaki Tadrous at ZG’s option at the time of execution in the event GAFI does not approve transfer to the Second Purchaser; (ii ) the Sellers agreement to include the Second Purchaser is based on the fact that it is wholly owned by ZG and his family members up to the first degree and that ZG has undertaken to maintain the same shareholding structure of the Second Purchaser up to the date on which title to the Shares is transferred and registered in the name of the Purchasers and/or ZG; (iii) accordingly, the Sellers, ZG and the Second Purchaser have signed the Execution SPA substantially in the form attached herewith as Annex (6); and (iv) as a precautionary measure, the Sellers and ZG will sign another Execution SPA (the “Second Execution SPA”) to be deposited with Zulficar & Partners Law Firm, substantially in the form attached herewith as Annex (7), to be used in case transfer of Shares to the Second Purchaser at the time of execution is not approved by GAFI. In such a case, ZG shall deliver the original Execution SPA to Zulficar & Partners Law Firm against receipt of the Second Execution SPA.

5.2 The Share Purchase Price shall be an aggregate amount of USD 1 (one) payable by the First Purchaser and the Second Purchaser to the Sellers.

5.3 The Execution SPA shall be signed by the Sellers and the Purchasers and deposited in escrow with the Escrow Agent to be released on the Closing Date in accordance with the terms and conditions of the Escrow Agreement.

5.4 The Sellers shall further execute a limited power of attorney, substantially in the form attached herewith as Annex (8), whereby the Sellers shall authorize Zulficar and Partners Law Firm to exercise on behalf of the Sellers all actions, sign all documents, not otherwise executed by the Sellers, necessary or required to transfer the Shares to the Purchasers. The Power of Attorney shall be delivered to the Escrow Agent to be released upon Closing in accordance with the terms and conditions of the Escrow Agreement.

5.5 ZG, on behalf of himself and any Affiliates, including but not limited to Mariridge Incorporated, shall sign (i) a release letter in the form attached herewith as Annex (9) whereby, among other things, he releases the Sellers, their officers, directors, managers, shareholders and Affiliates (“Sellers ZG Released Parties”) from (a) any liability whatsoever relating to the bonus due to him or his Affiliates upon the sale of the Company or any of its assets, any other outstanding compensation or benefits owed or alleged to be owed to him or his Affiliates, either under US or Egyptian law or pursuant to any contract or agreement, and, (b) any and all claims he or his Affiliates may have against the Sellers ZG Released Parties, or any of them, under US or Egyptian law and (ii) a resignation letter in the form attached herewith as Annex (10) from his post as an employee of the Sellers or any of their Affiliates (other than the Company) and waives any rights to any termination compensation or any other rights or claims against the Sellers and any of their Affiliates related to his involvement or employment or any other reason whatsoever. Furthermore, ZG, the Second Purchaser and the Company shall sign a release letter in favor of the Sellers in the form attached herewith as Annex (11)(a). Similarly ZG, Ms. Mirette Fouad Zaki Tadrous and the Company shall sign a release letter in the form attached herewith as Annex (11)(b). The above letters shall be signed and deposited with the Escrow Agent to be released to the Sellers upon Closing.

5.6 The Sellers shall sign (i) two original release letters in favor of ZG and the Company in the form attached herewith as Annex (12), (ii) two original assignments relating to the assignment of the Outstanding Loan to ZG in the form attached herewith as Annex (13) and (iii) a specific release in favor of ZG in the form attached herewith as Annex(14) The above documents shall be signed by the Sellers and deposited with the Escrow Agent to be released in accordance with the terms and conditions of the Escrow Agreement.

5.7 The Shares to be transferred by the Sellers to the Purchasers shall include any rights the Sellers have or may have as a result of their Ownership of the Shares on Closing, including but not limited to, any dividends declared or made before or after Closing.

ARTICLE 6:

CONDITION PRECEDENT TO CLOSING

The Parties agree that Closing is conditional upon obtaining the necessary approvals of this Agreement, by the shareholders of each of Ridgewood Electric Power Trust V, The Ridgewood Power Growth Fund, and Ridgewood/Egypt Fund, as determined by their Managing Shareholder pursuant to the requirements of the respective Declarations of Trust of such entities and Delaware law. The Parties agree that completion and delivery of the Certificate of General Counsel to the Escrow Agent shall be sufficient evidence of the satisfaction of this condition precedent to Closing.

ARTICLE 7:

CLOSING

7.1 Upon satisfaction of the Closing condition precedent set forth under Article (6) above, the Sellers shall deliver the Certificate of the General Counsel to the Escrow Agent and notify the Purchasers and the Lender that the Closing condition has been satisfied.

7.2 Upon receipt of the Certificate of the General Counsel by the Escrow Agent, the Escrow Agent shall immediately (i) transfer the Loan Partial Repayment Amount to the Sellers in the bank accounts designated in the Escrow Agreement, and (ii) deliver the Escrow Documents in accordance with the Escrow Agreement.

ARTICLE 8:

TERM AND TERMINATION

If the condition precedent set forth in Article (6) herein is not satisfied, and unless the Sellers and the Purchasers otherwise mutually agree in writing to waive such condition precedent, this Agreement shall automatically terminate without need for any legal or judicial procedure on the Long Stop Date as extended pursuant to the Escrow Agreement.

ARTICLE 9:

POST CLOSING OBLIGATIONS

9.1 Each Party will cooperate with the reasonable requests of any other Party in order to consummate the transactions contemplated by this Agreement.

9.2 After Closing, the manager of the Company shall call on the extraordinary meeting of the shareholders of the Company for the purpose of considering the matters set forth in the draft minutes of such meeting attached hereto as Annex (15). Each of the Sellers agrees to vote in favour of the matters set forth in such minutes.

9.3 The Company and its officers, directors and employees shall make available to the Sellers the books and records of the Company and the Subsidiaries concerning periods prior to Closing, upon reasonable notice to the Company, for the purpose of permitting the Sellers or their officials to prepare financial statements, tax returns, respond to regulatory inquiries and the like or otherwise as reasonably requested by the Sellers.

ARTICLE 10:

MUTUAL RELEASE

10.1 Without in any way limiting the scope or applicability of Article 13, at and as of the Closing Date, the Sellers, on behalf of itself and its predecessors, successors, parent companies, subsidiaries, Affiliates, divisions, assignees, and nominees, and all present and former partners, employees, directors, officers, agents, attorneys, beneficiaries, representatives and stockholders (“Sellers Affiliates”), in consideration of good and valuable consideration, the receipt of which is hereby acknowledged, do hereby release and forever discharge the Purchasers and the Company, and each of their predecessors, successors, partners, parent companies, subsidiaries, Affiliates, divisions, assignees and nominees, and all present and former partners, employees, directors, officers, agents, attorneys, beneficiaries, representatives, and stockholders (collectively referred to as “Purchaser/Company Affiliates”), of and from any and all manner of Claims the Sellers and/or Sellers Affiliates may have against Purchaser, Company and the Purchaser/Company Affiliates, including, without limitation, any Claims in connection with, arising out of, or which are in any way related to the Purchaser/Company Affiliates’ management or operation of the Business.

10.2 At and as of the Closing Date, the Purchasers, Company, Purchasers/Company Affiliates, and each of them, in consideration of good and valuable consideration, the receipt of which is hereby acknowledged, do hereby release and forever discharge the Sellers and/ or the Sellers Affiliates, of and from any and all manner of Claims the Purchasers, Company , Purchaser/Company Affiliates may have against the Sellers and /or the Sellers Affiliates, including, without limitation, any Claims in connection with, arising out of, or which are in any way related to the Sellers and/or the Sellers Affiliates ownership, management or operation of the Business, or the sale of Shares to the Purchasers or the ownership of Shares by the Purchasers.

ARTICLE 11:

NON-COMPETITION

In consideration of the Agreement hereby entered into, each of the Sellers hereby covenants and agrees that, during the Non-Competition Period, they shall not and shall procure that none of their Affiliates shall, directly or indirectly:

(a) carry on, be engaged in or have an ownership interest in any Person that carries on or is engaged in the Business within the Restricted Territories; provided, however, that notwithstanding the foregoing, each of the Sellers may own securities in any Person engaged in the Business that is a publicly held corporation, but only to the extent that such Seller does not own, of record or beneficially, more than 3% (three percent) of the outstanding equity securities of any such Person, or

(b) solicit, knowingly encourage or attempt to solicit or knowingly encourage any person employed in a managerial, supervisory, technical or sales capacity by the Company or its Subsidiaries immediately prior to the Closing (the “Restricted Employees”) to leave the employment of the Company or its Subsidiaries (whether or not such Restricted Employee would commit a breach of contract by reason of leaving such employment or engagement); provided, however, nothing in this Clause 10 shall prohibit a Seller from seeking to employ any Person by means of general advertising that is not specifically directed towards the Restricted Employees; provided further, however, that no Seller shall, during the Non-Competition Period, employ: (a) a senior employee who is a Restricted Employee for a period of three (3) years following the termination of such employee’s employment with the Company or its Subsidiaries or (b) any other Restricted Employee for a period of one (1) year following termination of such employee’s employment with the Company or its Subsidiaries, or

(c) solicit, knowingly encourage or attempt to solicit or knowingly encourage any customer of the Company or any of its Subsidiaries immediately prior to the Closing (the “Restricted Customers”) to terminate its relationship or business dealings with the Company or any of its Subsidiaries (whether or not such Restricted Customer would commit a breach of contract by reason of this termination).

ARTICLE 12:

USE OF RIDGEWOOD NAME

12.1 The Sellers hereby agree that the Company shall continue to have the right to use the name “Ridgewood” as part of its name for the conduct of its business in the Restricted Territory without time limitation and the Sellers hereby warrant that they shall not use the name “Ridgewood” in the Restricted Territory as long as it is used by the Company or its subsidiaries.

12.2 The Company and the Purchasers shall indemnify and hold the Sellers, their officers, directors, managers, shareholders and Affiliates harmless against any and all third party Claims, whether direct or indirect, arising from, relating to or otherwise resulting from the Company’s or the Purchasers’ use of or its or their conducting business under the “Ridgewood” name.

ARTICLE 13:

INDEMNIFICATION

The Purchasers and the Company, individually, and jointly and severally, agree to indemnify and hold the Sellers and/or the Sellers Affiliates harmless against any third-party Claims and Damages arising out of, related to or in connection with (i) the transfer or subsequent ownership of the Shares, (ii) the ownership, management or operation of the Company and the Business, (iii) any Claim of Mr. Hussein Mohamed Kortam, or (iv) any Claim of the Lender, EFG-Hermes or any of its Affiliates. The Sellers and /or the Sellers Affiliates will promptly notify the Purchasers and the Company of any such Claim and of the election to (y) retain counsel, whose fees, costs and expenses will be paid by the Purchasers and the Company, or (z) have the Purchasers or the Company retain counsel, acceptable to the Sellers and/or the Sellers Affiliates, to assume the defense of the Sellers and/or the Sellers Affiliates. Neither the Purchasers, the Company nor their respective representatives, may settle any Claim without the consent of the Sellers and/or the Sellers Affiliates, which consent shall not be unreasonably withheld.

For the purpose of the foregoing, Claims made by (i) Ridgewood investors, (ii) the United States Securities and Exchange Commission, and (iii) the United States Internal Revenue service shall not be covered by this Indemnification Clause.

ARTICLE 14:

LANGUAGE

If this Agreement is translated into any language other than English and any conflict arises between the English language version of this Agreement and any non-English language version, the provisions of the English language version shall prevail. Each other document or notice or other communication in connection with this Agreement shall be in English or accompanied by an English translation. The receiving party shall be entitled to assume the accuracy of and rely upon any English translation of any document, notice or other communication given or delivered to it pursuant to this Agreement.

ARTICLE 15:

ASSIGNMENT

This Agreement shall be binding on and inure to the benefit of each Party’s permitted successors and assigns. No Party may assign (or declare any trust in favor of a third party over) all or any part of the benefit of, or its rights or benefits under, this Agreement without the prior written consent of the other Parties hereto. Any attempted assignment in violation of this Article shall be void.

ARTICLE 16:

ENTIRE AGREEMENT

This Agreement and the Annexes, certificates, and other agreements and instruments specifically referred to herein (i) constitute the entire agreement between and among the Sellers, the First Purchaser, Second Purchaser and the Company relating to the subject matter of this Agreement and supersede all prior agreements and understandings (written and oral) between them and (ii) are intended to, and do not, confer on any Person other than a Party hereto any rights or remedies hereunder.

ARTICLE 17:

GOVERNING LAW AND DISPUTE SETTLEMENT

17.1 This Agreement is to be governed by and construed in accordance with the laws of the Arab Republic of Egypt.

17.2 All disputes arising out of or in connection with this Agreement and its subject matter shall be finally resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce in Paris (the “Rules”) by three (3) arbitrators appointed according to the Rules. Arbitration shall take place in Cairo, Egypt and shall be conducted in the English language.

ARTICLE 18:

MISCELLANEOUS

18.1  Notices

Notices or any other communications required or permitted hereunder shall be given in writing in the English language and shall be deemed to have been delivered: (i) when delivered in person or by messenger service against receipt thereof, (ii) on the date of confirmation of receipt of transmission by telecopier (or the first Business Day in the city where the recipient is located following such receipt if (a) the date is not a Business Day or (b) confirmation of receipt is given after 5pm local time of the recipient (subsequently confirmed by registered mail, return receipt requested or by courier)) or (iii) upon proof of delivery by an internationally recognized courier service (with confirmation of receipt), addressed to the relevant party at its address set forth in Clause 18.2 below.

18.2  Addresses

Notices under this Agreement shall be sent to a Party at its address outlined below. The Party having changed the said address shall notify to the other Party the new address within the reasonable period of time not to exceed (10) Business Days from the date of such change.

If to the Purchasers:

26 Helmy Abd El Atti Street, Nasr City, Cairo, Egypt
Attn: Mr. Zaki Girges
Fax. Number: 00202 22672870

If to the Sellers:

Ridgewood Near East Holdings LLC
RW Egyptian Holdings, LLC
c/o Ridgewood Renewable Power, LLC
947 Linwood Avenue
Ridgewood, NJ 07450
Attn.: Robert Swanson
Facsimile #-845-622-3633

If to the Company:

Ridgewood Egypt for Infrastructure
165, E El Orouba St.
Heliopolis, Cairo, Egypt
Attn.: Mr. Zaki Girges
Fax Number: 00202 22672870

18.3  Amendments

This Agreement may only be amended or modified in writing signed by each of the Parties hereto.

18.4  Severability

The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision. The parties further agree to replace such invalid provision with a valid and enforceable provision that will achieve, to the extent possible, the business, economic and other purposes of such invalid provision.

18.5  Counterparts

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Parties.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, or caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.

THE SELLERS

RIDGEWOOD NEAR EAST HOLDINGS LLC

Signature:	/s/ Randall D. Holmes
Name:     Randall D. Holmes

Title:	President

RW EGYPTIAN HOLDINGS, LLC

Signature:	/s/ Randall D. Holmes
Name:     Randall D. Holmes

Title:	President

THE PURCHASERS

EL OROUBA FOR WATER DESALINATION SAE

Signature:	/s/ Zaki Girges
Name:     Zaki Girges

Title:	President

MR. ZAKI GIRGES

Signature:	/s/ Zaki Girges
Name:     Zaki Girges

THE COMPANY

RIDGEWOOD EGYPT FOR
INFRASTRUCTURE LLC

Signature:	/s/ Zaki Girges
Name:     Zaki Girges

Title:	General Manager

Annex B

LOAN AGREEMENT

This Loan Agreement (hereinafter referred to as the “Agreement”), has been entered into on this day 10 December 2009 by and between:

1- Ridgewood Egypt for Infrastructure Projects, an Egyptian limited liability company, established in accordance with the Law No. 8 of 1997, commercial register No. 327201 issued on November 11, 1999, with its head office located at 165 El Orouba Street, Heliopolis, Cairo, Egypt, represented herein by Mr. Zaki Girges in his capacity as the Manger of the Company (hereinafter referred to as the “Company” or “Borrower”).

2- Water Desal, a Cayman Island exempted company, established in accordance with the Laws of the Cayman Islands, on 19/11/2009, with its head office located at Maples Corporate Services Limited PO Box 309, Ugland House, Grand Cayman KY1-1104, the Cayman Islands, represented herein by Mr. Samer Yassa, in his capacity as Director (hereinafter referred to as the “Lender” or “EFG”).

3- Mr. Zaki Girges, an Egyptian national holding ID No. 25809011602892, residing at 165 El Orouba Street, Heliopolis, Cairo, Egypt (hereinafter referred to as the “Guarantor”).

PREAMBLE

WHEREAS, the Company is one of the leading companies working in the field of water desalination in Egypt, specifically in Sinai;

WHEREAS, EFG is a private equity company interested in investing in the Company;

WHEREAS, the Guarantor is the general manager of the Company and is interested to acquire the total share capital of the Company from the existing shareholders, being Ridgewood Near East Holding LLC and RW Egyptian Holding LLC (“Ridgewood Entities”).

WHEREAS, EFG desires to finance the Company for the Guarantor to purchase the total share capital of the Company, the beneficial ownership of which is that of the Ridgewood Entities, directly through the Guarantor and Mrs. Mirette Fouad Zaki Tadros and/or indirectly through a wholly owned company by the Guarantor and his family members up to the first degree ;

WHEREAS, the Company wishes to take a loan from EFG against a set of guarantees to be entered into in favor of EFG from the Company and the Guarantor;

THEREFORE, the Parties have declared their contractual capacities and mutually agreed to the following:

ARTICLE 1:

DEFINITIONS AND PREAMBLE

1.1  Definitions:

“Balance of the Ridgewood Loan”	means the amount of the Ridgewood Loan minus the Loan Amount;

“Cheques”	Has the meaning given to it under Article 2.4.5 of this Agreement;

“Document Holder”	means Mr. Mohamad Samih Talaat, attorney at law, holding Egyptian passport No. , residing at Nile City Towers, North Tower, 21st Floor, Cairo, Egypt;

“Escrow Account”	means the escrow account to be opened with a bank in accordance with the Escrow Agreement to hold in escrow the Loan Amount to be released in accordance with the terms of the Escrow Agreement.

“Escrow Agent”	means the escrow agent as defined in the Escrow Agreement;

“Escrow Agreement”	means the Escrow Agreement to be entered into between the EFG,ZG, the Ridgewood Entities and the Escrow Agent on the date hereof in relation to the payment of the Loan Amount in the form attached hereto in Schedule 1;

“Loan Amount”	shall have the meaning referred to in Article 2.1 of this Agreement.

“Loan Amounts Repayable”	shall have the meaning referred to in Article 3.1 of this Agreement.

“Parties”	means the Company, EFG and the Guarantor;

“Person”	means an individual, partnership, corporation, joint stock company, limited liability company, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof;

“Ridgewood Loan”	shall have the meaning referred to in Article 2.1.

“Sale Shares”	means the 20,000 fully paid quotas of the Company to be sold by the Ridgewood Entities to the Guarantor whether directly or indirectly through a wholly owned company by the Guarantor and his family members up to the first degree in accordance with the terms and conditions of the Sale and Purchase Agreement dated 10 December 2009.

1.2  Preamble

The above Preamble is considered a part and parcel of this Agreement.

ARTICLE 2:

LOAN

2.1 The Lender shall lend the Borrower a loan in the amount of USD 13,000,000 (thirteen million United States Dollars) (hereinafter referred to as the “Loan Amount”) to be used by the Company for the repayment of the partial amount of the loan granted to the Company by the Ridgewood Entities the outstanding balance thereof is in an amount of USD 25,563,086 (the “Ridgewood Loan”). The Lender shall lend the Borrower the Loan Amount and the Borrower agrees to borrow from the Lender the Loan Amount based on the terms and conditions of this Agreement and the Escrow Agreement.

2.2 The Parties hereby agree that the Lender shall deposit the Loan Amount on the date hereof in the Escrow Account only to be released by the Escrow Agent as per the terms and conditions of the Escrow Agreement.

2.3 In the event the Escrow Agreement terminates as per Clause 9.1 (ii) and 9.2 under the Escrow Agreement, then this Agreement shall terminate and the Escrow Agent shall release the Loan Amount in full to the Lender in accordance with the terms of the Escrow Agreement. Upon termination of this Agreement, all the security documents listed under Article 4.1 whether deposited with the Escrow Agent or the Document Holder shall be cancelled and returned to the Company or the Guarantor as the case may be.

2.4 On the date of signing this Agreement, the following shall take place simultaneously:

2.4.1 Execution of (i) a share pledge agreement by the Guarantor in favor of EFG, , (ii) a share pledge agreement by the Guarantor and Ms. Mirette Fouad Zaki Tadrous in favor of EFG and (iii)a share pledge agreement by El Orouba for Water Desalination S.A.E, a company solely owned by the Guarantor and his immediate family (being his wife and daughter) in favor of EFG, whereby the owner of the shares, as the case may be, issues a first priority pledge over the Sale Shares in favor of the Lender in the form attached hereto in Schedule 3 and deposit of same with the Document Holder.

2.4.2 Signature by the Company of a Real Estate Mortgage Power of Attorney and deposit of same with the Escrow Agent in the form attached hereto in Schedule 4.

2.4.3 Execution by the Guarantor of a number of twelve (12) cheques in favor of the Lender in the aggregate amount of the Loan Amounts Repayable, as detailed hereunder (hereinafter singly referred to as the “Cheque” or collectively as the “Cheques”), and withdrawn on an Egyptian bank to be acceptable to the Lender to be deposited with the Document Holder.

Cheque	Dated	Drawee Bank	Loan Amount Payable	To Cover Payment

Cheque No. 888504	21/9/2010	CIB	$1,445,898	Payment No. 1
Cheque No. 888505	20/12/2010	CIB	$1,445,898	Payment No. 2
Cheque No. 888507	20/03/2011	CIB	$1,445,898	Payment No. 3
Cheque No. 888508	18/06/2011	CIB	$1,445,898	Payment No. 4
Cheque No. 888509	16/09/2011	CIB	$1,445,898	Payment No. 5
Cheque No. 888512	15/12/2011	CIB	$1,445,898	Payment No. 6
Cheque No. 888513	14/03/2012	CIB	$1,445,898	Payment No. 7
Cheque No. 888514	12/06/2012	CIB	$1,445,898	Payment No. 8
Cheque No. 888515	10/09/2012	CIB	$1,445,898	Payment No. 9
Cheque No. 888516	09/12/2012	CIB	$1,445,898	Payment No. 10
Cheque No. 888517	09/03/2013	CIB	$1,445,898	Payment No. 11
Cheque No. 888518	07/06/2013	CIB	$1,445,898	Payment No. 12

2.5 The Parties understand that the Document Holder shall dispose of the document referred to in Article 2.4.3 above, as well as the Cheques, in the manner outlined in the letter of document handling to be agreed to between the Borrower, the Lender and the Document Holder.

2.6 Upon the lapse of 6 (six) months after the date of the release of the Loan Amount in accordance with the terms of this Agreement and the Escrow Agreement and subject to the Lender’s approval, which shall not be unreasonably withheld or delayed, the Borrower shall have the right, at its sole discretion and without any penalty, to pre-pay in full any and all outstanding amounts under this Agreement at any time in United States Dollars, as per the schedule hereunder. The payment of such amounts shall constitute full satisfaction of the obligations of the Borrower hereunder and shall release the Borrower and the Guarantor from all payment obligations under this Agreement and this Agreement shall terminate.

Release Amount	Date

$14,112,658	21/9/2010
$13,173,430	20/12/2010
$12,196,632	20/03/2011
$11,180,763	18/06/2011
$10,124,260	16/09/2011
$9,025,496	15/12/2011
$7,882,781	14/03/2012
$6,694,358	12/06/2012
$5,458,398	10/09/2012
$4,173,000	09/12/2012
$2,836,185	09/03/2013
$1,445,898	07/06/2013

2.7 The Lender hereby agrees that in the event the Borrower re-pays the amounts referred to in Clause 2.6 above, in full satisfaction of its obligations under this Agreement, the Lender shall immediately and without delay return the Cheques, the Share Pledge Agreements and the Real Estate Mortgage Power of Attorney to the Guarantor.

ARTICLE 3:

LOAN AMOUNTS REPAYABLE

3.1 The Parties agreed that the Borrower is obliged under this Agreement to make the following payments to the Lender in the amounts referred to in Clause 3.2 hereunder in United States Dollars, which shall be referred to as (the “Loan Amounts Repayable”).

3.2 The Borrower agrees that the Loan Amounts Repayable shall be paid to the Lender in United States Dollars on twelve subsequent quarterly equal installments to be paid during a three year period to commence 6 (six) months after the date of the release of the Loan Amount in accordance with the terms of this Agreement and the Escrow Agreement. The repayment shall be according to the following schedule:

Payment No.	Loan Amount Repayable	Due Date

Payment No. 1	$1,445,898	21/9/2010
Payment No. 2	$1,445,898	20/12/2010
Payment No. 3	$1,445,898	20/03/2011
Payment No. 4	$1,445,898	18/06/2011
Payment No. 5	$1,445,898	16/09/2011
Payment No. 6	$1,445,898	15/12/2011
Payment No. 7	$1,445,898	14/03/2012
Payment No. 8	$1,445,898	12/06/2012
Payment No. 9	$1,445,898	10/09/2012
Payment No. 10	$1,445,898	09/12/2012
Payment No. 11	$1,445,898	09/03/2013
Payment No. 12	$1,445,898	07/06/2013

3.3 The Lender hereby agrees that for each payment made by the Borrower according to the payment schedule referred to in Article 3.2 above, the Lender shall release to the Borrower the relevant Cheque for such payment as referred to in Article 2.4.5 above.

ARTICLE 4:

LOAN GUARANTY

4.1 Without prejudice to Article 2.3, the Parties hereby agree that the following guarantees shall be made available to guarantee repayment of the Loan Amount and the obligation of the Borrower to pay the Loan Amounts Repayable and deposited with the Document Holder or the Escrow Agent (as the case may be) on the date of this Agreement:

4.1.1 Real Estate Mortgage Power of Attorney in the form attached herewith in Schedule 4 signed by the Company.

4.1.2 Executed Share Pledge Agreements in the form attached herewith in Schedule 3.

4.1.3 The executed Cheques by the Guarantor as better detailed in Clause 2.4.5 of this Agreement.

4.2 In all events, the Loan Amount, once released to the Ridgewood Entities as per the terms of the Escrow Agreement, shall be recorded on the Company’s books as a debt to the Lender and immediately thereafter ratified by its general assembly meeting.

ARTICLE 5:

EVENTS OF DUE PAYMENT

5.1 The Loan Amounts Repayable shall fall due and the Borrower shall pay the full Loan Amounts Repayable, immediately, and without delay in the following event:

5.1.1 The Loan Amount is not used for the exclusive purpose of repaying part of the Ridgewood Loan as agreed to in this Agreement.

5.1.2 The Borrower fails to pay any payment relating to the Loan Amounts Repayable on the due date set therefore and the passage of ninety (90) days thereafter without payment of the due amounts.

5.1.3 If it comes to the attention of the Lender, that the Borrower is incapable of continuing its business on regular basis.

5.1.4 If the Borrower fails to pay its due and undisputed taxes or any other governmental moneys or is delayed in paying same and his assets have been attached for this reason and such attachment has a negative effect on the Borrower’s ability to pay back the Loan Amounts Repayable in accordance with this Agreement.

5.1.5 If the Borrower has presented incorrect material information to the Lender.

5.1.6 If the Borrower becomes or is reasonably in risk of becoming insolvent, bankrupt or is subject to attachment.

5.1.7 In the event the Borrower obtains other loans or credit facilities from any other institution without the prior approval of the Lender.

5.1.8 The Sale Shares are disposed of by sale, pledge, granting any option or otherwise, in any manner whatsoever or to any Person (other than the Guarantor or EFG) in contradiction to this Agreement and other agreements entered into or to be entered into between the Parties from time to time.

ARTICLE 6:

DELAY INTEREST

6.1 In the event the Loan Amounts Repayable falls due in accordance with Articles 5 above and/or the Borrower fails to repay the Loan Amounts Repayable to the Lender in accordance with this Agreement, the Borrower shall be liable to pay a delay interest of 1% per month or any part of a week until full repayment of the due amount.

6.2 The delay interest above mentioned is not meant or intended to be liquidated damages, as per the Egyptian Civil Code, and the Parties agree that such amounts shall not be subject to the review of arbitration.

ARTICLE 7:

NOTICES

The Parties hereby warrant that their residency and head office locations referred to in this Agreement and that any notices or announcements made thereon shall be considered valid and binding on the Parties and in the event any Party changes its residency or head office location, shall notify the other Party, in writing, of its new address through registered mail with acknowledgement of receipt.

ARTICLE 8:

ASSIGNMENT

This Agreement shall be binding on and inure to the benefit of each Party’s permitted successors and assigns. No Party, other than EFG, may assign (or declare any trust in favor of a third party over) all or any part of the benefit of, or its rights or benefits under, this Agreement without the prior written consent of EFG. Any attempted assignment in violation of this Clause 8 shall be void.

The Parties understand that any assignment by the EFG to any Person (third party or related party) shall not be considered a restricted assignment in respect to this Clause 8. The Parties understand that EFG has the full right to assign this Agreement to any person with no restriction or prior approvals from any party whatsoever provided that such assignment takes place only after release of the Loan Amount to the Ridgewood Entities according to the terms of the Escrow Agreement.

ARTICLE 9:

GENERAL

1-	Amendments

9.1.1 This Agreement may only be amended or modified in writing signed by each of the Parties hereto.

9.1.2 Notwithstanding Article 9.1.1 above, any amendment to be made to this Agreement after its signature and before the Loan Amount is released to the Ridgewood Entities, requires the prior written approval of the Ridgewood Entities.

2-	Non-Waiver

The failure in any one or more instances of a Party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said Party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. A breach of any Warranty or covenant shall not be affected by the fact that a more general or more specific Warranty or covenant was not also breached.

3-	Severability

The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision. The parties further agree to replace such invalid provision with a valid and enforceable provision that will achieve, to the extent possible, the business, economic and other purposes of such invalid provision.

ARTICLE 10:

COSTS & EXPENSES

Each Party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement.

ARTICLE 11:

GOVERNING LAW & DISPUTE RESOLUTION

11.1 This Agreement is to be governed by and construed in accordance with the laws of the Arab Republic of Egypt.

11.2 All disputes arising out of or in connection with this Agreement or the breach, termination or validity thereof, shall be finally settled by arbitration conducted in English by three arbitrators in Cairo, Egypt, before the Cairo Regional Center for International Commercial Arbitration, under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) then in effect (the “Rules”) except as modified herein. There shall be three arbitrators, one nominated by the Lender and one nominated by Guarantor and the Company in accordance with the Rules, and the third arbitrator, who shall chair the arbitral tribunal shall be nominated by the two party-appointed arbitrators within twenty (20) days of the confirmation by the Cairo Regional Center for International Commercial Arbitration of the appointment of the second arbitrator, and if the two appointed arbitrators fail to nominate the third arbitrator in the above mentioned twenty (20) day period, the third arbitrator shall be appointed in accordance with the Rules. The arbitral tribunal shall be instructed to resolve any such dispute within 180 days of the appointment of the third arbitrator with respect to such dispute. In order to facilitate the comprehensive resolution of related disputes, all claims between any of the Parties to this Agreement that arise under or in connection with this Agreement and/or any related agreement may be brought in a single arbitration. Upon the request of any Party, the arbitral tribunal for such proceeding shall consolidate any arbitration proceeding constituted under this Agreement with any other arbitration proceeding constituted under this Agreement, if the arbitral tribunal determines that (i) there are issues of fact or law common to the proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no Party would be unduly prejudiced as a result of such consolidation through undue delay or otherwise. In the event of different rulings on this question by the arbitral tribunal constituted hereunder and another arbitral tribunal constituted under this Agreement and/or any related agreement, the ruling of the arbitral tribunal constituted first in time shall control, and such arbitral tribunal shall serve as the tribunal for any consolidated arbitration. The Parties shall be entitled to reasonable documentary discovery consistent the expedited nature of arbitration. By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration, for provisional relief to maintain the status quo and prevent irreparable harm prior to the appointment of the arbitral tribunal, or for the enforcement of any award. Without prejudice to such provisional remedies that may be granted by a national court, the arbitral tribunal shall have full authority to grant provisional remedies, to order a Party to seek modification or vacation of an injunction issued by a national court, and to award damages for the failure of any Party to respect the arbitral tribunal’s orders to that effect.

ARTICLE 12:

TIME OF ESSENCE

Each of the Parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

ARTICLE 13:

COUNTERPARTS

This Agreement may be executed in three or more counterparts, all of which shall be considered one and the same agreement and shall become effective when three or more counterparts have been signed by each of the Parties and delivered to the other Parties.

SIGNATURES

WATER DESAL

Signature:	/s/ Gehan Fathi
Name:     Gehan Fathi
Capacity: Director
Date:

Signature:	/s/ Samer S. Yassa
Name:     Samer S. Yassa
Capacity: Director
Date:

RIDGEWOOD EGYPT FOR
INFRASTRUCTURE PROJECTS LLC

Signature:	/s/ Zaki Girges Name: Zaki Girges
Capacity: General Manager
Date:

ZAKI GIRGES

Signature:	/s/ Zaki Girges
Name:     Zaki Girges

Annex C

ESCROW AGREEMENT
Dated December 10, 2009
Private & Confidential

Preamble		C-4
Article 1:	Preamble and Annexes	C-4
Article 2:	Definitions	C-4
Article 3:	Appointment of the Escrow Agent	C-6
Article 4:	The Escrow Account	C-6
Article 5:	Operation of the Escrow Account	C-7
Article 6:	Release of the Escrow Amount and the Escrow Documents	C-7
Article 7:	Liability of the Escrow Agent	C-8
Article 8:	Fees of the Escrow Agent	C-9
Article 9:	Term and Termination	C-9
Article 10:	Costs	C-10
Article 11:	Further Assurances	C-10
Article 12:	Variation, Waiver and Consents	C-10
Article 13:	Severability	C-10
Article 14:	No Assignment	C-10
Article 15:	Notices	C-11
Article 16:	Governing Law And Arbitration	C-12
Article 17:	Counterparts	C-12

ANNEXES
Annex (1)	Agreed Form of Certificate of the General Counsel	15
Annex (2)	Agreed Form of Documents Deposit Confirmation	16
Annex (3)	Agreed Form of Escrow Amount Deposit Notice	17
Annex (4)	Escrow Documents	18
Annex (5)	Agreed Form of Sale and Purchase Agreement	19
Annex (6)	Agreed Form of ZG Release Letter In Favour of Sellers	33
Annex (7)	Agreed Form of ZG Resignation Letter	35
Annex (8)	Agreed Form of Execution SPA	37
Annex (9)	Agreed Form of Limited Power of Attorney	41
Annex (10)(a)	Agreed Form of Release Letter by ZG, the Second Purchaser and the Company in favour of the Sellers	42
Annex (10)(b)	Agreed Form of Release Letter by ZG, Mirette Fouad Zaki Tadrous and the Company in Favour of the Sellers	44
Annex (11)	Agreed Form of Assignment of the Outstanding Loan to ZG	46
Annex (12)	Agreed Form of Release In Favour of ZG and the Company by the Sellers	47
Annex (13)	Specific Release in Favour of ZG	49
Annex (14)	Agreed Form of the Real Estate Mortgage POA	51

This Escrow Agreement (the “Agreement”) is made this 10th day of December 2009.

By and Between:

1. Ridgewood Near East Holdings, LLC, a limited liability company, established and organized under the laws of Delaware, having its registered offices at 947 Linwood Avenue, Ridgewood, New Jersey 07450, represented herein by Mr. Randall D. Holmes, in his capacity as the legal representative of Ridgewood Near East Holdings;

2. RW Egyptian Holdings, LLC, a limited liability company, established and organized under the laws of Delaware, having its registered offices at 947 Linwood Avenue, Ridgewood, New Jersey 07450, represented herein by Mr. Randall D. Holmes, in his capacity as the legal representative of RW Egyptian Holdings;

(referred to hereinafter collectively as “Ridgewood” or the “Sellers” ); and

3. Ridgewood Egypt for Infrastructure LLC, an Egyptian limited liability company, commercial register No. 327201 issued on November 11, 1999, whose registered office is at 165 El Orouba Street, Heliopolis, Cairo, Egypt, represented herein by Mr. Zaki Girges, in his capacity as the General Manager, (referred to hereinafter as the “Company”)

4. Mr. Zaki Girges, an Egyptian national, holding national ID No. 25809011602892 issued June, 2002 resident at 165, El Orouba Street, Heliopolis, Cairo, Egypt (referred to hereinafter as “ZG” or the “First Purchaser”); and

5. El Orouba for Water Desalination SAE, an Egyptian joint stock company, whose registered office is at 26 Helmy Abd El Atti Street, Nasr City, Cairo, Egypt, represented herein by Mr. Zaki Girges, in his capacity as its legal representative (referred to hereinafter as the “Second Purchaser”); and

(referred to hereinafter collectively with ZG as the “Purchasers”); and

6. Water Desal, a Cayman Island company, established in accordance with the Laws of the Cayman Islands, with its head office located at Maples Corporate Services Limited PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands represented herein by Mr. Samer Yassa and Ms. Gehan Fathi, in their capacity as directors of the Company (hereinafter referred to as the “Lender”).

7. HSBC Bank Egypt SAE, with its head office located at 306 Corniche El Nil street, Maadi, Cairo, Egypt, registered with the Commercial Register under No. 218992 and represented herein by Mr. Mohamed Ibrahim Ahmed Youssef El Guindi , in his capacity as the legal representative of the bank, (referred to hereinafter as the “Escrow Agent”).

(All the above parties shall be collectively referred to as the “Parties”)

PREAMBLE

WHEREAS, the Sellers, the Company and the Purchasers have entered into a Sale and Purchase Agreement dated December 10, 2009 whereby, among other things, the Company has agreed to partially repay the Loan owed to Ridgewood subject to the fulfilment of certain conditions;

WHEREAS, the Lender has signed a Loan Agreement dated December 10, 2009 whereby it has agreed to lend the Company the Loan Partial Repayment Amount.

WHEREAS, upon Closing, the Sellers have also agreed to transfer the Shares to the Purchasers as well as assign the Outstanding Loan to ZG.

WHEREAS, under the Sale and Purchase Agreement, the Sellers, the Company and the Purchasers have agreed to appoint the Escrow Agent for the sole purposes of disbursing the Loan Partial Repayment Amount to Ridgewood, as well as to receive and deliver the Escrow Documents in accordance with the provisions of this Agreement;

WHEREAS, the Escrow Agent is willing to serve as such escrow agent in accordance with the provisions of this Agreement; and

NOW THEREFORE, in consideration of the foregoing Preamble and the mutual covenants herein contained, the Parties have agreed to enter into this Escrow Agreement in accordance with the terms and conditions set forth below and agree as follows:

ARTICLE 1:

PREAMBLE AND ANNEXES

The above Preamble constitutes an integral part of this Agreement.

ARTICLE 2:

DEFINITIONS

Capitalized terms not otherwise defined herein shall have the meaning given to them under the Sale and Purchase Agreement. The following words and expressions shall have the following respective meanings:

“Agreement”	means this Escrow Agreement, including its Annexes, as amended in writing by the Parties from time to time;

“Assignment”	means the two original assignment letters in the form attached hereto in Annex (9);

“Business Day”	means any day, other than a Friday, Saturday or an official holiday, on which banks are open in Cairo;

“Certificate of General Counsel”	means the certificate issued by the Senior Vice President and General Counsel of the Sellers to be provided by the Sellers at or prior to Closing to the Escrow Agent substantially in the form of Annex (1) attached hereto;

“Closing”	means the release of the Loan Partial Repayment Amount to the Sellers and the release of the Escrow Documents to the Purchasers, the Lender and the Sellers upon the receipt of the Certificate of General Counsel by the Escrow Agent, as provided under the Sale and Purchase Agreement and this Agreement;

“Closing Date”	means the date on which Closing takes place;

“Documents Deposit Confirmation”	means the written confirmation in the form attached hereto as Annex (2) to be delivered by the Escrow Agent to the Sellers, the Purchasers and the Lender upon receipt of the Escrow Documents;

“Effective Date”	means the date of signature of this Agreement;

“Escrow Account”	means the escrow account to be opened with the Escrow Agent in accordance with Sub-Article 4.1;

“Escrow Amount” or “Loan Partial Repayment Amount”	means the amount of USD 13,000,000 (thirteen million dollars);

“Escrow Amount Deposit Notice”	means the notice in the form attached hereto as Annex (3) to be sent by the Escrow Agent to the Sellers, Purchasers and the Lender upon deposit of the Escrow Amount;

“Escrow Documents”	means the Purchaser’s Documents and the Sellers’ Documents listed in Annex (4) to be deposited with the Escrow Agent in accordance with Sub-Article 4.3;

“Execution SPA”	means the share purchase agreement to be signed between the Sellers and the Purchasers for execution purposes substantially in the form attached herewith as Annex (8);

“Interest Amount”	means any interest accrued on the Escrow Amount in accordance with Sub-Article 5.2;

“Long Stop Date”	means the date falling one hundred and twenty (120) days from the Effective Date, unless extended pursuant to Sub-Article 9.2;

“Purchasers’ Documents”	means the documents to be deposited in the Escrow Account by the Purchasers, as outlined in Annex (4);

“Real Estate Mortgage POA”	means the executed real estate mortgage power of attorney in the form attached herewith as Annex (13);

“Release Letter”	means the two original release letter in favour of ZG and the Company form attached herewith as Annex (12);

“Shares”	means the shares amounting to a total of 20,000 shares representing 100% of the Company’s issued share capital;

“Sellers’ Documents”	means the documents to be deposited in the Escrow Account by the Sellers, as outlined in Annex (4);

“Sale and Purchase Agreement”	means the Sale and Purchase Agreement signed between the Company, the Purchasers and the Sellers dated December 10, 2009 in the form attached herewith as Annex (5);

ARTICLE 3:

APPOINTMENT OF THE ESCROW AGENT

3.1 The Sellers, the Purchasers, the Lender and the Company hereby appoint the Escrow Agent to perform the services described in this Agreement in accordance with its terms and conditions.

3.2 The Escrow Agent hereby accepts such appointment subject to the terms of this Agreement. The Escrow Agent may perform any of its duties hereunder by or through its officers, directors or employees acting in their capacity as such officer, director or employee.

ARTICLE 4:

THE ESCROW ACCOUNT

4.1 Establishment of the Escrow Account

On the Effective Date, the Escrow Agent shall open a special interest bearing Escrow Account at its branch located at 306 Corniche El Nil street, Maadi, Cairo, Egypt with the following details:
Account Name: Ridgewood Escrow Account
Account Number:

The Escrow Agent shall take no action in relation to the Escrow Account except as provided in this Agreement or as otherwise required by law or order of a court of competent jurisdiction.

4.2  Deposit of the Escrow Amount

Within three Business Days from the Effective Date, the Lender shall deposit with the Escrow Agent and the Escrow Agent shall accept and hold in the Escrow Account the Escrow Amount, to be released in accordance with Article 6 herein below.

4.3  Deposit of the Escrow Documents

Within ten Business Days from the Effective Date, the Sellers shall deposit the Sellers’ Documents and the Purchasers shall deposit the Purchasers’ Documents with the Escrow Agent.

Upon receipt of the Escrow Documents, the Escrow Agent shall confirm such receipt in writing to all Parties by signing and delivering the Document Deposit Confirmation. The Escrow Documents shall be released in accordance with Article 6 herein below.

ARTICLE 5:

OPERATION OF THE ESCROW ACCOUNT

5.1 Upon receipt of the Escrow Amount, the Escrow Agent shall send the Escrow Amount Deposit Notice to the Sellers, the Purchasers and the Lender.

5.2 The Escrow Agent shall hold the Escrow Amount and the Escrow Documents only to be released in accordance with Article 6 of this Agreement.

5.3 Interest shall accrue on the Escrow Amount at the rate of 0.1% per annum for tenors exceeding 90 days. Interest shall be calculated day by day on the basis of a 365 day year. The Interest Amount shall be retained in the Escrow Account. The Escrow Agent shall hold the Escrow Amount and the Interest Amount in the Escrow Account only to be released in accordance with Article 6 of this Agreement.

ARTICLE 6:

RELEASE OF THE ESCROW AMOUNT AND THE ESCROW DOCUMENTS

6.1 Upon receipt by the Escrow Agent of the Certificate of the General Counsel executed by the Sellers’ Senior Vice President and General Counsel, and provided all the Escrow Documents have been received, the Escrow Agent shall immediately, without any further condition(s), notices, consents or approvals: (i) release the Escrow Amount and the Purchasers’ Documents to the Sellers, (ii) release the Interest Amount, the Company’s Share Ownership Ledger, the Real Estate Mortgage POA, one original of the Release Letter and one original of the Assignment to the Lender and (iii) release the remaining Sellers’ Documents to the Purchasers.

For the purposes of the release of the Escrow Amount to the Sellers as mentioned above the Sellers account details are as follows:

Account Name: Ridgewood Renewable Power LLC
Account No.:
Bank Name: Wachovia Bank
Summit, NJ
ABA (wire)
ABA (ACH)

6.2 In the event that the Escrow Agent does not receive the executed Certificate of the General Counsel by the Long Stop Date, including any extension thereof pursuant to Sub-Article 9.2 of this Agreement, the Escrow Agent shall immediately; (i) release the Escrow Amount together with the Interest Amount to the Lender in its account as detailed hereunder (ii) release the Sellers’ Documents to the Sellers and the Purchasers’ Documents to the Purchasers.

For the purposes of the release of the Escrow Amount and/or the Interest Amount to the Lender as mentioned above the release should be effected as follows:

(i) USD 8,580,000 of the Escrow Amount in addition to the Interest Amount to be transferred to the following account:

Bank Name: Arab African International Bank
Branch: 5, Midan Al Saray Al Koubra, Garden City
Account Name: Horus Private Equity Fund III LP
Account Number:
Swift Code:

Correspondent in USD JP Morgan New York
Swift Code:
Account Number:

(ii) The remaining USD 4,420,000 of the Escrow Amount to be transferred to the following account:

Bank Name: Arab African International Bank
Branch: Garden City
Account Name: Horus Food and Agribusiness Limited Partnership
Account Number:
Swift Code:

ARTICLE 7:

LIABILITY OF THE ESCROW AGENT

7.1 The Escrow Agent shall have no duties, responsibilities or liabilities except those expressly set forth in this Agreement. The duties of the Escrow Agent shall be administrative in nature and nothing in this Agreement, expressed or implied, is intended to or shall be construed as requiring the Escrow Agent to provide any investment advice or to exercise any discretion or to provide any opinion. For the avoidance of doubt, the Escrow Agent shall have no duties, responsibilities or liabilities under the Sale and Purchase Agreement.

7.2 The Escrow Agent shall not be liable to any party to this Agreement for any claim, proceeding, loss, damage, liability or expense of any kind or nature caused directly or indirectly by any action taken or admitted to be taken by it in connection with this Agreement unless caused by gross negligence, wilful misconduct or fraud on the part of the Escrow Agent in performing its contractual duties under this Agreement.

7.3 The Parties to this Agreement undertake to indemnify and hold the Escrow Agent harmless against any loss or damage that may arise as a result of its appointment as Escrow Agent, except where such damage or loss pertain to actions or omissions constituting gross negligence or wilful misconduct. The Escrow Agent shall be entitled to rely on any documentation believed by the Escrow Agent to be genuine or to have been signed, sent, made or given by the authorized person(s). The Escrow Agent shall not be obliged to inspect or verify any of the documents sent to it as long as such documents were duly sent, made or given by the authorized person(s).

7.4 All references to the “Escrow Agent” in this Article 7 shall include references to the officers, directors and employees of the Escrow Agent acting in their official capacity as such.

7.5 The parties hereby agree and acknowledge that the Escrow Agent shall have the right to disclose any confidential information that (i) is required to be disclosed by any court of competent jurisdiction or under any applicable law including rules of any applicable law or by a governmental order, decree, regulation or rule binding upon any Party to the Agreement (ii) is already in the public domain or comes into the public domain other than through a breach of the terms of this Agreement (iii) is already lawfully known to the Escrow Agent as of the date of disclosure hereunder.

ARTICLE 8:

FEES OF THE ESCROW AGENT

8.1 In consideration of the services to be provided by the Escrow Agent hereunder, the Escrow Agent shall be paid a lump sum of USD 25,000. In the event the Long Stop Date is extended, in accordance with Sub-Article 9.2, an additional lump sum of USD 5000 per month shall be paid to the Escrow Agent.

8.2 The fees of the Escrow Agent referred to in Sub-Article 8.1 shall be borne by the Company.

ARTICLE 9:

TERM AND TERMINATION

9.1 This Agreement shall remain in full force and effect from the Effective Date and shall automatically terminate and be of no further effect, without need for any notice, legal or judicial procedure, upon (i) the due and proper satisfaction of the obligations of the Escrow Agent to distribute the Escrow Amount and the Interest Amount as well as deliver the Escrow Documents in accordance with this Article 6 of this Agreement or (ii) on the Long Stop Date including any extension as notified to the Escrow Agent in accordance with Sub-Article 9.2.

9.2 The Sellers shall have the right, without obtaining any consent or approval from the Parties to this Agreement, to extend the Long Stop Date for ninety additional days by notice to the Escrow Agent enclosing evidence that USD 200,000 have been transferred and deposited in the Lender’s bank accounts set forth under Sub-Article 6.2 as follows:

(i) USD 132,000 in the account outlined under 6.2 (i) herein above

(ii) USD 68,000 in the account outlined under 6.2(ii) herein above

ARTICLE 10:

COSTS

Each of the Purchasers and the Sellers shall be responsible for its own legal, accountancy, and other costs, charges and expenses incurred in connection with the negotiation, preparation and implementation of this Agreement

ARTICLE 11:

FURTHER ASSURANCES

Each Party agrees (at its own cost) to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as the other Parties may reasonably require, whether on or after consummation of the transactions contemplated by this Agreement, to implement or give effect to this Agreement and the transactions contemplated by this Agreement.

ARTICLE 12:

VARIATION, WAIVER AND CONSENT

Unless otherwise contemplated in this Agreement, no variation or waiver of any provision or condition of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the Parties (or, in the case of a waiver, by or on behalf of the Party waiving compliance).

ARTICLE 13:

SEVERABILITY

The invalidity of any provision of this Agreement or any part thereof shall not affect the validity of the Agreement or any other provision. The Parties shall then use all reasonable endeavours to replace the invalid or unenforceable provision(s) by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

ARTICLE 14:

NO ASSIGNMENT

No Party shall be entitled to assign the benefit of, or its rights or benefits under this Agreement without the prior written consent of all other Parties to this Agreement

ARTICLE 15:

NOTICES

15.1 Notices or any other communications required or permitted hereunder shall be given in writing in the English language and shall be deemed to have been delivered: (i) when delivered in person or by messenger service against receipt, (ii) on the date of confirmation of receipt of transmission by telecopier (or the first Business Day in the city where the recipient is located following such receipt if (a) the date is not a Business Day or (b) confirmation of receipt is given after 5pm local time of the recipient (subsequently confirmed by registered mail, return receipt requested or by courier)) or (iii) upon proof of delivery by an internationally recognized courier service (with confirmation of receipt), addressed to the relevant party at its address set forth in Sub-Article 15.2 below.

15.2 The addresses and fax numbers of the Parties for the purpose of Sub-Article 15.1 are as follows:

(a)	The Sellers

Ridgewood Near East Holdings LLC
RW Egyptian Holdings, LLC
Address: c/o Ridgewood Renewable Power, LLC
947 Linwood Avenue
Ridgewood, NJ 07450
Fax No.: 845-622-3633
For the attention of: Robert Swanson

(b)	The Purchasers

26 Helmy Abdel Atti Street, Nasr City, Cairo, Egypt
Fax No.: 00202 22672870
For the attention of: Mr. Zaki Girges

(c)	The Company

Ridgewood Egypt for Infrastructure
Address: 165, E El Orouba St.
Heliopolis, Cairo, Egypt
Fax No.: 00202 22672870
For the attention of: Mr. Zaki Girges

(d)	The Lender

Address: 9, Mohamed Fahmy Street, 14th floor, Garden City, Cairo, 11461, Egypt.
Fax No.: 00202 27923869
For the Attention of: Mr. Samer Yassa and Ms. Gehan Fathi

(e)  The Escrow Agent

Address: 306 Corniche El Nil street, Maadi, Cairo, Egypt
Fax No.: +202 252980080 For the attention of: Mr. Mohamed Ibrahim Ahmed
Youssef El Guindi,

15.3 A Party may notify all other Parties to this Agreement of a change to its name, relevant addressee, address or fax number for the purposes of this Sub-Article 15.3. Such notification shall be made within a reasonable period of time not to exceed (10) Business Days from the date such change occurred.

ARTICLE 16:

GOVERNING LAW AND ARBITRATION

16.1 This Agreement is to be governed by and construed in accordance with the laws of the Arab Republic of Egypt.

16.2 All disputes arising out of or in connection with this Agreement and its subject matter shall be finally resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce in Paris (the “Rules”) by more than one arbitrator to be appointed according to the Rules. Arbitration shall take place in Cairo, Egypt and shall be conducted in the English language.

ARTICLE 17:

COUNTERPARTS

This Agreement has been executed in (7) counterparts one (1) for each of the Parties all of which shall be considered one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have executed or caused to be executed, this Agreement, all as of the day and year first above written.

THE SELLERS:

RIDGEWOOD NEAR EAST HOLDINGS LLC

Signature:	/s/ Randall D. Holmes
Name:     Randall D. Holmes

Title:	President

RW EGYPTIAN HOLDINGS, LLC

Signature:	/s/ Randall D. Holmes
Name:     Randall D. Holmes

Title:	President

THE COMPANY

RIDGEWOOD EGYPT FOR
INFRASTRUCTURE LLC

Signature:	/s/ Zaki Girges
Name:     Zaki Girges

Title:	General Manager

THE ESCROW AGENT

HSBC EGYPT S.A.E

Signature:	/s/ Mohamad El Guindi
Name:     Mohamad El Guindi

Title:	Legal Representative

THE PURCHASERS:

EL OROUBA FOR WATER DESALINATION

Signature:	/s/ Zaki Girges
Name:     Zaki Girges

Title:	President

MR. ZAKI GIRGES

Signature:	/s/ Zaki Girges
Name:     Zaki Girges

THE LENDER

WATER DESAL

Signature:	/s/ Gehan Fathi
Name:     Gehan Fathi

Title:	Director

Signature:	/s/ Samer S. Yassa
Name:     Samer S. Yassa

Title:	Director

Annex D

PLAN OF DISSOLUTION AND LIQUIDATION
OF
THE RIDGEWOOD POWER GROWTH FUND

This Plan of Dissolution and Liquidation (this “Plan”) is entered into by The Ridgewood Power Growth Fund, a statutory trust formed under the laws of the State of Delaware (the “Fund”), by Ridgewood Renewable Power LLC, not in its individual capacity, but solely as Managing Shareholder (the “Managing Shareholder”) of the Fund, in accordance with the Delaware Statutory Trust Act (the “Trust Act”), and the applicable terms and conditions of the Declaration of Trust of the Fund dated as of January 4, 1998, as amended and in effect from time to time (the “Declaration”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Declaration.

1. Effectiveness.  Pursuant to Section 14.1 of the Declaration, this Plan shall become effective at such time as all or substantially all of the Fund Property has been sold. The Managing Shareholder has determined that the sale (the “Sale”) contemplated by the Sale and Purchase Agreement, dated as of December 10, 2009, by and among Ridgewood Near East Holdings LLC and RW Egyptian Holdings, LLC, as the Sellers, Mr. Zaki Girges and El Orouba for Water Desalination S.A.E., as the Purchasers and Ridgewood Egypt for Infrastructure LLC, constitutes, when the Sale and related transactions contemplated thereby is consummated, is a sale of substantially all of the Fund Property. Therefore, this Plan shall become effective as of the date the Sale is consummated (the “Effective Time”). This Plan shall remain in effect until terminated as provided in Section 11 of this Plan.

2. Dissolution.  At the Effective Time, the Fund shall enter into dissolution and thereupon its affairs shall be wound up in accordance with the provisions of this Plan, the applicable terms of the Declaration, the Trust Act and the laws of the State of Delaware.

3. Winding Up.

(a) The Managing Shareholder shall act as liquidating Managing Shareholder and shall have the sole authority to conduct the winding up of the business and affairs of the Fund. Following the Effective Date, the Managing Shareholder shall proceed to liquidate the then-existing Fund Property on such terms as the Managing Shareholder in its sole determination deems to be in the best interests of the Fund, without the requirement for any votes or consents of the Investors, except as expressly provided for herein. Such liquidation shall be accomplished within a reasonable period, in the Managing Shareholder’s sole determination, after the Effective Time.

(b) In connection with the winding up of the Fund, the Managing Shareholder shall cause the proceeds of the sale or other disposition of the Fund Property to be paid or distributed (or shall make reasonable provision for the payment thereof) consistent with the provisions of Section 8.1(g) of the Declaration and subject to Section 6 of this Plan. Liquidating distributions to Shareholders shall be paid to each Shareholder who is the record holder of shares of the Fund, as shown on books of the Fund, on the record distribution date selected by the Managing Shareholder. No interest shall be paid or accrued on liquidating distributions and all payments shall be subject to any applicable withholding fees or taxes.

4. Contingent Contribution Obligation.  As provided in Section 14.7 of the Declaration, upon or prior to making the first distribution in liquidation, the Managing Shareholder shall contribute to the capital of the Fund an amount equal to any deficit in the Capital Account of the Managing Shareholder, calculated immediately prior to the date of such distribution, to the extent not previously contributed.

5. Continued Effectiveness of Declaration.  The Declaration shall remain in full force and effect during the period of winding up and liquidation and until such time as the Fund is terminated. During the period of winding up and liquidation, without limitation, (i) the Shareholders shall continue to receive Net Cash Flow and share Profits or Losses for all tax and other purposes, in each case, as provided in, and in accordance with the terms of, the Declaration and (ii) the Managing Shareholder shall be entitled to continue to receive the Management Fee and any other fees or reimbursements properly payable to the Managing Shareholder under the applicable provisions of the Declaration.

6. Liquidating Trust.

(a) The Fund is currently both a plaintiff and a defendant in pending litigation matters. Unless all such matters and other claims, if any, by or against the Fund are settled or otherwise disposed of prior to the dissolution of the Fund and all other contingent liabilities and rights are resolved on or after the Effective Time, the Managing Shareholder may in its sole determination, on behalf of the Fund, establish a liquidating trust (“Liquidating Trust”) pursuant to a trust agreement in such form as approved by the Managing Shareholder (the “Liquidating Trust Agreement”) and assign to such Liquidating Trust, among other things, all rights, obligations and liabilities relating to, or associated with, the Fund’s then-pending litigation matters or other claims and rights. If the Managing Shareholder determines to establish a Liquidating Trust, it would do so subsequent to the sale of the then-existing Fund Property pursuant to Section 3 of this Plan, but prior to the filing of the certificate of cancellation of the Certificate of Trust of the Fund (the “Certificate of Cancellation”) pursuant to Section 7(b) of this Plan. Subject to the Liquidating Trust Agreement, promptly after its establishment, the Managing Shareholder may, on behalf of the Fund, assign to the Liquidating Trust:

(i) from the assets of the Fund allotted for the payment or provision for payment of liabilities of the Fund as provided in Section 8.1(g)(1) of the Declaration or otherwise available, an amount reasonably determined by the Managing Shareholder to be sufficient to pay the costs and expenses anticipated to be incurred in connection with the maintenance and ultimate settlement or other disposition of then-pending litigation matters and any other claims or liabilities or rights involving the Fund and the costs and expenses of the maintenance, administration and subsequent wind-up of the Liquidating Trust; and

(ii) all rights, obligations and liabilities relating to or associated with the Fund’s then-pending litigation matters and any other claims or liabilities or rights involving the Fund and any other matters that arise during the term of the Liquidating Trust.

(b) If the Managing Shareholder determines to establish a Liquidating Trust, the Shareholders of the Fund shall be beneficiaries of such Liquidating Trust in the same proportion as they are owners of shares in the Fund as of the date determined by the Managing Shareholder. The beneficial interests shall confer upon holders solely the right to payment of funds remaining in the Liquidating Trust, if any, following the settlement or other disposition of the litigation matters, claims, rights and other matters and payment of all related costs and expenses, and would not confer upon holders any rights under the Declaration, such as the right to vote on matters specified therein or otherwise. The Liquidating Trust, as well as the matters subject to the Liquidating Trust, will be administered by the Managing Shareholder and be subject to the complete and exclusive management discretion of the Managing Shareholder unless the Managing Shareholder shall be unwilling or unable to serve as such, in which case it shall appoint another person to manage the Liquidating Trust as provided in the Liquidating Trust Agreement.

(c) If the Managing Shareholder determines to establish a Liquidating Trust, it is intended that the Liquidating Trust would terminate upon payment to the beneficiaries of the Liquidating Trust of all of the Liquidating Trust assets, but in any event upon the third anniversary of the date that assets are first transferred to the Liquidating Trust, unless extended by the Managing Shareholder.

(d) The Liquidating Trust Agreement shall govern the operation and administration of the Liquidating Trust. In the event of any conflict between the provisions of this Plan and any of the provisions of the Liquidating Trust Agreement, the provisions of the Liquidating Trust Agreement shall control.

7. Other Winding-Up Matters.

(a) Upon dissolution of the Fund and until the filing of the Certificate of Cancellation pursuant to Section 7(b) of this Plan and §3810(d) of the Trust Act, the Managing Shareholder, acting alone, shall have the full, exclusive and complete discretion in the management and control of the Fund. The Managing Shareholder may, in the name of and for and on behalf of the Fund: (i) prosecute and defend suits, whether civil, criminal or administrative, (ii) gradually settle and close the statutory trust business, (iii) dispose of and convey the Fund Property, (iv) make, execute and deliver other agreements, conveyances, assignments, certificates and filings, and (v) take such further actions, as the Managing Shareholder deems necessary or desirable in order to carry out this Plan and to conduct and complete the winding up and liquidation of the business and affairs of the Fund. Without limitation, the Managing Shareholder shall have the authority to engage attorneys, accountants, brokers or other consultants or professionals to assist and advise the Managing Shareholder in the conduct of the winding up of the Fund.

(b) As a part of the winding-up process, the Managing Shareholder shall prepare or cause to be prepared final tax returns for the Fund and distribute to Shareholders and former Shareholders final K-1s and other tax reports, consistent with prior practice. Upon completion of the winding-up of the Fund, the Managing Shareholder shall cause the Certificate of Cancellation to be filed in the Office of the Secretary of State of Delaware, as provided in §3810(d) of the Trust Act. The Managing Shareholder shall also cause the cancellation of any qualifications of the Fund as a foreign trust in jurisdictions other than the State of Delaware and the termination of its obligations to file reports under the Securities Exchange Act of 1934, as amended.

8. Liability of Managing Shareholder.  Subjection to Section 3.2 of the Declaration, the Managing Shareholder, as liquidating Managing Shareholder of the Fund, shall not be personally liable to any Shareholder or the Fund by reason of the Managing Shareholder’s actions in winding up the Fund; provided that the Managing Shareholder has complied with the terms of this Plan, the Trust Act and Delaware law. All actions taken by the Managing Shareholder pursuant to this Plan shall remain valid even in the event this Plan is subsequently terminated without the filing of a Certificate of Cancellation.

9. Construction.  The Managing Shareholder shall have the power to construe this Plan and to act upon any such construction. Its construction of the same and any action taken pursuant thereto by the Managing Shareholder, on behalf of the Fund, in good faith shall be final and conclusive.

10. Governing Law.  This Plan shall be subject to and construed consistently with the terms of the Declaration and the Trust Act and otherwise shall be governed by and construed in accordance with the laws of the State of Delaware.

11. Modification, Amendment or Termination of Plan.  The Managing Shareholder may modify, amend or terminate this Plan at any time if it determines that such modification, amendment or termination would be advisable and in the best interest of the Fund and its Shareholders or to cause this Plan to comply with applicable law. This Plan shall terminate upon the earlier of (i) the filing of the Certificate of Cancellation or (ii) the continuation of the Fund as provided in the Declaration or the Trust Act.

Annex E

THE RIDGEWOOD POWER GROWTH FUND

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Managing Shareholder and Shareholders
The Ridgewood Power Growth Fund

We have audited the accompanying consolidated balance sheets of The Ridgewood Power Growth Fund (a Delaware trust) and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations and comprehensive (loss) income, changes in shareholders’ equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Ridgewood Power Growth Fund as of December 31, 2008 and 2007, and the consolidated results of its operations and comprehensive (loss) income and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/  GRANT THORNTON LLP

Edison, New Jersey
April 10, 2009

THE RIDGEWOOD POWER GROWTH FUND

CONSOLIDATED BALANCE SHEETS
(dollar amounts in thousands, except share data)

	December 31,
	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$1,120	$4,154
Accounts receivable, net of allowance	1,425	1,099
Due from affiliates	15	–
Inventory	1,242	969
Assets held for sale	5,533	7,199
Deferred tax assets	858	67
Prepaid expenses and other current assets	502	434

Total current assets	10,695	13,922
Investments	–	277
Property, plant and equipment, net	21,976	17,696
Other assets	133	292

Total assets	$32,804	$32,187

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,037	$798
Liabilities related to assets held for sale	2,708	2,588
Long-term debt – current portion	1,803	387
Due to affiliates	1,748	700

Total current liabilities	7,296	4,473
Long-term debt – noncurrent portion	1,284	1,449
Other liabilities	1,264	1,262
Deferred tax liability	858	406
Minority interest	5,420	4,969

Total liabilities	16,122	12,559

Commitments and contingencies
Shareholders’ equity (deficit):
Shareholders’ equity (658.2067 Investor Shares issued and outstanding)	17,078	20,002
Managing Shareholder’s accumulated deficit (1 management share issued and outstanding)	(396)	(374)

Total shareholders’ equity	16,682	19,628

Total liabilities and shareholders’ equity	$32,804	$32,187

The accompanying notes are an integral part of these consolidated financial statements.

THE RIDGEWOOD POWER GROWTH FUND

CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE (LOSS) INCOME
(dollar amounts in thousands, except per share data)

	Years Ended December 31,
	2008	2007

Revenues	$13,200	$10,270
Cost of revenues	8,206	6,324

Gross profit	4,994	3,946

Operating expenses:
General and administrative expenses	4,032	3,547
Management fee to Managing Shareholder	1,645	1,645

Total operating expenses	5,677	5,192

Loss from operations	(683)	(1,246)

Other income (expense):
Interest income	29	107
Interest expense	(325)	(296)
Equity in income from RUK	–	16,423
Loss on disposition of marketable securities	–	(50)
Other (expense) income, net	(160)	75

Total other (expense) income, net	(456)	16,259

(Loss) income from continuing operations before income tax and minority interest	(1,139)	15,013
Income tax expense	(469)	(395)
Minority interest in the earnings of subsidiary	(525)	(318)

(Loss) income from continuing operations	(2,133)	14,300
(Loss) income from discontinued operations, net of income tax and minority interest	(27)	64

Net (loss) income	(2,160)	14,364
Foreign currency translation adjustment	(128)	(76)

Comprehensive (loss) income	$(2,288)	$14,288

Managing Shareholder – Net (loss) income:
Continuing operations	$(21)	$(25)
Discontinued operations	–	1
Shareholders – Net (loss) income:
Continuing operations	(2,112)	14,325
Discontinued operations	(27)	63
Net (loss) income per Investor Share:
Continuing operations	(3,208)	21,758
Discontinued operations	(41)	95

The accompanying notes are an integral part of these consolidated financial statements.

THE RIDGEWOOD POWER GROWTH FUND

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 2008 AND 2007
(dollar amounts in thousands)

		Managing	Total
	Shareholders’	Shareholder	Shareholders’
	Equity	(Deficit)	Equity

Balance at December 31, 2006	$18,090	$(364)	$17,726
Net income	14,388	(24)	14,364
Foreign currency translation adjustment	(75)	(1)	(76)
Cash distributions	(14,151)	(3)	(14,154)
Capital contributions	1,750	18	1,768

Balance at December 31, 2007	20,002	(374)	19,628
Net loss	(2,139)	(21)	(2,160)
Foreign currency translation adjustment	(127)	(1)	(128)
Cash distributions	(658)	–	(658)

Balance at December 31, 2008	$17,078	$(396)	$16,682

The accompanying notes are an integral part of these consolidated financial statements.

THE RIDGEWOOD POWER GROWTH FUND

CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollar amounts in thousands)

	Years Ended December 31,
	2008	2007

Cash flows from operating activities:
Net (loss) income	$(2,160)	$14,364

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	2,769	3,603
Provision for bad debts	94	107
Forgiveness of unpaid professional and management fees and related interest	–	1,768
Equity in income from RUK	–	(16,423)
Loss on disposition of marketable securities	–	50
Loss on sale of equipment	–	14
Deferred income taxes, net	(328)	(529)
Minority interest in the earnings of subsidiaries	514	344
Changes in operating assets and liabilities:
Accounts receivable	(429)	(167)
Inventory	(287)	(307)
Assets held for sale	1,666	–
Prepaid expenses and other current assets	8	(112)
Other assets	(151)	(194)
Accounts payable and accrued expenses	212	(41)
Liabilities related to assets held for sale	519	–
Due to/from affiliates, net	1,269	80
Other liabilities	(109)	85

Total adjustments	5,747	(11,722)

Net cash provided by operating activities	3,587	2,642

Cash flows from investing activities:
Distributions from RUK	–	15,674
Capital expenditures	(6,832)	(1,568)
Proceeds from sale of equipment	–	11
Investment in Sinai	(137)	–

Net cash (used in) provided by investing activities	(6,969)	14,117

Cash flows from financing activities:
Repayments under loan	(708)	(857)
Proceeds from loan	2,000	–
Cash distributions to shareholders	(658)	(14,154)
Cash distributions to minority interest	(389)	–

Net cash provided by (used in) financing activities	245	(15,011)

Effect of exchange rate on cash and cash equivalents	103	(65)

Net (decrease) increase in cash and cash equivalents	(3,034)	1,683
Reclassification of US Hydro cash and cash equivalents to assets held for sale	–	(117)
Cash and cash equivalents, beginning of year	4,154	2,588

Cash and cash equivalents, end of year	$1,120	$4,154

Supplemental disclosure of cash flow information:
Interest paid	$208	$335
Income tax paid	49	171

The accompanying notes are an integral part of these consolidated financial statements.

THE RIDGEWOOD POWER GROWTH FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollar amounts in thousands, except per share data)

1.	DESCRIPTION OF BUSINESS

The Ridgewood Power Growth Fund (the “Fund”) is a Delaware trust formed on February 18, 1997. The Fund began offering shares in February 1998 and concluded its offering in April 2000. The objective of the Fund is to provide benefits to its shareholders through a combination of distributions of operating cash flow and capital appreciation. The Managing Shareholder of the Fund is Ridgewood Renewable Power LLC (“RRP” or the “Managing Shareholder”). The Fund has been organized to invest primarily in independent power generation facilities, water desalinization plants and other infrastructure projects both in US and abroad. The projects owned by the Fund have characteristics that qualify the projects for government incentives.

The Fund’s accompanying consolidated financial statements include the accounts of the Fund and its majority-owned subsidiaries, Ridgewood US Hydro Corporation (“US Hydro”) and Ridgewood Near East Holdings LLC (“NEH”). The Fund’s consolidated financial statements also include the Fund’s 30.4% interest in Ridgewood UK, LLC (“RUK”), which is accounted for under the equity method of accounting, as the Fund has the ability to exercise significant influence but does not control the investment’s operating and financial policies. RUK previously owned landfill gas-fired electric projects located in the United Kingdom, which were sold in February 2007.

The Fund owns a 70.8% interest in US Hydro and the remaining 29.2% minority interest is owned by Ridgewood Electric Power Trust V (“Trust V”). In addition, the Fund owns a 68.1% interest in NEH and the remaining minority interests are owned by Trust V (14.1%) and Ridgewood/Egypt Fund (“Egypt Fund”) (17.8%). The interests of Trust V and Egypt Fund are presented as minority interests in the consolidated financial statements.

At December 31, 2008 and 2007, NEH’s wholly-owned subsidiary, Ridgewood Egypt for Infrastructure LLC (Egypt) (“REFI”), owned 75.9% and 66.4%, respectively, of Sinai For Environmental Services S.A.E. (“Sinai”). The interests of the other owners are also presented as minority interests in the consolidated financial statements.

The Managing Shareholder has announced its intention to market for sale the assets of NEH and US Hydro, which represents the only remaining investments of the Fund. The Managing Shareholder cannot predict the timing of the sale process or whether any sales will occur.

On December 22, 2008, US Hydro met the criteria of being classified as assets held for sale in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”). The Fund has reflected the results of US Hydro operations as discontinued operations in the accompanying consolidated statements of operations and comprehensive (loss) income for all years presented. Accordingly, historical amounts in the consolidated statements of operations and comprehensive (loss) income have been restated to reflect the discontinued operations. The assets and liabilities related to US Hydro were reflected as held for sale on the consolidated balance sheets at December 31, 2008 and 2007, as discussed in Note 3.

The Managing Shareholder performs (or arranges for the performance of) the operation and maintenance of the projects invested in by the Fund and the management and administrative services required for Fund operations. Among other services, the Managing Shareholder administers the accounts, including tax and other financial information and handles relations with the shareholders.

THE RIDGEWOOD POWER GROWTH FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(dollar amounts in thousands, except per share data)

The Managing Shareholder also provides the Fund with office space, equipment and facilities and other services necessary for its operation.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)	Principles of Consolidation

The consolidated financial statements include the accounts of the Fund and its majority-owned subsidiaries. Minority interests of majority-owned subsidiaries are calculated based upon the respective minority interest ownership percentages. All material intercompany transactions have been eliminated in consolidation.

The Fund uses the equity method of accounting for its investments in affiliates, which are 50% or less owned, as the Fund has the ability to exercise significant influence over the operating and financial policies of the affiliates but does not control the affiliate. The Fund’s share of the earnings or losses of the affiliates is included in the consolidated financial statements.

b)	Use of Estimates

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) requires the Fund to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, the Fund evaluates its estimates of assets, including accounts receivable, inventory, other current assets, investments, recoverable value of property, plant and equipment, intangibles and recordable liabilities for litigation and other contingencies. The Fund bases its estimates on historical experience, current and expected conditions and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

c)	Revenue Recognition

Power generation revenue is recorded in the month of delivery, based on the estimated volumes sold to customers. Revenues generated from the sale of fresh water are recorded in the month of delivery, based on actual volumes sold to customers. Power generation revenue adjustments are made to reflect actual volumes delivered when the actual volumetric information subsequently becomes available. Billings to customers for power generation generally occurs during the month following delivery. Final billings did not vary significantly from estimates.

d)	Cash and Cash Equivalents

The Fund considers all highly liquid investments with maturities, when purchased, of three months or less to be cash and cash equivalents. At December 31, 2008 and 2007, the Fund had cash deposits held in foreign banks of $1,087 and $1,865, respectively, where there is no insurance. At December 31, 2008, cash balances held in US banks did not exceed insured limits. At December 31, 2007, cash balances held in US banks exceeded insured limits by $2,206.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(dollar amounts in thousands, except per share data)

e)	Accounts Receivable

Accounts receivable are recorded at invoice price in the period the related revenues are earned, and do not bear interest. The Fund maintains an allowance for doubtful accounts for estimated uncollectible accounts receivable. The allowance is based on the Fund’s assessment of aged accounts, historical experience, and other currently available evidence of the collectability and the aging of accounts receivable. Account balances are charged off against the allowance when the Fund believes it is probable that the receivables will not be recovered.

f)	Inventory

Inventory primarily consists of spare parts and materials used in the Fund’s operation. Inventories are stated at the lower of cost and net realizable value. An allowance is established for slow moving items on the basis of management’s review and assessment of inventory movements.

g)	Property, Plant and Equipment

Property, plant and equipment, consisting principally of land and water desalinization facilities are stated at cost less accumulated depreciation. Renewals and betterments that increase the useful lives of the assets are capitalized. Repair and maintenance expenditures are expensed as incurred. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the consolidated balance sheets. The difference, if any, between the net asset value and any proceeds from such retirement or disposal is recorded as a gain or loss in the consolidated statement of operations.

The Fund used straight-line method of depreciation over the estimated useful life of the assets:

Water desalinization facilities	5-10 years
Office equipment	5 years

In accordance with SFAS 144, the Fund ceased depreciating the US Hydro assets as of December 22, 2008.

h)	Impairment of Goodwill, Intangibles and Long-Lived Assets

The Fund evaluates intangibles and long-lived assets, such as property, plant and equipment, when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. The determination of whether impairment has occurred is made by comparing the carrying value of an asset to the estimated undiscounted cash flows attributable to that asset. If impairment has occurred, the impairment loss recognized is the amount by which the carrying value exceeds the estimated fair value of the asset, which is based on the estimated future cash flows discounted at the estimated cost of capital. The analysis requires estimates of the amount and timing of projected cash flows and, where applicable, judgments associated with, among other factors, the appropriate discount rate. Such estimates are critical in determining whether any impairment charge should be recorded and the amount of such charge if an impairment loss is deemed to be necessary. For the year ended December 31, 2008, the classification of US Hydro as assets held for sale was a triggering event. Based on the analyses performed at that time, no impairment in the recorded value

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(dollar amounts in thousands, except per share data)

of US Hydro was deemed necessary. For the year ended December 31, 2007, there were no triggering events at the Fund level and the Fund did not perform an impairment assessment.

The Fund evaluates goodwill and intangible assets with indefinite useful lives under SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). Under SFAS 142, goodwill and intangible assets with indefinite lives are subject to annual impairment tests through a comparison of fair value to carrying value. The two-step approach to assess a reporting unit’s goodwill impairment requires that the Fund first compare the estimated fair value of a reporting unit, which has been assigned goodwill, to the carrying amount of the unit’s assets and liabilities, including its goodwill. If the fair value of the reporting unit is below its carrying amount, then the second step of the impairment test is performed, in which the current fair value of the unit’s assets and liabilities is used to determine the current implied fair value of the unit’s goodwill. The Fund performed an annual review of goodwill in accordance with SFAS 142 and determined no goodwill impairment was required for the years ended December 31, 2008 and 2007.

i)	Assets Held for Sale

SFAS 144 requires that in the period the operations are qualified to be classified as “held for sale”, the assets and liabilities should be presented as assets held for sale and liabilities related to assets held for sale. The results of operations of the project that qualifies as “held for sale” are to be presented as discontinued operations in all periods presented if the operations are expected to be eliminated and the seller will not have significant continuing involvement following the sale.

j)	Income Taxes

US Hydro, for federal income tax purposes, files on a consolidated basis using the accrual method of accounting on a calendar year basis. For state income tax purposes, US Hydro files on an individual entity basis. US Hydro uses the liability method of accounting for income taxes. Deferred income taxes reflects, where required, the net tax effect of temporary differences arising between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for tax purposes.

The Fund’s Egyptian subsidiary has a ten year income tax holiday that expires on December 31, 2010. The Fund records deferred tax liabilities for book to tax differences that are scheduled to exist at the expiration of the tax holiday.

Except for the above, no provision is made for income taxes in the accompanying consolidated financial statements as the income or losses of the Fund are passed through and included in the income tax returns of the individual shareholders of the Fund. As a result, changes in the Fund’s pre-tax income (loss) do not necessarily lead to changes in income tax expense, thereby resulting in volatility of the effective tax rate. US Hydro operates in several tax jurisdictions and, as a result, the geographic mix of US Hydro’s pre-tax income or loss can also impact the Fund’s overall effective tax rate.

k)	Foreign Currency Translation

The Egyptian pound is the functional currency of the Fund’s Egyptian subsidiary. The consolidated financial statements of the Fund’s foreign subsidiary are translated into US dollars.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(dollar amounts in thousands, except per share data)

Assets and liabilities are translated into US dollars using the current exchange rate in effect at the balance sheet date, while revenues and expenses are translated using the average exchange rate during the applicable reporting period. The cumulative foreign currency translation adjustment is a component of other comprehensive (loss) income included in shareholders’ equity.

l)	Comprehensive (Loss) Income

The Fund’s comprehensive (loss) income consists of net (loss) income and foreign currency translation adjustments.

m)	Fair Value of Financial Instruments

At December 31, 2008 and 2007, the carrying value of the Fund’s cash and cash equivalents, accounts receivable, other assets, and accounts payable and accrued expenses approximates their fair value. The fair value of the long-term debt, calculated using current rates for loans with similar maturities, does not differ materially from its carrying value.

n)	Reclassifications

Certain items in previously issued consolidated financial statements have been reclassified for comparative purposes. This had no effect on net income.

o)	Recent Accounting Pronouncements

FIN 48

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), an interpretation of SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS 109 and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. In February 2008, the FASB issued FASB Staff Position FIN 48-2, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises, which deferred the effective date of FIN 48 for non-public companies to fiscal years beginning after December 15, 2007. In December 2008, the FASB issued FASB Staff Position FIN 48-3, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises, which further deferred the effective date of FIN 48 for non-public companies to fiscal years beginning after December 15, 2008. The Fund has concluded that it is eligible for this deferral and therefore, FIN 48 will become effective for the Fund beginning January 1, 2009. The Fund is currently evaluating the impact of adopting FIN 48 on its consolidated financial statements. The Fund evaluates uncertain tax positions, if any, using SFAS No. 5, Accounting for Contingencies. If applicable, a loss contingency is recognized when, in the opinion of management, it is probable that a tax liability has been incurred as of the date of the financial statements and the amount of the loss can be reasonably estimated. Based on the Fund’s evaluation, there are no significant uncertain tax positions requiring recognition in the Fund’s consolidated financial statements. Other than to the extent of net operating loss carry forwards, the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(dollar amounts in thousands, except per share data)

Fund is no longer subject to U.S. or state income tax examinations by tax authorities for years before 2005.

SFAS 157

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), to define fair value, establish a framework for measuring fair value in accordance with GAAP and expand disclosures about fair value measurements. SFAS 157 requires quantitative disclosures using a tabular format in all periods (interim and annual) and qualitative disclosures about the valuation techniques used to measure fair value in all annual periods. In February 2008, FASB issued Staff Position 157-2, Effective Date of FASB Statement No. 157, which delays the effective date of SFAS 157 for non-financial assets and non-financial liabilities for the Fund until January 1, 2009, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. In October 2008, the FASB issued Staff Position 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active, which clarifies the application of SFAS 157 in a market that is not active and to determine the fair value of a financial asset when the market for that financial asset is not active. The Fund adopted SFAS 157 for financial assets and financial liabilities effective January 1, 2008, with no material impact on its consolidated financial statements. Staff Position 157-3 does not have a material impact on its consolidated financial statements. The Fund is currently evaluating the impact of adopting SFAS 157 for non-financial assets and non-financial liabilities on its consolidated financial statements.

SFAS 159

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115 (“SFAS 159”), which expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Fund adopted SFAS 159 effective January 1, 2008, with no material impact on its consolidated financial statements.

SFAS 160

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 requires that ownership interests in subsidiaries held by parties other than the parent, and the amount of consolidated net income, be clearly identified, labeled, and presented in the consolidated financial statements within equity, but separate from the parent’s equity. It also requires once a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. Sufficient disclosures are required to clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 will become effective for the Fund beginning January 1, 2009. The Fund is currently evaluating the impact of adopting SFAS 160 on its consolidated financial statements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(dollar amounts in thousands, except per share data)

SFAS 162

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP. This statement shall be effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board’s amendments to AU section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Fund is currently evaluating the impact of adopting SFAS 162 on its consolidated financial statements.

3.	ASSETS HELD FOR SALE/DISCONTINUED OPERATIONS

In the fourth quarter of 2008, US Hydro became qualified to be classified as held for sale, in accordance with SFAS 144. As such, the assets and liabilities of US Hydro, excluding deferred tax assets, are presented as assets held for sale and liabilities related to assets held for sale in the consolidated balance sheets at December 31, 2008 and 2007. The US Hydro results are presented as discontinued operations in the consolidated statements of operations and other comprehensive (loss) income for all years presented.

THE RIDGEWOOD POWER GROWTH FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(dollar amounts in thousands, except per share data)

Assets held for sale and liabilities related to assets held for sale on the Fund’s December 31, 2008 and 2007 consolidated balance sheets were as follows:

	2008	2007

Current Assets:
Cash	$122	$117
Accounts receivable	262	233
Due from affiliates	–	394
Notes receivable – current	137	130
Prepaid and other current assets	275	333

Total current assets	796	1,207
Notes receivable – noncurrent	1,024	1,161
Property, plant and equipment, net	1,125	1,141
Intangibles, net	2,325	3,449
Goodwill	227	227
Other assets	36	14

Total assets	$5,533	$7,199

Current liabilities:
Accounts payable and accrued expenses	$374	$91
Due to affiliates	152	–

Total current liabilities	526	91
Deferred rent	648	564
Minority interest	1,534	1,933

Total liabilities	$2,708	$2,588

The following table summarizes (loss) income from discontinued operations (net of income tax and minority interest) for the years ended December 31, 2008 and 2007:

	2008	2007

Total revenues	$3,806	$3,467

Cost of revenues	2,677	2,697
Operating expenses	1,877	1,644
Other income, net	(31)	(48)
Income tax benefit	(680)	(917)
Minority interest in the (earnings) loss of subsidiaries	(10)	27

Total expenses	3,833	3,403

(Loss) income from discontinued operations	$(27)	$64

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(dollar amounts in thousands, except per share data)

4.	ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 2008 and 2007 is as follows:

	2008	2007

Accounts receivable	$1,706	$1,318
Less: allowance for doubtful accounts	(281)	(219)

	$1,425	$1,099

The Fund records an allowance to account for potentially uncollectible accounts receivable. The allowance is determined based on management’s knowledge of the business, specific customers, review of aged accounts and a specific identification of accounts where collection is at risk. The following details the activity in the Fund’s allowance for doubtful accounts for the years ended December 31, 2008 and 2007:

	2008	2007

Balance at beginning of year	$219	$127
Additions charged to bad debt provision(1)	94	107
Deductions, net of recoveries(2)	(32)	(15)

Balance, end of year	$281	$219

(1)	Bad debt provision relates to estimated losses due to collectability issues, which is included in general and administrative expenses in the consolidated statements of operations.

(2)	Deductions, net of recoveries, primarily relate to receivable write-offs, but also include recoveries of previously written off receivables.

5.	PROPERTY, PLANT AND EQUIPMENT

At December 31, 2008 and 2007, property, plant and equipment at cost and accumulated depreciation are as follows:

	2008	2007

Water desalinization facilities	$37,810	$30,938
Office equipment	556	535

	38,366	31,473
Less: accumulated depreciation	(16,390)	(13,777)

	$21,976	$17,696

For the years ended December 31, 2008 and 2007, depreciation expense was $2,769 and $2,383, respectively, which is included in cost of revenues.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(dollar amounts in thousands, except per share data)

6.	ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME

The Fund’s other comprehensive (loss) income, which is reported in the accompanying consolidated statements of operations, consists of net (loss) income and foreign currency translation adjustments.

As of December 31, 2008 and 2007, the cumulative foreign currency translation loss was $7,889 and $7,761, respectively.

7.	INVESTMENTS

United Kingdom Landfill Gas Projects

In May 1999, RUK was formed as a New Jersey limited liability company and was re-domiciled to Delaware in December 2002. RUK’s operations, through its subsidiary, CLPE Holdings Limited (“CLP”), included extracting methane-containing gas from landfill sites in England, Scotland and Wales, the use of that gas as fuel for generating electricity and the sale of that electricity. The Fund owns 30.4% and Trust V owns 69.6% of RUK.

On January 23, 2007, RUK entered into a sale agreement along with Arbutus Energy Ltd. (Jersey) (“Arbutus”), and Ridgewood ROC 2003 LLC (“ROC I”), Ridgewood ROC II 2003 LLC (“ROC II”), Ridgewood ROC III 2003 LLC (“ROC III”), Ridgewood ROC IV 2004 LLC (“ROC IV”), and together with ROC I, ROC II, ROC III and ROC IV, each of which is a wholly-owned subsidiary of a corresponding Ridgewood Renewable PowerBank Fund (the “PowerBank Funds”), as sellers (collectively, the “Sellers”), with MEIF LG Energy Limited (the “Buyer”), as the purchaser.

On February 22, 2007, RUK completed the sale to the Buyer of all of the issued and outstanding shares of CLP (the “Shares”). Under the sale agreement, the Buyer acquired (i) 100% of the issued and outstanding Shares from RUK and Arbutus and (ii) substantially all of the assets of the PowerBank Funds. The assets and the Shares constitute all the landfill gas business, located in the United Kingdom, of the Fund, Trust V and the PowerBank Funds.

The gain on disposal represents proceeds, less transaction costs and the net asset value of CLP, plus the reversal of previously recorded foreign currency translation adjustments. The Managing Shareholder waived its right to receive its 1% of the distributions from these transactions. As a result, the gain from the sale and related cash distributions are allocated solely to Investor Shares.

THE RIDGEWOOD POWER GROWTH FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(dollar amounts in thousands, except per share data)

Summarized balance sheet data for RUK at December 31, 2007 is presented below. At December 31, 2008, RUK did not have any recorded assets or liabilities.

2007

Current assets	$921
Noncurrent assets	–

Total assets	$921

Current liabilities	$7
Noncurrent liabilities	–
Members’ equity	914

Liabilities and members’ equity	$921

Fund share of RUK equity	$277

Summarized statements of operations data for RUK for the year ended December 31, 2007 is presented below. RUK did not have any operations in 2008.

2007

Other income	$119
Gain on disposition of CLP	54,979

Net income	$55,098

Fund share of income in RUK	$16,423

8.	LONG-TERM DEBT

Following is a summary of long-term debt at December 31, 2008 and 2007:

	2008	2007

– Sinai	$1,436	$1,836
– REFI	1,651	–

Total long-term debt	$3,087	$1,836

– Sinai	$480	$387
– REFI	1,323	–

Current maturity	$1,803	$387

– Sinai	$956	$1,449
– REFI	328	–

Long-term portion	$1,284	$1,449

The Sinai loan, which is secured by a part of its assets, bears interest at 11.5% per annum. A provision of the loan restricts Sinai from paying dividends to its shareholders or obtaining credit from other lenders. The loan was in default prior to the acquisition of Sinai by NEH and remained

THE RIDGEWOOD POWER GROWTH FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(dollar amounts in thousands, except per share data)

in default through the second quarter of 2005. In the second quarter of 2005, the lender and Sinai entered into a revised agreement that included in its terms a modified payment schedule. The revised terms provide for increasing monthly payments over six years starting at 172,000 Egyptian pounds and increasing to 357,000 Egyptian pounds (or approximately $29 to $61 at loan inception exchange rates), including interest, and having a final maturity date of May 1, 2011. As part of the 2005 settlement, the lender agreed to suspend, from the time of the settlement, the obligation of Sinai to repay 1 million Egyptian pounds (approximately $176 at the then settlement exchange rate) of the amount outstanding. If Sinai makes all the scheduled payments in accordance with the modified payment schedule, the suspension will become permanent and the 1 million Egyptian pounds forgiven. In case Sinai fails to make all scheduled payments on time, the suspension will be revoked and the total of the then remaining principal payments required will be increased by 1 million Egyptian pounds. As of April 10, 2009, Sinai has been in compliance with the revised agreement since the inception of the agreement.

Concurrent with the NEH sale and purchase agreement, the prospective buyer entered into a loan agreement, dated June 5, 2008, with REFI pursuant to which the buyer loaned $2,000 to REFI, at an interest rate of 10% per annum on an unsecured basis, for the purpose of financing general corporate operations, including the purchase of equipment, and providing REFI with working capital. The loan is to be repaid in US dollars by REFI commencing 120 days after the making of the loan and is payable on a monthly basis over the successive 17 months. The loan does not provide for acceleration of the loan in the event of the termination of the sale and purchase agreement, which has since occured.

Scheduled principal repayments of the Fund’s long-term debt at December 31, 2008 are as follows:

2009	$1,803
2010	971
2011	313

Total	$3,087

9.	COMMITMENTS AND CONTINGENCIES

The US Hydro facility at Union Falls has leased the site under a non-cancelable long-term lease which terminates in 2024. Rent expense on a straight-line basis at this site was $295 for each of the years ended December 31, 2008 and 2007, which is included as discontinued operations in the consolidated statements of operations. The facility of US Hydro at the Box Canyon dam in Siskiyou County, California is owned subject to a ground lease which US Hydro has accounted for as an operating lease. The lease terminates on December 31, 2010, at which time US Hydro is obligated to transfer the facility at the site to the Siskiyou County Flood Control and Water Conservation District. The lease payment for Box Canyon was $500 for each of the years ended December 31, 2008 and 2007, which is included as discontinued operations in the consolidated statements of operations.

THE RIDGEWOOD POWER GROWTH FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(dollar amounts in thousands, except per share data)

Minimum lease payments at December 31, 2008 are as follows:

2009	$720
2010	732
2011	243
2012	255
2013	268
Thereafter	3,998

Total	$6,216

The Fund has certain other leases that require payments based upon a percentage of the annual gross revenue of the respective hydro-electric plant less any taxes or other fees paid to the lessors. There are no minimum rents required and these commitments are not included in the amounts presented above. Rent expense for these hydro-electric plants for the years ended December 31, 2008 and 2007 was $8 for both periods, which is included as discontinued operations in the consolidated statements of operations.

In accordance with Egyptian company law, the Egypt projects are required to record 5% of annual net profits to a statutory reserve which will cease when the reserve reaches 50% of issued capital. The statutory reserve is not eligible for distribution to members. These transfers to the legal reserve did not stop until 2007, when the legal reserve had reached 100% of the issued capital.

On December 30, 2005, an investor in the Fund and entities affiliated with the Fund, Paul Bergeron, on behalf of himself and as Trustee for the Paul Bergeron Trust (the “Plaintiff”), filed a Complaint in the Federal District Court in Massachusetts, Paul Bergeron v. Ridgewood Securities Corporation, et al. The action was brought against, among others, the Managing Shareholder and persons who are or were officers of the Managing Shareholder alleging violations of the Massachusetts Securities Act, as well as breach of fiduciary duty, fraud, breach of contract, negligent misrepresentation and unjust enrichment, all related to a set of alleged facts and allegations regarding the sale of securities of the Fund and affiliated trusts managed by the Managing Shareholder or affiliates of the Managing Shareholder which were sold in private offerings and the operation of the Fund and affiliated trusts subsequent to the sale. The Plaintiff is seeking damages of $900 plus interest and attorney fees. Neither the Fund nor trusts are party to this litigation. Discovery has been completed and in March 2009 a Motion for Summary Judgment filed by the Defendant was granted on breach of fiduciary duty claims and partially granted on contract claims, but otherwise denied, and a trial date of June 15, 2009 was set.

On March 20, 2007, the Plaintiff in Bergeron I commenced a derivative action, in Suffolk County Superior Court, Commonwealth of Massachusetts, Paul Bergeron v. The Ridgewood Power Growth Fund, et al. (“Bergeron II”). The Plaintiff joined the Fund and affiliated entities, including the Managing Shareholder and a person who is an officer of the Managing Shareholder, alleging that the allocation of the proceeds from the sale of certain assets of the Fund and affiliated entities to an unaffiliated entity was unfair and sought an injunction prohibiting the distribution to shareholders of such proceeds. For a description of the sale transaction, see Item 1. “Business – Projects and Properties – Ridgewood UK”. The Superior Court denied the request by the Plaintiff for an injunction. On February 29, 2008, the Plaintiff filed an amended complaint in Bergeron II adding two additional

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(dollar amounts in thousands, except per share data)

investors, one in the Fund and one in Trust V, as additional plaintiffs. Discovery is ongoing and no trial date has been set.

All defendants in Bergeron I and Bergeron II deny the allegations and intend to defend both actions vigorously.

On August 16, 2006, the Fund and several affiliated entities, including the Managing Shareholder, filed lawsuits against the former independent registered public accounting firm for the Fund and several affiliated entities, Perelson Weiner LLP (“Perelson Weiner”), in New Jersey Superior Court. The suit alleged professional malpractice and breach of contract in connection with audit and accounting services performed for the Fund and other plaintiffs by Perelson Weiner. On October 20, 2006, Perelson Weiner filed a counterclaim against the Fund and other plaintiffs, alleging breach of contract due to unpaid invoices with a combined total of approximately $1,200. Discovery is ongoing and no trial date has been set. The costs and expenses of this litigation, including adverse judgments, if any, are being paid for by the Managing Shareholder and affiliated management companies and not the underlying investment funds.

The Fund is subject to legal proceedings involving ordinary and routine claims related to its business. The ultimate legal and financial liability with respect to such matters cannot be estimated with certainty and requires the use of estimates in recording liabilities for potential litigation settlements. Estimates for losses from litigation are disclosed if considered reasonably possible and accrued if considered probable after consultation with outside counsel. If estimates of potential losses increase or the related facts and circumstances change in the future, the Fund may be required to record additional litigation expense. While it is not possible to predict the outcome of the litigation discussed above with certainty and some lawsuits, claims or proceedings may be disposed of unfavorably to the Fund, based on its evaluation of matters which are pending or asserted, the Fund’s management believes the disposition of such matters will not have a material adverse effect on the Fund’s business or consolidated financial statements.

10.	OTHER LIABILITIES

The Fund’s Egypt projects have an arrangement with a consultant that provides marketing, construction and management services in Egypt. The consultant receives, in total, a development fee of 3% of the capital cost of the completed projects, an annual management fee of the greater of 0.3% of the capital cost of completed projects and $180, plus reimbursement of out-of-pocket costs incurred in performing its duties under the agreement. The consultant may also receive incentive payments based on the performance of REFI. The agreement has a term of one year and is automatically renewed annually. The agreement may be terminated by either party upon written notice.

NEH had additional consulting arrangements with two individuals for services related to its investment in Egypt. In both cases, NEH has reached agreements with the individuals settling the obligations of the parties with respect to the consulting agreements by agreeing to terminate the arrangements in exchange for a series of payments. No future services are to be provided by the individuals involved.

THE RIDGEWOOD POWER GROWTH FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(dollar amounts in thousands, except per share data)

In the case of the first settlement, on November 21, 2003, NEH agreed to make a single payment to the party of $281, and to make monthly installment payments of $8, until June 1, 2013. NEH had a liability of $325 at December 31, 2008 to reflect this obligation.

In the case of the second settlement, on April 7, 2005, NEH agreed with the party to make quarterly payments of $30 for so long as the Egypt projects remain operational. In the event that the Egypt projects are sold, an amount equal to the present value of the subsequent ten-years of payments would be made in settlement of the remaining obligation. NEH had a liability of $805 at December 31, 2008 to reflect this obligation.

Schedule of future discounted principal payments related to the settlements as of December 31, 2008 are as follows:

2009	$101
2010	112
2011	123
2012	136
2013	105
Thereafter	553

Total	$1,130

11.	INCOME TAXES

The components of income (loss) from continuing operations before provision for income taxes and minority interest for the years ended December 31, 2008 and 2007 are as follows:

	2008	2007

United States	$(3,133)	$(2,666)
Foreign	1,994	17,679

	$(1,139)	$15,013

The foreign component includes income from continuing operations of $1,994 and $1,256 from NEH for the years ended December 31, 2008 and 2007, respectively, that is subject to an Egyptian tax holiday that expires on December 31, 2010. It also includes foreign income of $16,423 during 2007 from RUK, which is reported net of tax effect consistent with the equity method of accounting.

THE RIDGEWOOD POWER GROWTH FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(dollar amounts in thousands, except per share data)

The provision for income taxes on continuing operations for the years ended December 31, 2008 and 2007 consists of:

	2008	2007

Current:
Foreign	$5	$–
Deferred
Foreign	464	395

Income tax expense	$469	$395

The Fund’s effective tax rate differs from the statutory federal income tax rate for the years ended December 31, 2008 and 2007 as follows:

	2008	2007

US federal income taxes at the statutory rate	0%	0%
(Loss) income subject to tax at the subsidiary level (at statutory rate)	(41)	3

Effective tax rate	(41)%	3%

The Fund has recorded income tax benefit for US Hydro operations of $680 and $917 for the years ended December 31, 2008 and 2007, respectively, which is included in discontinued operations in the consolidated statements of operations.

Deferred income taxes reflect the effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Fund’s deferred income tax assets and liabilities at December 31, 2008 and 2007 are as follows:

	2008	2007

Deferred tax asset
NOL carryforward	$2,529	$2,134
Less: valuation allowance	(673)	(481)

	1,856	1,653

Deferred tax liability
Amortization and depreciation	(1,694)	(1,992)
Other	(162)	–

	(1,856)	(1,992)

Net deferred tax liability	$–	$(339)

Balance sheet presentation of deferred taxes at December 31, 2008 and 2007 is as follows:

	2008	2007

Current deferred tax asset	$858	$67
Non-current deferred tax liability	(858)	(406)

	$–	$(339)

THE RIDGEWOOD POWER GROWTH FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(dollar amounts in thousands, except per share data)

At December 31, 2008, US Hydro had a Federal net operating loss (“NOL”) carryforward of $5,448, which will be expiring in 2023 through 2026. US Hydro believes it is more likely than not that it will realize the benefit of its net operating losses. Accordingly, a valuation allowance has not been recorded against the related deferred tax asset. The ability to realize the benefit of the net operating losses may be limited should US Hydro or the Fund undergo an ownership change within the meaning of IRC Section 382.

In addition, at December 31, 2008, US Hydro had a state NOL carryforward of $12,367, which will be expiring in 2023 through 2026. US Hydro does not believe it is more likely than not that it will realize the benefit of this NOL carryforward as it does not project there will be future taxable income in the entity and jurisdiction to which this NOL was generated. Accordingly, US Hydro has recorded a valuation allowance of $673 and $481 at December 31, 2008 and 2007, respectively, against the full amount of the related deferred tax asset.

12.	TRANSACTIONS WITH MANAGING SHAREHOLDER AND AFFILIATES

The Fund operates pursuant to the terms of a management agreement (“Management Agreement”). Under the terms of the Management Agreement, the Managing Shareholder provides certain management, administrative and advisory services and office space to the Fund. In return, the Fund is obligated to pay the Managing Shareholder an annual management fee equal to 2.5% of the total contributed capital of the Fund, which was $1,645 for the years ended December 31, 2008 and 2007, as compensation for such services. The management fee is to be paid in monthly installments and, to the extent that the Fund does not pay the management fee on a timely basis, the Fund accrues interest at an annual rate of 10% on the unpaid balance.

For the years ended December 31, 2008 and 2007, the Fund made management fee payments to the Managing Shareholder of $960 and $823, respectively. In the fourth quarter 2007, the Managing Shareholder forgave $834 of unpaid management fees and related interest and also waived its right to reimbursement of $934, relating to professional service fees of the Fund. Any waivers, or forgiveness, by the Managing Shareholder are recorded by the Fund as a deemed capital contribution. The shareholders of the Fund, other than the Managing Shareholder, were allocated 99% of each contribution and the Managing Shareholder was allocated 1% so that the amount of the contribution allocated offsets the allocation of the recorded expense.

Under the Operating Agreement with the Fund, Ridgewood Power Management (“RPM”) provides management, purchasing, engineering, planning and administrative services to the projects operated by the Fund. RPM charges the projects at its cost for these services and for the allocable amount of certain overhead items. Allocations of costs are on the basis of identifiable direct costs or in proportion to amounts invested in projects managed by RPM. For the years ended December 31, 2008 and 2007, RPM charged the US Hydro projects $678 and $689, respectively, for overhead items allocated in proportion to the amount invested in projects managed. In addition, for the years ended December 31, 2008 and 2007, RPM charged the projects $5,238 and $4,813, respectively, for direct expenses incurred. These charges may not be indicative of costs incurred if the projects were not operated by RPM.

Under the Declaration of Trust, the Managing Shareholder is entitled to receive, concurrently with the shareholders of the Fund other than the Managing Shareholder, 1% of all distributions from operations made by the Fund in a year until the shareholders have received distributions in that year equal to 12% of their equity contribution. Thereafter, the Managing Shareholder is entitled to receive

THE RIDGEWOOD POWER GROWTH FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(dollar amounts in thousands, except per share data)

25% of the distributions for the remainder of the year. The Managing Shareholders is entitled to receive 1% of the proceeds from dispositions of Fund property until the shareholders other than the Managing Shareholder, have received cumulative distributions equal to their original investment (“Payout”). After Payout, the Managing Shareholder is entitled to receive 25% of all remaining distributions of the Fund. Distributions to the Managing Shareholder were $0 and $3 for the years ended December 31, 2008 and 2007, respectively. The Fund has not reached Payout as of April 10, 2009.

Income is allocated to the Managing Shareholder until the profits so allocated equal distributions to the Managing Shareholder. Thereafter, income is allocated among the shareholders other than the Managing Shareholder in proportion to their ownership of Investor Shares. If the Fund has net losses for a fiscal period, the losses are allocated 99% to the shareholders other than the Managing Shareholder and 1% to the Managing Shareholder, subject to certain limitations as set forth in the Declaration of Trust. Amounts allocated to shareholders other than the Managing Shareholder are apportioned among them in proportion to their capital contributions.

Under the terms of the Declaration of Trust, if the Adjusted Capital Account (as defined in the Declaration of Trust) of a shareholder other than the Managing Shareholder would become negative using General Allocations (as defined in the Declaration of Trust), losses and expenses will be allocated to the Managing Shareholder. Should the Managing Shareholder’s Adjusted Capital Account become negative and items of income or gain occur, then such items of income or gain will be allocated entirely to the Managing Shareholder until such time as the Managing Shareholder’s Adjusted Capital Account becomes positive. This mechanism does not change the allocation of cash, as discussed above.

RRP owns one Investor Share of the Fund. The Fund granted the Managing Shareholder a single Management Share representing the Managing Shareholder’s management rights and rights to distributions of cash flow.

In accordance with the Declaration of Trust, upon or prior to the first distribution by the Fund in liquidation, the Managing Shareholder is required to contribute to the capital of the Fund an amount equal to any deficit in the tax basis capital account of the Managing Shareholder calculated just prior to the date of such distribution. As of December 31, 2008, the last date such calculation was made, the Managing Shareholder would not have been required to make any contributions to the Fund.

On January 23, 2007, RUK and affiliates, entered into a sale agreement pursuant to which RUK sold its 88% equity interest in CLP and affiliates sold their interests in similar assets (the “CLP Sale”). The Managing Shareholder was not a party to the sale agreement but was entitled to receive certain payments from the affiliates as a result of the CLP Sale and as a result of its service as the Managing Shareholder to the affiliated funds.

The CLP Sale was completed on February 22, 2007. The total dollar amount received by the Managing Shareholder as a result of the CLP Sale was approximately $37,000, all of which was paid out of the proceeds of the CLP Sale allocable to the affiliated funds. The Managing Shareholder did not receive any payments from the Fund or Trust V as a result of the sale.

THE RIDGEWOOD POWER GROWTH FUND

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(dollar amounts in thousands, except per share data)

The Fund records short-term payables to and receivables from other affiliates in the ordinary course of business. The amounts payable to and receivables from the other affiliates do not bear interest. At December 31, 2008 and 2007, the Fund had outstanding receivables and payables as follows:

	Due from	Due to
	2008	2008	2007

RPM	$–	$36	$406
RRP	–	1,072	–
Trust V	–	189	–
Egypt Fund	–	451	98
RUK	–	–	196
Other affiliates	15	–	–

Total	$15	$1,748	$700

13.	ASSETS BY LOCATION

At December 31, 2008 and 2007, assets by geographic location were as follows:

	2008		2007
	US	Egypt	US	Egypt

Total assets	$6,572	$26,232	$9,845	$22,342

Annex F

THE RIDGEWOOD POWER GROWTH FUND

CONDENSED CONSOLIDATED BALANCE SHEETS
(dollar amounts in thousands, excepts share data)

	September 30,	December 31,
	2009	2008
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$2,269	$1,120
Accounts receivable, net of allowance	1,530	1,425
Due from affiliates	15	15
Inventory	1,215	1,242
Assets held for sale	5,383	5,533
Deferred tax asset, net of valuation allowance	1,242	858
Prepaid expenses and other current assets	1,048	502

Total current assets	12,702	10,695
Property, plant and equipment, net	21,347	21,976
Other assets	13	133

Total assets	$34,062	$32,804

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$887	$1,037
Liabilities related to assets held for sale	958	1,174
Long-term debt – current portion	1,260	1,803
Due to affiliates	4,570	1,748

Total current liabilities	7,675	5,762
Long-term debt – noncurrent portion	501	1,284
Other liabilities	1,179	1,264
Deferred tax liability	1,080	858

Total liabilities	10,435	9,168

Commitments and contingencies

Equity:
Investor Shareholders’ equity (658.2067 Investor Shares issued and outstanding)	16,392	17,078
Managing Shareholder’s accumulated deficit (1 management share issued and outstanding)	(404)	(396)

Total Growth Fund shareholders’ equity	15,988	16,682
Noncontrolling interest in subsidiary	7,639	6,954

Total equity	23,627	23,636

Total liabilities and equity	$34,062	$32,804

The accompanying notes are an integral part of these condensed consolidated financial statements.

THE RIDGEWOOD POWER GROWTH FUND

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, dollar amounts in thousands, except per share data)

	Nine Months		Three Months
	Ended		Ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenues	$9,732	$9,471	$3,785	$3,931
Cost of revenues	5,997	6,046	2,236	2,440

Gross profit	3,735	3,425	1,549	1,491

Operating expenses:
General and administrative expenses	2,450	3,137	744	937
Management fee to Managing Shareholder	1,234	1,234	411	411

Total operating expenses	3,684	4,371	1,155	1,348

Income (loss) from operations	51	(946)	394	143

Other income (expense):
Interest income	40	26	24	9
Interest expense	(353)	(246)	(115)	(115)
Other (expense) income, net	(166)	(42)	80	(38)

Total other expense, net	(479)	(262)	(11)	(144)

(Loss) income from continuing operations before income tax	(428)	(1,208)	383	(1)
Income tax expense	(209)	(238)	(40)	(117)

(Loss) income from continuing operations	(637)	(1,446)	343	(118)
Income (loss) from discontinued operations, net of income tax	419	329	(186)	(118)

Net loss (income)	(218)	(1,117)	157	(236)
Net earnings attributable to noncontrolling interest	(648)	(429)	(229)	(142)

Net loss attributable to Growth Fund	$(866)	$(1,546)	$(72)	$(378)

Amount attributable to Growth Fund shareholders – Net (loss) income:
Continuing operations	$(1,163)	$(1,779)	$59	$(294)
Discontinued operations	297	233	(131)	(84)

	$(866)	$(1,546)	$(72)	$(378)

Managing Shareholder – Net (loss) income:
Continuing operations	$(12)	$(18)	$–	$(3)
Discontinued operations	3	2	(1)	(1)
Investor Shareholders – Net (loss) income:
Continuing operations	(1,151)	(1,761)	59	(291)
Discontinued operations	294	231	(130)	(83)
Net (loss) income per Investor Share:
Continuing operations	(1,749)	(2,676)	89	(442)
Discontinued operations	447	351	(197)	(125)
Distributions per Investor Share	–	1,000	–	–

The accompanying notes are an integral part of these condensed consolidated financial statements.

THE RIDGEWOOD POWER GROWTH FUND

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)
NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(unaudited, dollar amounts in thousands)

	Growth Fund Shareholders’ Equity (Deficit)
	Investor	Managing	Noncontrolling	Total
	Shareholders’ Equity	Shareholder Deficit	Interest	Equity

Balance at December 31, 2008	$17,078	$(396)	$6,954	$23,636
Net (loss) income	(857)	(9)	648	(218)
Foreign currency translation adjustment	171	1	81	253
Cash distributions	–	–	(44)	(44)

Balance at September 30, 2009	$16,392	$(404)	$7,639	$23,627

Balance at December 31, 2007	$20,002	$(374)	$6,902	$26,530
Net (loss) income	(1,531)	(15)	429	(1,117)
Foreign currency translation adjustment	130	1	49	180
Cash distributions	(658)	–	(431)	(1,089)

Balance at September 30, 2008	$17,943	$(388)	$6,949	$24,504

The accompanying notes are an integral part of these condensed consolidated financial statements

THE RIDGEWOOD POWER GROWTH FUND

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, dollar amounts in thousands)

	Nine Months Ended September 30,
	2009	2008

Cash flows from operating activities:
Net cash provided by operating activities	$3,789	$1,707

Cash flows from investing activities:
Capital expenditures	(1,237)	(4,430)
Investment in subsidiary	–	(137)
Collections from notes receivable	–	202

Net cash used in investing activities	(1,237)	(4,365)

Cash flows from financing activities:
Proceeds from loans payable to third party	–	2,000
Repayments under bank loans	(1,340)	(275)
Cash distributions to noncontrolling interest	(44)	(431)
Cash distributions to shareholders	–	(658)

Net cash (used in) provided by financing activities	(1,384)	636

Effect of exchange rate on cash and cash equivalents	(19)	34

Net increase (decrease) in cash and cash equivalents	1,149	(1,988)
Reclassification of US Hydro cash and cash equivalents to assets held for sale	–	(154)
Cash and cash equivalents, beginning of period	1,120	4,271

Cash and cash equivalents, end of period	$2,269	$2,129

The accompanying notes are an integral part of these condensed consolidated financial statements.

THE RIDGEWOOD POWER GROWTH FUND

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, dollar amounts in thousands)

1.	DESCRIPTION OF BUSINESS

The Ridgewood Power Growth Fund (the “Fund”) is a Delaware trust formed in February 1997. The Fund began offering shares in February 1998 and concluded its offering in April 2000. The objective of the Fund is to provide benefits to its shareholders through a combination of distributions of operating cash flow and capital appreciation. The Managing Shareholder of the Fund is Ridgewood Renewable Power LLC (the “Managing Shareholder”). The Fund has been organized to invest primarily in independent power generation facilities, water desalinization plants and other infrastructure projects both in the US and abroad. Certain projects owned by the Fund have characteristics that qualify them for government incentives.

The Fund’s accompanying condensed consolidated financial statements include the accounts of the Fund and its majority-owned subsidiaries, Ridgewood US Hydro Corporation (“US Hydro”) and Ridgewood Near East Holdings LLC (“NEH”).

The Fund owns a 70.8% interest in US Hydro and the remaining 29.2% noncontrolling interest is owned by Ridgewood Electric Power Trust V (“Trust V”). In addition, the Fund owns a 68.1% interest in NEH and the remaining noncontrolling interests are owned by Trust V (14.1%) and Ridgewood/Egypt Fund (“Egypt Fund”) (17.8%). The interests of Trust V and Egypt Fund are presented as noncontrolling interests in the condensed consolidated financial statements.

At December 31, 2008 and September 30, 2009, NEH’s wholly-owned subsidiary, Ridgewood Egypt for Infrastructure LLC (Egypt) (“REFI”) owned 75.9%, through a combination of direct and indirect ownership, of Sinai For Environmental Services S.A.E. The interests of the other owners are also presented as noncontrolling interests in the condensed consolidated financial statements.

The Managing Shareholder is marketing US Hydro and REFI for sale, which represent the only remaining investments of the Fund. The Managing Shareholder cannot predict the timing of the sale process, the terms of any sale or whether any sales will occur.

On December 22, 2008, US Hydro met the criteria of being classified as held for sale. The Fund has reflected the results of US Hydro operations as discontinued operations in the accompanying condensed consolidated statements of operations for all periods presented. Accordingly, historical amounts in the condensed consolidated statements of operations have been restated to reflect the discontinued operations. The assets of US Hydro being marketed for sale and the related liabilities are reflected as held for sale on the condensed consolidated balance sheets at September 30, 2009 and December 31, 2008, as discussed in Note 4.

2.	BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements are unaudited and have been prepared pursuant to the rules of the United States Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted pursuant to SEC rules. These condensed consolidated financial statements should be read in conjunction with the Fund’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on April 10, 2009 (the “2008

THE RIDGEWOOD POWER GROWTH FUND

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited, dollar amounts in thousands)

Form 10-K”). No significant changes have been made to the Fund’s accounting policies and estimates disclosed in its 2008 Form 10-K.

In the opinion of management, the condensed consolidated financial statements as of September 30, 2009, and for the nine and three months ended September 30, 2009 and 2008, include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the consolidated financial position, results of operations and cash flows for the periods presented. The results of operations for the nine and three months ended September 30, 2009 and 2008, are not necessarily indicative of the results to be expected for the full year or any other period.

The Fund has evaluated subsequent events and transactions through November 12, 2009, the date of the issuance of its financial statements, and concluded that there were no such events or transactions that require adjustments to, or disclosure in the notes to, the condensed consolidated financial statements.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

Accounting for Uncertainty in Income Taxes

In June 2006, the Financial Accounting Standards Board (“FASB”) issued accounting guidance for uncertainty in income taxes. This guidance clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This guidance also discusses derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. In December 2008, the FASB deferred the effective date of accounting for uncertainty in income taxes for certain nonpublic enterprises to fiscal years beginning after December 15, 2008. The Fund concluded that it was eligible for this deferral and therefore, the Fund adopted the guidance effective January 1, 2009, with no material impact on the Fund’s condensed consolidated financial statements.

In September 2009, the FASB issued additional implementation guidance on accounting for uncertainty in income taxes and also amended certain disclosures required by nonpublic enterprises. The Fund adopted this guidance effective September 30, 2009, with no material impact on the Fund’s condensed consolidated financial statements.

Fair Value Measurements

In February 2008, the FASB issued guidance which delayed the effective date of fair value measurements for non-financial assets and non-financial liabilities for the Fund until January 1, 2009, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Fund adopted this guidance effective January 1, 2009, with no material impact on the Fund’s condensed consolidated financial statements.

In April 2009, the FASB issued additional guidance relating to factors to consider in estimating fair value when there has been a significant decrease in market activity for a financial asset. The Fund adopted this guidance effective June 30, 2009, with no material impact on the Fund’s condensed consolidated financial statements.

THE RIDGEWOOD POWER GROWTH FUND

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited, dollar amounts in thousands)

In August 2009, the FASB amended its previous guidance regarding the fair value measurements and disclosures in order to reduce potential uncertainty in financial reporting when measuring the fair value of liabilities. The Fund adopted this guidance effective September 30, 2009, with no material impact on the Fund’s condensed consolidated financial statements.

Noncontrolling Interests in Consolidated Financial Statements

In December 2007, the FASB issued guidance regarding noncontrolling interests in consolidated financial statements, which requires that ownership interests in subsidiaries held by parties other than the parent, and the amount of consolidated net income attributable to noncontrolling interests, be clearly identified, labeled, and presented in the consolidated financial statements within equity, but separate from the parent’s equity. It also requires that once a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. Sufficient disclosures are required to clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This guidance became effective for the Fund beginning January 1, 2009. Except for the presentation and disclosure requirements, which are applied retrospectively for all periods presented subsequent to the adoption, the adoption of this guidance had no material impact on the Fund’s condensed consolidated financial statements.

Subsequent Events

In May 2009, the FASB issued guidance regarding subsequent events which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The Fund adopted this guidance effective June 30, 2009, with no material impact on the Fund’s condensed consolidated financial statements.

Consolidation of Variable Interest Entities

In June 2009, the FASB amended previous guidance regarding the consolidation of variable interest entities. This guidance eliminates exceptions to consolidating qualifying special-purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a company is the primary beneficiary of a variable interest entity. This guidance also contains a new requirement that any term, transaction, or arrangement that does not have a substantive effect on an entity’s status as a variable interest entity, a company’s power over a variable interest entity, or a company’s obligation to absorb losses or its right to receive benefits of an entity must be disregarded in applying the guidance to consolidation of variable interest entities. This guidance will become effective for the Fund beginning January 1, 2010. The Fund is currently evaluating the impact of adopting this guidance on its condensed consolidated financial statements.

FASB Accounting Standards Codification

In June 2009, the FASB announced the FASB Accounting Standards Codification (the “Codification”) as the single source of authoritative non-governmental GAAP superseding existing

THE RIDGEWOOD POWER GROWTH FUND

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited, dollar amounts in thousands)

codification from the FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force, and related accounting literature. Effective September 30, 2009, the Codification superseded all existing non-SEC accounting and reporting standards and all other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative. The Fund adopted the Codification with no material impact on its condensed consolidated financial statements.

4.	ASSETS HELD FOR SALE/DISCONTINUED OPERATIONS

In the fourth quarter of 2008, US Hydro became qualified to be classified as held for sale. As such, the assets and liabilities of US Hydro, excluding deferred net tax assets, are presented as assets held for sale and liabilities related to assets held for sale in the condensed consolidated balance sheets at September 30, 2009 and December 31, 2008. The US Hydro results are presented as discontinued operations in the condensed consolidated statements of operations for all periods presented.

Assets held for sale and liabilities related to assets held for sale on the Fund’s September 30, 2009 and December 31, 2008 condensed consolidated balance sheets were as follows:

	September 30,	December 31,
	2009	2008

ASSETS
Cash	$30	$122
Accounts receivable	76	262
Notes receivable – current	1,058	1,161
Prepaid and other current assets	520	275
Property, plant and equipment, net	1,125	1,125
Intangibles, net	2,325	2,325
Goodwill	227	227
Other assets	22	36

Total assets	$5,383	$5,533

LIABILITIES
Accounts payable and accrued expenses	$157	$374
Due to affiliates	98	152
Deferred rent	703	648

Total liabilities	$958	$1,174

THE RIDGEWOOD POWER GROWTH FUND

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited, dollar amounts in thousands)

The following table summarizes results from discontinued operations for the nine and three months ended September 30, 2009 and 2008:

	Nine Months		Three Months
	Ended		Ended
	September 30,		September 30,
	2009	2008	2009	2008

Total revenues	$2,524	$3,244	$282	$643

Cost of revenues	1,097	1,994	420	677
Operating expenses	1,366	1,376	367	558
Other income, net	(50)	(67)	(13)	(11)
Income tax benefit	(308)	(388)	(306)	(463)

Total expenses, net	2,105	2,915	468	761

Income (loss) from discontinued operations, net of income tax	419	329	(186)	(118)
Net (earnings) loss attributable to noncontrolling interest	(122)	(96)	55	34

Income (loss) from discontinued operations attributable to Growth Fund	$297	$233	$(131)	$(84)

5.	CASH AND CASH EQUIVALENTS

The Fund considers all highly liquid investments with maturities, when purchased, of three months or less as cash and cash equivalents. At September 30, 2009, the Fund had cash deposits held in foreign banks, which do not provide insurance, of $2,227. At September 30, 2009, remaining cash balances were held in US banks and did not exceed federal insured limits.

6.	INVENTORY

At September 30, 2009 and December 31, 2008, inventories were as follows:

	September 30,	December 31,
	2009	2008

Consumables	$1,138	$1,165
Fuel	77	77

Total	$1,215	$1,242

7.	INCOME TAXES

The Fund’s Egyptian operations operate under a ten-year income tax holiday that expires between December 31, 2009 and December 31, 2012. For the nine months ended September 30, 2009 and 2008, the Fund recorded income tax expense of $209 and $238, respectively, resulting from book to tax differences that are scheduled to exist at the expiration of the tax holiday. For the three months ended September 30, 2009 and 2008, the Fund recorded income tax expense of $40 and $117, respectively.

THE RIDGEWOOD POWER GROWTH FUND

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited, dollar amounts in thousands)

8.	TRANSACTIONS WITH AFFILIATES

The Fund records short-term payables to and receivables from certain of its affiliates in the ordinary course of business. The amounts payable to and receivable from its affiliates, other than amounts relating to management fees, do not bear interest. At September 30, 2009 and December 31, 2008, the Fund had outstanding receivables and payables as follows:

	Due from		Due to
	September 30,	December 31,	September 30,	December 31,
	2009	2008	2009	2008

Ridgewood Power Management LLC	$–	$–	$9	$36
Ridgewood Renewable Power LLC	–	–	3,595	1,072
Trust V	–	–	400	189
Egypt Fund	–	–	566	451
Other affiliates	15	15	–	–

	$15	$15	$4,570	$1,748

Amounts due to Trust V and Egypt Fund represents amounts due from its unconsolidated subsidiary, NEH, and not the Fund itself.

9.	COMMITMENTS AND CONTINGENCIES

The US Hydro facility at Union Falls, New York has leased the site under a non-cancelable long-term lease which terminates in 2024. Rent expense on a straight-line basis at this site was $221 for each of the nine months ended September 30, 2009 and 2008, and $74 for each of the three months ended September 30, 2009 and 2008, which is reflected in the results from discontinued operations, net of income taxes in the condensed consolidated statements of operations. The facility of US Hydro at the Box Canyon dam in Siskiyou County, California is owned subject to a ground lease which US Hydro has accounted for as an operating lease. The lease terminates on December 31, 2010, at which time US Hydro is obligated to transfer the facility at the site to the Siskiyou County Flood Control and Water Conservation District. The lease payment for Box Canyon was $375 for each of the nine months ended September 30, 2009 and 2008, and $125 for each of the three months ended September 30, 2009 and 2008, which is reflected in the results from discontinued operations, net of income taxes in the condensed consolidated statements of operations.

On December 30, 2005, an investor in the Fund and several affiliated entities, Paul Bergeron, on behalf of himself and as Trustee for the Paul Bergeron Trust (“Bergeron”), filed a Complaint in the Federal District Court in Massachusetts. The action was brought against, among others, the Managing Shareholder and persons who are or were officers of the Managing Shareholder (the “Defendants”). In June 2009, this lawsuit was settled with the Managing Shareholder making a payment to Bergeron and purchasing its interests in funds managed by the Defendants. The amount of the settlement allocated to the Fund by the Managing Shareholder totaled $260.

On March 20, 2007, Bergeron commenced a derivative action, in Suffolk County Superior Court, Commonwealth of Massachusetts. Bergeron joined the Fund and affiliated entities, including

THE RIDGEWOOD POWER GROWTH FUND

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
(unaudited, dollar amounts in thousands)

the Managing Shareholder and a person who is an officer of the Managing Shareholder, alleging that the allocation of the proceeds from the sale of certain assets of the Fund and affiliated entities was unfair and sought an injunction prohibiting the distribution to shareholders of such proceeds. The Superior Court denied the request by the plaintiffs for an injunction. On February 29, 2008, the plaintiffs filed an amended complaint adding two additional investors, one in the Fund and one in Trust V, as additional plaintiffs. Discovery is ongoing and no trial date has been set. While Bergeron is no longer a party to the derivative action, the other plaintiffs continue to pursue this matter.

On August 16, 2006, the Fund and several affiliated entities, including the Managing Shareholder, filed lawsuits against the former independent registered public accounting firm for the Fund and several affiliated entities, Perelson Weiner LLP (“Perelson Weiner”), in New Jersey Superior Court. The suit alleged professional malpractice and breach of contract in connection with audit and accounting services performed for the Fund and other plaintiffs by Perelson Weiner. On October 20, 2006, Perelson Weiner filed a counterclaim against the Fund and other plaintiffs, alleging breach of contract due to unpaid invoices with a combined total of approximately $1,200. Discovery is ongoing and the trial date was rescheduled to February 1, 2010. The costs and expenses of this litigation, including adverse judgments, if any, are being paid by the Managing Shareholder and affiliated management companies and not the underlying investment funds.

The Fund may become subject to legal proceedings involving ordinary and routine claims related to its business. The ultimate legal and financial liability with respect to all such matters cannot be estimated with certainty and requires the use of estimates in recording liabilities for potential litigation settlements. Estimates for losses from litigation are disclosed if considered reasonably possible and accrued if considered probable after consultation with outside counsel. If estimates of potential losses increase or the related facts and circumstances change in the future, the Fund may be required to record additional litigation expense. While it is not possible to predict the outcome of the litigation discussed in this Note with certainty and some lawsuits, claims or proceedings may be disposed of unfavorably to the Fund, based on its evaluation of matters which are pending or asserted, the Fund’s management believes the disposition of such matters will not have a material adverse effect on the Fund’s business or its financial condition or results of operations.

Annex G

THE RIDGEWOOD POWER GROWTH FUND
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the operating results and financial condition of The Ridgewood Power Growth Fund (“Growth Fund”) should be read in conjunction with its financial statements and notes as of September 30, 2009 and December 31, 2008, which appear elsewhere in this consent statement as Annexes E and F.

Forward-Looking Statements

Certain statements in Annexes E, F and G to the consent statement constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Growth Fund’s plans, objectives and expectations for future events and include statements about Growth Fund’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. These statements are based upon management’s expectations, opinions and estimates as of the date they are made. Although management believes that the expectations, opinions and estimates reflected in these forward-looking statements are reasonable, such forward-looking statements are subject to known and unknown risks and uncertainties that may be beyond the Growth Fund’s control, which could cause actual results, performance and achievements to differ materially from the results, performance and achievements projected, expected, expressed or implied by the forward-looking statements. Examples of events that could cause actual results to differ materially from historical results or those anticipated include:

•	the timing or terms of any sale of the Growth Fund’s assets,

•	the outcome of commitments and contingencies of the Growth Fund,

•	changes in political or economic conditions, or federal or state regulatory structures,

•	government mandates,

•	the ability of customers to pay for water and energy received,

•	supplies and prices of fuel and water,

•	operational status of generating plants, including mechanical breakdowns, and

•	volatility in the price for electric energy and water.

Additional information concerning the factors that could cause actual results to differ materially from those in the forward-looking statements is contained elsewhere in this consent statement, including under “Forward-Looking Statements”, and in Item 1A. “Risk Factors”, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Growth Fund’s 2008 Form 10-K filed with the United States Securities and Exchange Commission (“SEC”) on April 10, 2009 (“2008 Form 10-K”). Any forward-looking statement that the Growth Fund makes, speaks only as of the date of the statement. The Growth Fund undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events or otherwise, except as required by law.

Overview

The Growth Fund is a Delaware trust formed on February 18, 1997 primarily to make investments in projects and businesses in the energy and infrastructure sectors both in the US and abroad. Ridgewood Renewable Power LLC (“RRP”), a New Jersey limited liability company, is the Managing Shareholder. As the Managing Shareholder, RRP has direct and exclusive control over the management and operations of the Growth Fund.

Historically, the Growth Fund focused primarily on small scale projects fueled by renewable sources of fuel and on water treatment facilities in remote locations serving hotel resort developments. These projects allowed the Growth Fund to develop secure long-term positions in attractive specialty markets for products and services provided by its projects and companies. As of September 30, 2009 and December 31, 2008, the projects in which the Growth Fund had investments were located in the United States and Egypt. As of September 30, 2009, the Growth Fund had investments in hydro-electric generating projects in the US with total capacity of 15 megawatts (“MW”), and in projects in Egypt with the capacity to produce approximately 38,650 cubic meters (approximately 10 million gallons) of potable water per day and electricity generating capacity of approximately 24MW. The Growth Fund’s hydro-electric operations were sold in November 2009.

The Growth Fund’s consolidated financial statements in Annexes E and F include the accounts of the Growth Fund and its majority-owned subsidiaries Ridgewood US Hydro Corporation (“US Hydro”) and Ridgewood Near East Holdings LLC (“NEH”). The Growth Fund owns a 68.1% interest in NEH and the remaining noncontrolling minority interests are owned 14.1% by Ridgewood Electric Power Trust V (“Trust V”) and 17.8% by Ridgewood/Egypt Fund (“Egypt Fund”). The Growth Fund, through November 20, 2009, owned a 70.8% interest in US Hydro with the remaining 29.2% noncontrolling minority interest owned by Trust V. At September 30, 2009 and December 31, 2008, NEH’s wholly-owned subsidiary, Ridgewood Egypt for Infrastructure LLC (Egypt) (“REFI”) owned 75.9%, through a combination of direct and indirect ownership, of Sinai For Environmental Services S.A.E. (“Sinai”).

The interests of Trust V and Egypt Fund, and the noncontrolling minority interests of Sinai, are presented as either minority or noncontrolling interests in the consolidated financial statements.

The Managing Shareholder has announced its intention to market for sale the assets of NEH, which represents the only remaining investment of the Growth Fund. The Managing Shareholder cannot predict the timing of the sale process or whether any sale will occur.

On December 22, 2008, US Hydro met the criteria of being classified as assets held for sale. The Growth Fund has reflected the results of US Hydro as discontinued operations in the accompanying consolidated statements of operations for all periods presented in Annexes E and F. Accordingly, historical amounts in the consolidated statements of operations have been restated to reflect the discontinued operations. The assets and liabilities related to US Hydro were reflected as held for sale on the consolidated balance sheets for all periods presented. As a result of the reclassification, 100% of the Growth Fund’s reported revenues are generated in Egypt in its local currency.

Sale of US Hydro

On November 20, 2009, US Hydro was sold for cash to KEI (USA) Power Management Inc. and certain of its subsidiaries (the “Hydro Buyers”). The Hydro Buyers are affiliated with Kruger Energy, Inc. a Canada-based international company. The sale of US Hydro was in conjunction with the sale of other hydro-electric facilities owned by other trusts managed by RRP. The total purchase price, net of reductions for estimated net working capital totaled $12.7 million of which $5.4 million was for the sale of US Hydro and is subject to a post-closing adjustment relating to estimated net working capital.

Critical Accounting Policies and Estimates

The discussion and analysis of the Growth Fund’s financial condition and results of operations are based upon the Growth Fund’s consolidated financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). In preparing these financial statements, the Growth Fund is required to make certain estimates, judgments and assumptions. These estimates, judgments and assumptions affect the reported amounts of the Growth Fund’s assets and liabilities, including the disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of the Growth Fund’s revenues and expenses during the periods presented. The Growth Fund evaluates these estimates and assumptions on an ongoing basis. The Growth Fund bases its estimates and assumptions on historical experience and on various other factors that the Growth Fund believes to be reasonable at the time the estimates and assumptions are made. However, future events and their effects cannot be predicted with absolute certainty. Therefore, the determination of estimates requires the exercise of judgment. Actual results may differ from these estimates and assumptions under different circumstances or conditions, and such differences may be material to the consolidated financial statements.

No significant changes have been made to the Growth Fund’s accounting policies and estimates at December 31, 2008 as disclosed in Annex E to this consent statement.

In the opinion of management, the condensed consolidated financial statements as of September 30, 2009, and for the nine and three months ended September 30, 2009 and 2008, include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the consolidated financial position, results of operations and cash flows for the periods presented. The results of operations for the nine and three months ended September 30, 2009 and 2008, are not necessarily indicative of the results to be expected for the full year or any other period.

Recent Accounting Pronouncements

Accounting for Uncertainty in Income Taxes

In June 2006, the Financial Accounting Standards Board (“FASB”) issued accounting guidance for uncertainty in income taxes. This guidance clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This guidance also discusses derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. In December 2008, the FASB deferred the effective date of accounting for uncertainty in income taxes for certain nonpublic enterprises to fiscal years beginning after December 15, 2008. The Growth Fund concluded that it was eligible for this deferral and therefore, the Growth Fund adopted the guidance effective January 1, 2009, with no material impact on the Growth Fund’s consolidated financial statements.

In September 2009, the FASB issued additional implementation guidance on accounting for uncertainty in income taxes and also amended certain disclosures required by nonpublic enterprises.

The Growth Fund adopted this guidance effective September 30, 2009, with no material impact on the Growth Fund’s consolidated financial statements.

Fair Value Measurements

In February 2008, the FASB issued guidance which delayed the effective date of fair value measurements for non-financial assets and non-financial liabilities for the Growth Fund until January 1, 2009, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Growth Fund adopted this guidance effective January 1, 2009, with no material impact on the Growth Fund’s consolidated financial statements.

In April 2009, the FASB issued additional guidance relating to factors to consider in estimating fair value when there has been a significant decrease in market activity for a financial asset. The Growth Fund adopted this guidance effective June 30, 2009, with no material impact on the Growth Fund’s consolidated financial statements.

In August 2009, the FASB amended its previous guidance regarding the fair value measurements and disclosures in order to reduce potential uncertainty in financial reporting when measuring the fair value of liabilities. The Growth Fund adopted this guidance effective September 30, 2009, with no material impact on the Growth Fund’s consolidated financial statements.

Noncontrolling Interests in Consolidated Financial Statements

In December 2007, the FASB issued guidance regarding noncontrolling interests in consolidated financial statements, which requires that ownership interests in subsidiaries held by parties other than the parent, and the amount of consolidated net income attributable to noncontrolling interests, be clearly identified, labeled, and presented in the consolidated financial statements within equity, but separate from the parent’s equity. It also requires that once a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. Sufficient disclosures are required to clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This guidance became effective for the Growth Fund beginning January 1, 2009. Except for the presentation and disclosure requirements, which are applied retrospectively for all periods presented subsequent to the adoption, the adoption of this guidance had no material impact on the Growth Fund’s consolidated financial statements.

Subsequent Events

In May 2009, the FASB issued guidance regarding subsequent events which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The Growth Fund adopted this guidance effective June 30, 2009, with no material impact on the Growth Fund’s consolidated financial statements.

Consolidation of Variable Interest Entities

In June 2009, the FASB amended previous guidance regarding the consolidation of variable interest entities. This guidance eliminates exceptions to consolidating qualifying special-purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a company is the primary beneficiary of a variable interest entity. This guidance also contains a new requirement that any term, transaction, or arrangement that does not have a substantive effect on an entity’s status as a variable interest entity, a company’s power over a variable interest entity, or a company’s obligation to absorb losses or its right to receive benefits of an entity must be disregarded in applying the guidance to consolidation of variable interest entities. This guidance will become effective for the Growth Fund beginning January 1, 2010. The Growth Fund is currently evaluating the impact of adopting this guidance on its consolidated financial statements.

FASB Accounting Standards Codification

In June 2009, the FASB announced the FASB Accounting Standards Codification (the “Codification”) as the single source of authoritative non-governmental GAAP superseding existing codification from the FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force, and related accounting literature. Effective September 30, 2009, the Codification superseded all existing non-SEC accounting and reporting standards and all other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative. The Growth Fund adopted the Codification with no material impact on its consolidated financial statements.

Results of Operations

Results of continuing operations discussed below exclude the results of US Hydro, which are presented as discontinued operations in the consolidated statements of operations for all periods presented.

Nine months ended September 30, 2009 compared to the nine months ended September 30, 2008

Revenues increased approximately $0.2 million, or 2.8%, from $9.5 million for the nine months ended September 30, 2008 to $9.7 million for the same period in 2009. Revenues increased primarily due to increases in water volume sales due to additional production capacity installed during 2008 as well as increased unit prices to offset increased costs of production. Due to the global economic crisis, tourism has decreased in the market that NEH serves during the nine months ended September 30, 2009 compared to the same period in 2008. As a result, average revenue relative to installed production capacity has decreased from 2008 to the 2009 period. If tourism does not increase, revenues for 2009 could be adversely impacted and could fall below the 2008 levels.

Gross profit increased approximately $0.2 million, or 9.1%, from approximately $3.5 million for the nine months ended September 30, 2008 to $3.7 million for the same period in 2009. This increase was due to an increase in NEH revenues.

General and administrative expenses decreased $0.7 million from $3.1 million for the nine months ended September 30, 2008 to $2.4 million for the same period in 2009. This decrease was primarily attributable to a decrease in professional fees.

Income from discontinued operations, net of income tax relating to US Hydro operations increased $0.1 million from $0.3 million for the nine months ended September 30, 2008 to $0.4 million for the same period in 2009. This increase in income from discontinued operations was primarily due to a decrease in depreciation expenses in the 2009 period as US Hydro ceased depreciating its assets as of December 22, 2008, the date when US Hydro met the criteria of being classified as held for sale. This was partially offset by a decrease in US Hydro revenues primarily attributable to a decrease in electric power rates in the 2009 period compared to 2008.

The Growth Fund recorded a noncontrolling interest share in the earnings of subsidiary of $0.6 million for the nine months ended September 30, 2009 compared to $0.4 million for the same period in 2008. This was due to an increase in the net earnings of NEH in the 2009 period.

Total assets increased $1.3 million from $32.8 million at December 31, 2008 to $34.1 million at September 30, 2009 primarily due to increases in cash and cash equivalents of approximately $1.2 million, deferred tax assets related to US Hydro operations of approximately $0.3 million and prepaid expenses and other current assets of $0.5 million, partially offset by a decrease in property, plant and equipment of approximately $0.7 million. Total liabilities increased approximately $1.2 million from $9.2 million at December 31, 2008 to $10.4 million at September 30, 2009. This was primarily due to an increase in due to affiliates relating to advances from Managing Shareholder of $2.8 million, partially offset by decreases of approximately $1.4 million in long term debt and $0.2 million in accounts payable and accrued expenses.

Three months ended September 30, 2009 compared to the three months ended September 30, 2008

Revenues decreased $0.1 million, or 3.7%, from $3.9 million in the third quarter of 2008 to $3.8 million for the same period in 2009. This decrease was primarily attributable to a decrease in water volume sales resulting from a decrease in tourism in the third quarter of 2009 compared to the same period in 2008.

Costs of revenues decreased $0.2 million, or 8.4%, from $2.4 million in the third quarter of 2008 to $2.2 million for the same period in 2009. This was primarily due to a decrease in consumables.

Gross profit increased $0.1 million, or 3.9%, from $1.5 million in the third quarter of 2008 to approximately $1.6 million for the same period in 2009. This increase was due to a decrease in cost of revenues, partially offset by a decrease in revenues.

General and administrative expenses decreased $0.2 million from $0.9 million in the third quarter of 2008 to $0.7 million for the same period in 2009. This decrease was primarily attributable to a decrease in professional fees.

Year ended December 31, 2008 compared to the year ended December 31, 2007

Revenues increased $2.9 million, or 28.5%, from $10.3 million in 2007 to $13.2 million in 2008. Revenues increased primarily due to increases in water volume sales due to greater tourism in the NEH market area as well as increased unit prices to offset increased costs of production.

Cost of revenues increased $1.9 million, or 29.8%, from $6.3 million in 2007 to $8.2 million in 2008. This increase was primarily due to an increase in consumables resulting from higher fuel costs and production volumes and increased depreciation expense as a result of capital expansion at NEH.

Gross profit increased $1 million, or 26.6%, to $5 million in 2008 from approximately $4 million in 2007. This increase was due to an increase in NEH revenues, primarily resulting from NEH’s expanded capacity, partially offset by increased cost of revenues.

General and administrative expenses increased $0.5 million from $3.5 million in 2007 to $4 million in 2008. The increase was primarily attributable to an increase in professional fees.

The management fee due to the Managing Shareholder was $1.6 million for both 2008 and 2007. The management fee to the Managing Shareholder is for certain management, administrative and advisory services and office space and other facilities provided to the Growth Fund.

In 2007, the Growth Fund recorded equity income of $16.4 million from its United Kingdom investment. During the first quarter of 2007, the sale of its United Kingdom interests was completed.

The Growth Fund recorded a minority interest in the earnings of subsidiary of $0.5 million in 2008 compared to $0.3 million in 2007. The increase in the earnings of $0.2 million was primarily due to an increase in the net earnings of NEH in 2008 compared to 2007, as a result of higher revenues.

Liquidity and Capital Resources

Nine months ended September 30, 2009 compared to the nine months ended September 30, 2008

At September 30, 2009, the Growth Fund had cash and cash equivalents of $2.3 million, an increase of approximately $1.2 million from $1.1 million at December 31, 2008. Cash flows for the nine months ended September 30, 2009 were $3.8 million provided by operating activities, $1.2 million used in investing activities and $1.4 million used in financing activities.

Cash provided by operating activities for the nine months ended September 30, 2009 was $3.8 million compared to $1.7 million for the nine months ended September 30, 2008. This increase in cash flow provided by operating activities of $2.1 million in the 2009 period was primarily due to improved operating results and an increase in due to affiliates.

For the nine months ended September 30, 2009, investing activities used cash of $1.2 million compared to $4.4 million for the nine months ended September 30, 2008. This reduction in cash used of approximately $3.2 million in the 2009 period was primarily due to a decrease in capital expenditures.

Financing activities used cash of $1.4 million for the nine months ended September 30, 2009 compared to cash provided by financing activities of $0.6 million for the same period in 2008. Cash used in the 2009 period primarily included repayments of bank loans of $1.3 million. Cash provided of $0.6 million in the 2008 period included $2 million of borrowings by REFI, partially offset by $0.3 million of repayments under bank loans, $0.4 million of cash distributions to noncontrolling interest holders and $0.7 million of cash distributions to shareholders.

Year ended December 31, 2008 compared to the year ended December 31, 2007

At December 31, 2008, the Growth Fund had cash and cash equivalents of $1.1 million, a decrease of $3 million from December 31, 2007. The cash flows for 2008 were $3.6 million provided by operating activities, approximately $6.9 million used in investing activities, $0.2 million provided by financing activities and a $0.1 million positive effect of foreign exchange on cash and cash equivalents.

In 2008, the Growth Fund’s operating activities generated cash of $3.6 million compared to $2.6 million in 2007, an increase of approximately $1 million. This increase was primarily due to increased NEH gross profits.

In 2008, investing activities used cash of approximately $6.9 million compared to cash provided of $14.1 million in 2007, an increase in cash used of approximately $21 million. This increase was primarily due to $15.7 million in distributions relating to the 2007 sale of operating projects located in the United Kingdom and an increase in capital expenditures of $5.3 million in 2008.

In 2008, the Growth Fund’s financing activities provided cash of $0.2 million, which represents $2 million of loan proceeds received by REFI, partially offset by $0.7 million used for loan repayments and $1.1 million used for cash distributions to shareholders and minority interest. In 2007, the Growth Fund used $15 million of cash in financing activities, which represents $14.2 million used for cash distributions to shareholders and approximately $0.8 million used for repayments under a bank loan.

Future Liquidity and Capital Resource Requirements

In connection with the sale of US Hydro, the Growth Fund received $3.8 million of cash proceeds, before transaction expenses relating to the sale. The Growth Fund expects cash flows from operating activities, along with existing cash, cash equivalents and borrowing capabilities, including cash advances from the Managing Shareholder, will be sufficient to provide working capital and Growth Fund capital expenditures for the next 12 months. Due to the Growth Fund’s available cash balances, as of September 30, 2009, the Managing Shareholder had advanced the Growth Fund $3.6 million, including the postponement of the collection of its management fees. The Managing Shareholder expects to continue charging its fees, but anticipates postponing collection of a portion of these amounts due until such time the Growth Fund has sufficient cash balances to pay these fees. Unpaid management fees as of September 30, 2009 were $1.9 million for the 2008 and 2009 period and accrue interest at 10% per annum. Cash advances from the Managing Shareholder do not bear interest. A portion of the proceeds from the sale of US Hydro were used to repay amounts due to the Managing Shareholder.

Off-Balance Sheet Arrangements

The Growth Fund has no off-balance sheet arrangements.

Contractual Obligations and Commitments

The following table provides a summary of the Growth Fund’s share of contractual obligations at December 31, 2008 (in thousands).

	Payments due by period at December 31, 2008
		Less than	1-3	3-5	More than
	Total	1 Year	Years	Years	5 Years

Long-term debt – Sinai(1)	$1,436	$480	$956	$–	$–
Long-term debt – REFI(2)	1,651	1,323	328	–	–
Minimum lease payment(3)	6,216	720	975	523	3,998
Consulting agreement settlement(4)	1,130	101	235	241	553

Total	$10,433	$2,624	$2,494	$764	$4,551

(1)	The Sinai loan, which is secured by a part of its assets, bears interest at 11.5% per annum and is denominated in Egyptian pounds. The provision of the loan restricts Sinai from paying dividends to its shareholders or obtaining credit from other banks. At December 31, 2008, Sinai was in compliance with the terms of its loan.

(2)	Concurrent with a proposed sale of REFI, which was subsequently terminated, the prospective buyer entered into a loan agreement, dated June 5, 2008, with REFI pursuant to which the buyer loaned $2 million to REFI, at an interest rate of 10% per annum on an unsecured basis, for the purpose of financing general corporate operations, including the purchase of equipment, and providing REFI with working capital. The loan is to be repaid in US dollars by REFI commencing 120 days after the making of the loan and is payable on a monthly basis over the successive 17 months. The loan did not provide for acceleration of the loan in the event of the termination of the sale and purchase agreement, which has since occurred.

(3)	Upon the sale of US Hydro, the Growth Fund no longer has any obligations or liabilities with respect to the debt agreements described herein. The facility at Union Falls has leased the site at its facility under a non-cancelable long-term lease which terminates in 2024. Rent expense on a straight-line basis at this site was $295 for the year ended December 31, 2008. The facility of US Hydro at the Box Canyon dam in Siskiyou County, California is owned subject to a ground lease which the Fund treats for financial reporting purposes as an operating lease. The lease terminates on December 31, 2010, at which time US Hydro is obligated to transfer the facility at the site to the Siskiyou County Flood Control and Water Conservation District. The lease payment for Box Canyon was $500 for the year ended December 31, 2008.

(4)	In April 2005, NEH agreed to a settlement with a consultant, whereby NEH will make quarterly payments of $30 for as long as the Egypt projects remain operational. In the event that the Egypt projects are sold, an amount equal to the present value of the subsequent ten years of payments would be made in settlement of the remaining obligation. In addition, in November 2003, NEH agreed to a settlement with a consultant, whereby NEH made a single payment of $281 and will make monthly installment payments of $8 until June 2013.

CONSENT CARD

THE RIDGEWOOD POWER GROWTH FUND
CONSENT TO ACTION IN WRITING IN LIEU OF A MEETING OF SHAREHOLDERS
CONSENT SOLICITED ON BEHALF OF THE RIDGEWOOD POWER GROWTH FUND BY ITS
MANAGING SHAREHOLDER, RIDGEWOOD RENEWABLE POWER LLC

14 Philips Parkway, Montvale, New Jersey 07645-1811
Fax: (201) 447-0474

This consent is solicited on behalf of The Ridgewood Power Growth Fund by its Managing Shareholder, Ridgewood Renewable Power LLC. When properly executed and timely delivered to the Managing Shareholder at the address or via the facsimile number above, this consent will be counted as designated by the undersigned. If this Consent Card is signed, dated, and delivered to the Managing Shareholder with no designation by the undersigned, it will constitute the shareholder’s consent with respect to all investor shares of beneficial interest of the Growth Fund beneficially owned by such shareholder to APPROVE the proposal below.

PROPOSAL:

To approve the Sale and approve and adopt the Sale and Purchase Agreement, dated as of December 10, 2009, by and among Ridgewood Near East Holdings LLC, RW Egyptian Holdings, LLC, Mr. Zaki Girges and El Orouba for Water Desalination S.A.E. and the transactions contemplated thereby and relating thereto.

☑ PLEASE MARK AS IN THIS EXAMPLE
(Mark only ONE of the following three boxes)

☐ Approve                    ☐ Not Approve                    ☐ Abstain

THE MANAGING SHAREHOLDER RECOMMENDS THAT YOU “APPROVE” THE PROPOSAL.

If you affirmatively elect to abstain, or if you fail to return this Consent Card, it will have the same effect as NOT APPROVING the proposal. If you sign, date, and deliver this Consent Card to the Managing Shareholder but provide no instructions, this Consent Card will be deemed to constitute your consent to APPROVE the proposal with respect to all investor shares of beneficial interest of the Growth Fund that you beneficially own.

IMPORTANT — PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS CONSENT CARD.  When investor shares of beneficial interest of the Growth Fund are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.  THE DEADLINE FOR RETURNING THIS CONSENT TO THE MANAGING SHAREHOLDER OF THE RIDGEWOOD POWER GROWTH FUND IS NO LATER THAN 5:00 PM EASTERN TIME ON [    •    ], [    •    ] (unless extended by the Managing Shareholder).

NAME OF SHAREHOLDER:	SHARES:

SIGNATURE of Shareholder:	Date:

SIGNATURE of Shareholder:	Date: